                                                                    Exhibit 10.1

 ===============================================================================

                                    364-DAY
                               CREDIT AGREEMENT

                           Dated as of May 29, 1998

                                     Among

                        TRUE NORTH COMMUNICATIONS INC.,

                                 as  Borrower,
                                 --  --------

                                      and

                       THE INITIAL LENDERS NAMED HEREIN,

                              as Initial Lenders,
                              -- ------- -------

                                      and

                                CITIBANK, N.A.,

                            as Administrative Agent
                            -- -------------- -----

================================================================================

                               TABLE OF CONTENTS
                                                                            Page

                  ARTICLE I DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.01.  Certain Defined Terms........................................   1
SECTION 1.02.  Computation of Time Periods..................................  20
SECTION 1.03.  Accounting Terms.............................................  20

             ARTICLE II AMOUNTS AND TERMS OF THE ADVANCES

SECTION 2.01.  The Revolving Credit Advances................................  20
SECTION 2.02.  Making the Revolving Credit Advances.........................  21
SECTION 2.03.  The Competitive Bid Advances.................................  22
SECTION 2.04.  Fees.........................................................  25
SECTION 2.05.  Termination or Reduction of the Commitments..................  26
SECTION 2.06.  Repayment of Advances........................................  26
SECTION 2.07.  Interest on Revolving Credit Advances........................  26
SECTION 2.08.  Interest Rate Determination and Availability.................  28
SECTION 2.09.  Optional Conversion of Revolving Credit Advances.............  29
SECTION 2.10.  Prepayments of Revolving Credit Advances.....................  30
SECTION 2.11.  Increased Costs..............................................  31
SECTION 2.12.  Illegality...................................................  32
SECTION 2.13.  Payments and Computations....................................  32
SECTION 2.14.  Taxes........................................................  34
SECTION 2.15.  Sharing of Payments, Etc.....................................  36
SECTION 2.16.  Increase in the Aggregate Commitments........................  36
SECTION 2.17.  Extension of Revolver Termination Date.......................  38
SECTION 2.18.  Substitution of Currency.....................................  40
SECTION 2.19.  Use of Proceeds..............................................  40

          ARTICLE III CONDITIONS TO EFFECTIVENESS AND LENDING

SECTION 3.01.  Conditions Precedent to Effectiveness of Sections 2.01 and
               2.03.........................................................  40
SECTION 3.02.  Conditions Precedent to Each Revolving Credit Borrowing......  42
SECTION 3.03.  Conditions Precedent to Each Competitive Bid Borrowing.......  42
SECTION 3.04.  Conditions Precedent to Each Increase Date and Each
               Extension Date...............................................  42
SECTION 3.05.  Determinations Under Section 3.01............................  43

                   ARTICLE IV REPRESENTATIONS AND WARRANTIES

SECTION 4.01.  Representations and Warranties of the Borrower...............  43

                      ARTICLE V COVENANTS OF THE BORROWER

SECTION 5.01.  Affirmative Covenants........................................  47
SECTION 5.02.  Negative Covenants...........................................  49
SECTION 5.03.  Financial Covenants..........................................  53

                         ARTICLE VI EVENTS OF DEFAULT

SECTION 6.01.  Events of Default............................................  54

                     ARTICLE VII THE ADMINISTRATIVE AGENT

SECTION 7.01.  Authorization and Action.....................................  56
SECTION 7.02.  Administrative Agent's Reliance, Etc.........................  56
SECTION 7.03.  Citibank and Affiliates......................................  57
SECTION 7.04.  Lender Credit Decision.......................................  57
SECTION 7.05.  Indemnification..............................................  58
SECTION 7.06.  Successor Administrative Agent...............................  58
SECTION 7.07.  The Sub-Agent................................................  59

                          ARTICLE VIII MISCELLANEOUS

SECTION 8.01.  Amendments, Etc..............................................  59
SECTION 8.02.  Notices, Etc.................................................  60
SECTION 8.03.  No Waiver; Remedies..........................................  60
SECTION 8.04.  Costs and Expenses...........................................  61
SECTION 8.05.  Right of Setoff..............................................  62
SECTION 8.06.  Binding Effect...............................................  63
SECTION 8.07.  Assignments and Participations...............................  63
SECTION 8.08.  Confidentiality..............................................  66
SECTION 8.09.  Governing Law................................................  67
SECTION 8.10.  Execution in Counterparts....................................  67
SECTION 8.11.  Judgment.....................................................  67
SECTION 8.12.  Jurisdiction, Etc............................................  67
SECTION 8.13.  Waiver of Jury Trial.........................................  68

                                   SCHEDULES

Schedule I         -   Commitments and Applicable Lending Offices
Schedule 3.01(b)   -   Disclosed Litigation
Schedule 5.02(b)   -   Existing Indebtedness

                                   EXHIBITS

Exhibit A-1        -   Form of Revolving Credit Promissory Note
Exhibit A-2        -   Form of Competitive Bid Promissory Note
Exhibit B-1        -   Form of Notice of Revolving Credit Borrowing
Exhibit B-2        -   Form of Notice of Competitive Bid Borrowing
Exhibit C-1        -   Form of Assignment and Acceptance
Exhibit C-2        -   Form of Assumption Agreement
Exhibit D-1        -   Form of Opinion of Assistant General Counsel of the
                       Borrower
Exhibit D-2        -   Form of Opinion of Special Counsel for the Borrower
Exhibit E          -   Form of Terms of Subordination

                           364-DAY CREDIT AGREEMENT

                           Dated as of May 29, 1998

          TRUE NORTH COMMUNICATIONS INC., a Delaware corporation (the "Borrower"), the banks, financial institutions and other institutional lenders (collectively, the "Initial Lenders") listed on the signature pages hereof and CITIBANK, N.A. ("Citibank"), as administrative agent (together with any successor thereto appointed pursuant to Article VII, the "Administrative Agent") for the Lenders (as hereinafter defined), agree as follows:

                                   ARTICLE I
                       DEFINITIONS AND ACCOUNTING TERMS

          SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and the plural forms of the terms defined):

          "Administrative Agent" has the meaning specified in the recital of parties to this Agreement.

          "Administrative Agent's Account" means (a) in the case of Advances denominated in US Dollars, the account of the Administrative Agent maintained by the Administrative Agent at Citibank at its office at Two Penns Way, New Castle, Delaware 19720, Account No. 36852248, Reference:
     True North Communications Inc., Attention: Bank Loan Syndications, (b) in the case of Advances denominated in a Foreign Currency, the account of the Sub-Agent designated from time to time by the Administrative Agent in a written notice to the Borrower and the Lenders and (c) such other account maintained by the Administrative Agent and designated by the Administrative Agent as such in a written notice to the Borrower and the Lenders.

          "Advance" means a Revolving Credit Advance or a Competitive Bid
     Advance.

          "Affiliate" means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a Person means (a) in all cases other than clause (ii) of the definition of "Eligible Assignee", the possession, direct or indirect, of the power to vote 10% or more of the Voting Stock of such Person and (b) in all cases, to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise.

          "Agreement Value" means, with respect to any Hedge Agreement at any date of determination, the amount, if any, that would be payable to any bank thereunder in respect of the "agreement value" under such Hedge Agreement if such Hedge Agreement were terminated on such date, calculated as provided in the International Swap Dealers Association, Inc. Code of Standard Wording, Assumptions and Provisions for Swaps, 1992 Edition.

          "Applicable Lending Office" means, with respect to each Lender, such Lender's Base Rate Lending Office in the case of a Base Rate Advance and such Lender's Eurocurrency Lending Office in the case of a Eurocurrency Rate Advance and, in the case of a Competitive Bid Advance, the office of such Lender notified by such Lender to the Administrative Agent as its Applicable Lending Office with respect to such Competitive Bid Advance.

     "Applicable Margin" means a percentage per annum equal to the applicable percentage set forth below for the Performance Level set forth below:


        Performance                Base Rate                  Eurocurrency
           Level                   Advances                   Rate Advances
        -----------                ----------               -----------------

             I                       0.000%                     0.275%
       ----------------------------------------------------------------------
            II                       0.000%                     0.300%
       ----------------------------------------------------------------------
            III                      0.000%                     0.375%

     The Applicable Margin for each Eurocurrency Rate Advance shall be determined by reference to the Performance Level in effect from time to time.

          "Applicable Percentage" means a percentage per annum equal to the applicable percentage set forth below for the Performance Level set forth below:

          Performance
             Level                   Facility Fee                Utilization Fee
          -----------                ------------                ---------------
               I                        0.100%                        0.050%

              II                        0.125%                        0.050%

              III                       0.175%                        0.050%

     The Applicable Percentage for the Facility Fee and the Utilization Fee shall be determined by reference to the Performance Level in effect from time to time.

          "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent and, if applicable, the Borrower, in substantially the form of Exhibit C-1 hereto.

          "Assuming Lender" means an Increasing Assuming Lender or an Extension Assuming Lender.

          "Assumption Agreement" means (a) in the case of any such agreement delivered pursuant to Section 2.17(c), an assumption agreement entered into between an Extension Assuming Lender and a Non-Consenting Lender and accepted by the Administrative Agent and the Borrower, in substantially the form of Exhibit C-2 hereto or such other form as is agreed among the applicable Extension Assuming Lender, the applicable Non-Consenting Lender, the Administrative Agent and the Borrower and (b) in the case of any such agreement delivered pursuant to Section 2.16(d), an assumption agreement entered into between an Increase Assuming Lender and the Borrower and accepted by the Administrative Agent, in form and substance satisfactory to the Administrative Agent.

          "Base Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the higher of:

               (a) the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank's base rate; and

               (b) 1/2 of one percent per annum above the Federal Funds Rate.

          "Base Rate Advance" means a Revolving Credit Advance denominated in US Dollars that bears interest as provided in Section 2.07(a)(i).

          "Base Rate Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Base Rate Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance or the Assumption Agreement pursuant to which it became a Lender, as the case may be, or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent for such purpose.


          "Borrower" has the meaning specified in the recital of the parties to this Agreement.

          "Borrowing" means a Revolving Credit Borrowing or a Competitive Bid Borrowing.

          "Business Day" means a day of the year on which banks are not required or authorized by law to close in New York, New York or Chicago, Illinois and, if the applicable Business Day relates to any Eurocurrency Rate Advances, on which dealings are carried on in the London interbank market and, if the applicable Business Day relates to any Eurocurrency Rate Advances denominated in a Foreign Currency, on which banks are open for business in London and in the country of issue of the currency of such Eurocurrency Rate Advance.

          "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time.

          "CERCLIS" means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

          "Citibank" has the meaning specified in the recital of parties to this Agreement.

          "Commitment" means, with respect to any Lender, the amount set forth in US Dollars opposite such Lender's name on the signature pages hereof under the caption "Commitment" or, if such Lender has entered into an Assignment and Acceptance, the amount set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 8.07(d) or, if such Lender has entered into an Assumption Agreement, the amount set forth as the Commitment of such Lender in its Assumption Agreement, in each case as such amount may be reduced pursuant to Section 2.05 or increased pursuant to Section 2.16.

          "Commitment Date" has the meaning specified in Section 2.16(b).

          "Commitment Increase" has the meaning specified in Section 2.16(a).

     "Competitive Bid Advance" means an advance denominated in US Dollars by a Lender to the Borrower as part of a Competitive Bid Borrowing resulting from the competitive bidding procedure described in Section 2.03.

     "Competitive Bid Borrowing" means a borrowing consisting of simultaneous Competitive Bid Advances from each of the Lenders whose offer to make one or more Competitive Bid Advances as part of such Competitive Bid Borrowing has been accepted under the competitive bidding procedure described in Section 2.03.

     "Competitive Bid Note" means a promissory note of the Borrower payable to the order of any Lender, in substantially the form of Exhibit A-2 hereto, evidencing the indebtedness of the Borrower to such Lender resulting from a Competitive Bid Advance made by such Lender.

     "Competitive Bid Offer" means any offer by a Lender to make a Competitive Bid Advance as part of a proposed Competitive Bid Borrowing pursuant to Section 2.03(a)(ii).

     "Competitive Bid Reduction" means, at any time, the deemed use of each Lender's Commitment in an amount equal to such Lender's Pro Rata Share of all outstanding Competitive Bid Advances at such time.

     "Confidential Information" means information that is furnished to the Administrative Agent or any Lender by or on behalf of the Borrower or any of its Subsidiaries in a writing designated as confidential, but does not include any such information that is or becomes generally available to the public or that is or becomes available to the Administrative Agent or such Lender from a source other than the Borrower or any such Subsidiary that is not, to the best of the Administrative Agent's or Lender's knowledge, acting in violation of a confidentiality agreement with the Borrower or any such Subsidiary.

     "Consenting Lender" has the meaning specified in Section 2.17(b).

     "Consolidated" refers to the consolidation of accounts in accordance with GAAP.

     "Consolidated EBITDA" means, for any period, (a) net income (or net loss) of the Borrower and its Subsidiaries for such period plus (b) the sum of all amounts which, in the determination of such net income (or net loss) for such period, have been deducted for (i) Consolidated Interest Expense, (ii) income tax expense, (iii) depreciation expense, (iv) amortization expense and (v) extraordinary and unusual losses deducted in calculating net income less extraordinary and unusual gains added in calculating net income, in each case determined in accordance with GAAP for such period.

     "Consolidated Interest Expense" means, with respect to the Borrower and its Subsidiaries for any period, interest expense on all Indebtedness of the Borrower and its Subsidiaries for such period (without any deduction for interest income of the Borrower and its Subsidiaries for such period), determined on a Consolidated basis and in accordance with GAAP, including, without limitation, (a) in the case of the Borrower, (i) interest expense accrued during such period in respect of Advances and (ii) all fees accrued during such period pursuant to Section 2.04, (b) the interest component of all obligations as lessee under leases that have been or should be, in accordance with

GAAP, capitalized on the Consolidated balance sheet of the Borrower and its Subsidiaries and (c) the net payment, if any, payable in connection with interest rate Hedge Agreements less the net payment, if any, received in connection with interest rate Hedge Agreements.

     "Consolidated Net Worth" means, at any date of determination, (a) total assets of the Borrower and its Subsidiaries (including, without limitation, all items that are treated as intangibles in accordance with GAAP) at such date less
(b) total liabilities of the Borrower and its Subsidiaries (including, without limitation, all deferred taxes) at such date, in each case determined on a Consolidated basis and in accordance with GAAP for such period; provided, however, that the term "Consolidated Net Worth" shall not give effect to any cumulative translation adjustments (where positive or negative) at any such date.

     "Continuing Director" means, for any period, an individual who is a member of the board of directors of the Borrower on the first day of such period or who has been nominated to the board of directors of the Borrower by a majority of the other Continuing Directors who were members of the board of directors of the Borrower at the time of such nomination.

     "Conversion", "Convert" and "Converted" each refer to a conversion of Revolving Credit Advances of one Type into Revolving Credit Advances of the other Type or the continuation of Revolving Credit Advances of the same Type for another Interest Period pursuant to Section 2.08 or 2.09.

     "Default" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

     "Disclosed Litigation" has the meaning specified in Section 3.01(b).

     "Domestic Subsidiary" means, at any time, any Subsidiary of the Borrower that is not a Foreign Subsidiary at such time.

     "Effective Date" has the meaning specified in Section 3.01.

     "Eligible Assignee" means (i) a Lender, (ii) an Affiliate of a Lender or
(iii) any other Person approved by the Administrative Agent and the Borrower as such, such approval not to be unreasonably withheld or delayed; provided, however, that (i) neither the Borrower nor an Affiliate of the Borrower shall qualify as an Eligible Assignee and (ii) the Borrower's approval shall not be required during the continuance of an Event of Default.

     "Environmental Action" means any judicial or administrative action, suit, demand, demand letter, claim, notice of noncompliance or violation, notice of liability or potential liability, proceeding, consent order or consent agreement relating in any way to any Environmental Law, Environmental Permit or Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or any third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

     "Environmental Law" means any federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, judgment, decree or judicial interpretation relating to pollution or protection of the environment, health, safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

     "Environmental Permit" means any permit, approval, identification number, license or other authorization required under any Environmental Law.

     "Equivalent" means (a) for any Foreign Currency on any date of determination, the equivalent in US Dollars of such Foreign Currency determined by using the quoted spot rate at which the Sub-Agent's principal office in London, England offers to exchange US Dollars for such Foreign Currency in London, England at the close of business on the Business Day immediately preceding such date (unless otherwise expressly stated in this Agreement) and
(b) for US Dollars on any date of determination, the Equivalent in such Foreign Currency of US Dollars determined by using the quoted spot rate at which the Sub-Agent's principal office in London, England offers to exchange such Foreign Currency for US Dollars in London, England at the close of business on the Business Day immediately preceding such date (unless otherwise expressly stated in this Agreement).

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and the rulings issued thereunder.

     "ERISA Affiliate" means any Person that for purposes of Title IV of ERISA is a member of the Borrower's controlled group, or is under common control with the Borrower, within the meaning of Section 414 of the Internal Revenue Code.

     "ERISA Event" means:

          (a) other than with respect to the True North Communications Inc. Supplemental Pension Plan, which has been terminated effective December 31, 1997 in a standard termination pursuant to Section 4041(b) of ERISA, (i) the occurrence of a reportable event, within the meaning of any of paragraphs (1) through (8) of Section 4043(c) of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC or (ii) the requirements of Section 4043(b) of ERISA with a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA could reasonably be expected to occur with respect to such Plan within the following 30 days;

          (b) the application for a minimum funding waiver with respect to a Plan;

          (c) other than with respect to the True North Communications Inc. Supplemental Pension Plan, which has been terminated effective December 31, 1997 in a standard termination pursuant to Section 4041(b) of ERISA, the provision by the administrator of any Plan of a notice of intent to terminate such Plan pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA);

          (d) the cessation of operations at a facility in the circumstances described in Section 4062(e) of ERISA of the Borrower or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA;

          (e) the withdrawal by the Borrower or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA;

          (f) the conditions for the imposition of a lien under Section 302(f) of ERISA shall have been met with respect to any Plan;

          (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA; or

          (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that could constitute grounds for the termination of, or the appointment of a trustee to administer, a Plan.

     "Eurocurrency Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Eurocurrency Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance or the Assumption Agreement pursuant to which it became a Lender, as the case may be (or, if no such office is specified, its Base Rate Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent for such purpose.

     "Eurocurrency Liabilities" has the meaning specified in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

     "Eurocurrency Rate" means, for any Interest Period for each Eurocurrency Rate Advance comprising part of the same Revolving Credit Borrowing, an interest rate per annum equal to:

          (a) the rate per annum at which deposits in US Dollars or in the applicable Foreign Currency, as the case may be, appear on page 3740 or 3750 (or a successor page thereto) of the Dow Jones Telerate Screen at or about 11:00 A.M. (London time) two Business Days before the first day of such Interest Period and for a period equal to such Interest Period; or

          (b) if such rate does not so appear on the Dow Jones Telerate Screen at such time, the average (rounded upward to the nearest whole multiple of 1/100 of one percent per annum, if such average is not a whole multiple of 1/16 of one percent per annum) of the rates per annum at which deposits in US Dollars or in the applicable Foreign Currency, as the case may be, are offered by the principal office of each of the Reference Banks in London, England to prime banks in the London interbank market at or about 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to such Reference Bank's Eurocurrency Rate Advance comprising part of such Revolving Credit Borrowing to be outstanding during such Interest Period and for a period equal to such Interest Period; provided that any determination of the Eurocurrency

     Rate for any Interest Period pursuant to this clause (b) shall be determined by the Administrative Agent on the basis of applicable rates furnished to and received by the Administrative Agent from the Reference Banks two Business Days before the first day of such Interest Period, subject, however, to the provisions of Section 2.08.

     "Eurocurrency Rate Advance" means a Revolving Credit Advance denominated in US Dollars or in a Foreign Currency that bears interest as provided in Section 2.07(a)(ii).

     "Eurocurrency Rate Reserve Percentage" means, with respect to any Lender for any Interest Period for any Eurocurrency Rate Advance made or to be made by such Lender, the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor thereto) for determining the actual reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Lenders with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurocurrency Rate Advances is determined) having a term equal to such Interest Period.

     "Events of Default" has the meaning specified in Section 6.01.

     "Existing Credit Agreements" means, collectively, (a) the $60,000,000 Credit Agreement dated as of January 14, 1997 among the Borrower, the banks, financial institutions and other institutional lenders party thereto and Citibank, as administrative agent for the lenders thereunder, and (b) the $90,000,000 Credit Agreement dated as of January 14, 1997 among the Borrower, the banks, financial institutions and other institutional lenders party thereto and Citibank, as administrative agent for the lenders thereunder, in each case as amended, supplemented or otherwise modified to the date of this Agreement.

     "Extension Assuming Lender" has the meaning specified in Section 2.17(c).

     "Extension Date" has the meaning specified in Section 2.17(b).

     "Facility Fee" has the meaning specified in Section 2.04(a).

     "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

     "Five-Year Credit Agreement" means the Credit Agreement being entered into on the date of this Agreement among the Borrower, the banks, financial institutions and other institutional lenders party thereto and Citibank, as the administrative agent, as such agreement may be amended, supplemented or otherwise modified hereafter from time to time.

     "Fixed Charge Coverage Ratio" means, with respect to the Borrower and its Subsidiaries for any period, the ratio of (a) (i) Consolidated EBITDA for such period plus (ii) Net Rental Expense for such period to (b) (i) Consolidated Interest Expense for such period plus
(ii) Net Rental Expense for such period.

     "Foreign Currency" means the lawful currency of the United Kingdom of Great Britain and Northern Ireland, the lawful currency of the Federal Republic of Germany, the lawful currency of the Republic of France, the lawful currency of The Swiss Federation, the lawful currency of The Kingdom of the Netherlands, the lawful currency of Japan and the lawful currency of the European Economic and Monetary Union.

     "Foreign Subsidiary" means a Subsidiary of the Borrower or any of its Subsidiaries organized under the laws of a jurisdiction other than the United States or any state thereof.

     "Friendly Acquisition" means any acquisition of all or any portion of the shares of capital stock of (or other ownership or profit interests in) any Person that either (a) has been approved by the board of directors (or persons performing similar functions) of such Person or (b) is a negotiated acquisition of shares of capital stock of (or other ownership or profit interests in) such Person which are not equity securities of a class that is registered or required to be registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended.

     "GAAP" means generally accepted accounting principles in effect from time to time in the United States of America and applied on a consistent basis, subject, however, to the terms of Section 1.03.

     "Hazardous Materials" means (a) petroleum and petroleum products, byproducts or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas and (b) any other chemicals, materials or substances designated, classified or regulated as "hazardous" or "toxic" or as a "pollutant" or "contaminant" under any Environmental Law.

     "Hedge Agreements" means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements.

     "Increase Assuming Lender" has the meaning specified in Section 2.16(d).

     "Increase Date" has the meaning specified in Section 2.16(a).

     "Increasing Lender" has the meaning specified in Section 2.16(b).

     "Indebtedness" means, with respect to any Person (without duplication for indebtedness or other obligations of such Person):

          (a) all indebtedness of such Person for borrowed money;

          (b) all obligations of such Person for the deferred purchase price of property and assets or services (other than trade payables and other accounts payable incurred in the ordinary course of such Person's business);

          (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments;

          (d) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property or assets acquired by such Person (even though the rights and remedies of the seller or the lender under such agreement in the event of default are limited to repossession or sale of such property or assets);

          (e) all obligations of such Person as lessee under leases that have been or should be, in accordance with GAAP, recorded as capitalized leases;

          (f) all obligations, contingent or otherwise, of such Person in respect of acceptances, letters of credit or similar extensions of credit;

          (g) all obligations of such Person in respect of Hedge Agreements, valued at the aggregate Agreement Value thereof;

          (h) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any shares of capital stock of (or other ownership or profit interests in) such Person or any other Person, or any warrants, rights or options to acquire such shares or other interests, valued, in the case of Redeemable Preferred Stock, at the greater of (i) its voluntary or involuntary liquidation preference plus accrued and unpaid dividends and (ii) the aggregate amount payable therefor upon purchase, redemption, defeasance or payment therefor (but excluding any such obligation arising solely as a result of the declaration of a dividend (or similar distribution) on any such shares of capital stock of such Person which is not then required to have been paid or otherwise satisfied);

          (i) all Indebtedness of other Persons referred to in clauses (a) through (h) above or clause (j) below guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (ii) to purchase, sell or lease (as lessee or lessor) property or assets, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (iii) to supply funds to or in any other manner to invest in the debtor (including any agreement to pay for property, assets or services irrespective of whether such property or assets are received or such services are rendered) or (iv) otherwise to assure a creditor against loss; and

          (j) all Indebtedness referred to in clauses (a) through (i) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property and assets (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

     "Indemnified Party" has the meaning specified in Section 8.04(b).

     "Initial Lenders" has the meaning specified in the recital of parties to this Agreement.

     "Interest Period" means, for each Eurocurrency Rate Advance comprising part of the same Revolving Credit Borrowing, the period commencing on the date of such Eurocurrency Rate Advance or the date of the Conversion of any Base Rate Advance into such Eurocurrency Rate Advance and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, with respect to any such Eurocurrency Rate Advance, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one week or one, two, three or six months, as the Borrower may, upon notice received by the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:

          (i) the Borrower may not select any Interest Period that ends after the scheduled Revolver Termination Date or, if the Eurocurrency Rate Advances comprising part of one or more Revolving Credit Borrowings have been converted to a term loan pursuant to Section 2.06 prior to the time of such selection, that ends after the Maturity Date;

          (ii) Interest Periods commencing on the same date for Eurocurrency Rate Advances comprising part of the same Revolving Credit Borrowing shall be of the same duration;

          (iii) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that, if such extension would cause the last day of such Interest Period to occur in the next succeeding calendar month, the last day of such Interest Period shall occur on the immediately preceding Business Day; and

          (iv) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

     "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and the rulings issued thereunder.

     "Investment" means, with respect to any Person, any loan or advance to such Person, any purchase or other acquisition of any shares of capital stock (or other ownership or profit interest), warrants, rights, options, obligations or other securities of such Person, any purchase or other acquisition of all or substantially all of the property and assets of such Person or of any division, branch or other unit of operation thereof, any capital contribution to such Person or any other investment in such Person, including, without limitation, any arrangement pursuant to which the investor incurs Indebtedness of the types referred to in clause (i) or (j) of the definition of "Indebtedness" set forth above in this Section 1.01 in respect of such Person.

     "Lender Indemnified Costs" has the meaning specified in Section 7.05.

     "Lenders" means, collectively, each Initial Lender, each Assuming Lender that shall become a party hereto pursuant to Section 2.16 or 2.17 and each Person that shall become a party hereto pursuant to Section 8.07.

     "Leverage Ratio" means, with respect to the Borrower and its Subsidiaries for any period, the ratio of (a) all Indebtedness of the Borrower and its Subsidiaries (calculating the amount of Indebtedness under or in respect of Hedge Agreements on a net basis for all such agreements) as of the last day of such period, determined on a Consolidated basis in accordance with GAAP, to (b) Consolidated EBITDA for such period.

     "Lien" means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement in respect of any property or assets or the rights or interests of any Person therein, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

     "Marketable Securities" means any of the following types of Investments, to the extent owned by the Borrower or any of its Subsidiaries free and clear of all Liens:

          (a) readily marketable obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the Government of the United States of America, in each case with a maturity of not more than 360 days from the date of acquisition thereof;

          (b) time deposits with, or insured certificates of deposit or bankers' acceptances of, any commercial bank that (i) (A) is a Lender or
     (B) is organized or, is a foreign branch of a commercial bank that is organized, under the laws of the United States of America, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States of America, any state thereof or the District of Columbia and is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described below in clause (d) of this definition and (iii) has combined capital and surplus of at least $1,000,000,000, in each case with a maturity of not more than one year from the date of acquisition thereof;

          (c) time deposits with, or insured certificates of deposit or bankers' acceptances of, any commercial bank that (i) is a member of Organization for Economic Cooperation and Development, (ii) issues long term non-credit enhanced debt obligations rated at least "A-1" (or the then equivalent grade) by Moody's or at least "A+" (or the then equivalent grade) by S&P and (iii) has combined capital and surplus of at least $1,000,000,000, in each case with a maturity of not more than one year from the date of acquisition thereof;

          (d) commercial paper issued by any Person organized under the laws of any state of the United States of America and rated at least "Prime-1" (or the then equivalent grade) by Moody's or at least "A-1" (or the then equivalent grade) by S&P, in each case with a maturity of not more than 180 days from the date of acquisition thereof;

          (e) Investments, classified in accordance with GAAP as current assets of the Borrower or any of its Subsidiaries, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by financial institutions that have the highest rating obtainable from either Moody's or S&P, and the portfolios of which are limited solely to Investments of the character and quality described in clauses (a), (b) and (d) of this definition;

          (f) repurchase agreements entered with any financial institution organized under the laws of any state of the United States of America whose
     (i) long term non-credit enhanced debt obligations are rated at least "A-2" (or the then equivalent grade) by Moody's or at least "A" (or the then equivalent grade) by S&P and (ii) commercial paper is rated as described above in clause (d) of this definition, in each case with a maturity of not more than 92 days from the date of acquisition thereof;

          (g) general obligations issued or directly and fully guaranteed or otherwise supported by the full taxation authority of any state of the United States of America or any municipal corporation or other agency or instrumentality thereof and rated at one of the two highest investment grade ratings of Moody's or S&P, in each case with a maturity of not more than 365 days from the date of acquisition thereof;

          (h) general obligations of any state of the United States of America or any municipal corporation or other agency or instrumentality thereof which, based on the escrow, are rated as described above in clause (g) of this definition and which have been irrevocably called for redemption and advance refunded through the deposit in escrow of (i) readily marketable obligation solely of the type described above in clause (a) of this definition or (ii) other debt securities which are (A) not callable at the option of the issuer thereof prior to their stated maturity, (B) irrevocably pledged solely in support of the payment of all principal of and interest on such general obligations and (C) in an aggregate principal amount and with such stated rates of interest as shall be sufficient to pay in full all principal of and interest and premiums, if any, on such general obligations as the same become due and payable (as verified by independent public accountants of recognized standing), in each case with a maturity of not more than 365 days from the date of acquisition thereof;

          (i) tax-exempt or tax adjustable rate preferred stock issued by a Person organized under the laws of any state of the United States of America whose long term non-credit enhanced debt obligations are rated at least "A-2" (or the then equivalent grade) by Moody's or at least "A" (or the then equivalent grade) by S&P, in each case with a maturity of not more than 120 days from the date of acquisition thereof; and

          (j) readily marketable obligations of any Person not otherwise included in clauses (a) through (i) of this definition in an aggregate amount of no more than $20,000,000 for all such obligations, so long as (i) such Person is organized under the laws of any state of the United States of America and (ii) each such obligation is rated at least "Aa+" (or the then equivalent grade) by Moody's or at least "AA" (or the then equivalent grade) by S&P, in each case with a maturity of not more than 92 days from the date of acquisition thereof.

     "Material Adverse Change" means any material adverse change in the business, financial condition, operations, properties or performance of the Borrower and its Subsidiaries, taken as a whole.

     "Material Adverse Effect" means a material adverse effect on (a) the business, financial condition, operations, properties or performance of the Borrower and its Subsidiaries, taken as a whole, (b) the rights and remedies of the Administrative Agent or any Lender under this Agreement or any Note or (c) the ability of the Borrower to perform its obligations under this Agreement or any Note.

     "Material Subsidiary" means, at any date of determination, any Subsidiary of the Borrower that, either individually or together with its Subsidiaries, taken as a whole, (a) accounted for more than 2% of the consolidated revenues of the Borrower and its Subsidiaries for the most recently completed fiscal quarter for which the Lenders have received Consolidated financial statements of the Borrower and its Subsidiaries pursuant to Section 5.01(j)(i) or 5.01(j)(ii) or
(b) owned more than 2% of the Consolidated assets of the Borrower and its Subsidiaries as of the last day of the most recently completed fiscal quarter for which the Lenders have received Consolidated financial statements of the Borrower and its Subsidiaries pursuant to Section 5.01(j)(i) or 5.01(j)(ii), in each case determined in accordance with GAAP for such period.

     "Maturity Date" means the earlier of (a) the second anniversary of the Revolver Termination Date and (b) the date of termination in whole of the aggregate Commitments pursuant to Section 2.05 or 6.01.

     "Measurement Period" means, at any date of determination, the most recently completed four consecutive fiscal quarters of the Borrower and its Subsidiaries ending on or immediately prior to such date.

     "Moody's" means Moody's Investors Service, Inc.

     "Multiemployer Plan" means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

     "Multiple Employer Plan" means a single employer plan, as defined in
Section 4001(a)(15) of ERISA, that (a) is subject to Title IV of ERISA and is maintained for employees of the Borrower or any ERISA Affiliate and at least one Person other than the Borrower and the ERISA Affiliates or (b) was so maintained and in respect of which the Borrower or any ERISA Affiliate could reasonably be expected to have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

     "Net Rental Expense" means, with respect to the Borrower and its Subsidiaries for any period, (a) the aggregate amount of all rental payment obligations of the Borrower and its Subsidiaries under or in respect of operating leases of real or personal property during such period less (b) the aggregate amount of all revenues received in cash by the Borrower or any of its Subsidiaries from any sublessor of such operating leases and all such rental payment obligations otherwise satisfied on behalf or in lieu of the Borrower or any of its Subsidiaries, whether by a sublessor or any other Person during such period.

     "Non-Consenting Lender" has the meaning specified in Section 2.17(b).

     "Note" means a Revolving Credit Note or a Competitive Bid Note.

     "Notice of Competitive Bid Borrowing" has the meaning specified in Section 2.03(a)(i).

     "Notice of Revolving Credit Borrowing" has the meaning specified in
Section 2.02(a).

     "NPL" means the National Priorities List under CERCLA.

     "Other Taxes" has the meaning specified in Section 2.14(b).

     "Payment Office" means, with respect to any Foreign Currency, such office of Citibank as shall be designated by the Administrative Agent as such in a written notice to the Borrower and the Lenders.

     "PBGC" means the Pension Benefit Guaranty Corporation (or any successor thereto).

     "Performance Level" means Performance Level I, Performance Level II or Performance Level III, as appropriate. For purposes of determining the Performance Level at any date of determination, no change in the Performance Level shall be effective until three Business Days after the date on which the Administrative Agent receives financial statements pursuant to Section 5.01(j)(i) or 5.01(j)(ii) reflecting such change; provided, however, that if the Borrower has not submitted to the Administrative Agent the information required under this sentence within five Business Days after the date on which such information is required under Section 5.01(j)(i) or 5.01(j)(ii), as the case may be, the Performance Level shall be deemed to be at Performance Level III for so long as such information has not been submitted.

     "Performance Level I" means, at any date of determination, that the Borrower and its Subsidiaries shall have maintained a Leverage Ratio of less than 1.00:1 for the most recently completed Measurement Period prior to such date.

     "Performance Level II" means, at any date of determination, that (a) the Performance Level does not meet the requirements of Performance Level I and (b) the Borrower and its Subsidiaries shall have maintained a Leverage Ratio of less than 2.50:1 for the most recently completed Measurement Period prior to such date.

     "Performance Level III" means, at any date of determination, that the Performance Level does not meet the requirements of Performance Level I or Performance Level II.

     "Permitted Liens" means any of the following:

          (a) Liens for taxes, assessments and governmental charges or levies to the extent not required to be paid under Section 5.01(b);

          (b) Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's Liens and other similar Liens arising in the ordinary course of business securing obligations (other than Indebtedness for borrowed money) that (i) are not overdue for a period of more than 90 days or (ii) are being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained in accordance with generally accepted accounting principles in effect from time to time;

          (c) pledges or deposits to secure obligations under workers' compensation laws or other similar legislation (other than in respect of employee benefit plans subject to ERISA) or to secure public or statutory obligations;

          (d) Liens securing the performance of, or payment in respect of, bids, tenders, government contracts (other than for the repayment of borrowed money), surety and appeal bonds and other obligations of a similar nature incurred in the ordinary course of business;

          (e) any interest or title of a lessor or sublessor and any restriction or encumbrance to which the interest or title of such lessor or sublessor may be subject that is incurred in the ordinary course of business and, either individually or when aggregated with all other Permitted Liens in effect on any date of determination, could not be reasonably expected to have a Material Adverse Effect; and

          (f) easements, rights of way, zoning restrictions and other encumbrances on title to real property that do not, either individually or in the aggregate, render title to the property encumbered thereby unmarketable or materially and adversely affect the use of such property for its present purposes.

     "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited or unlimited liability company or other entity, or a government or any political subdivision or agency thereof.

     "Plan" means a Single Employer Plan or a Multiple Employer Plan.

     "Preferred Stock" means, with respect to any Person, shares of capital stock (or other ownership or profit interests) issued by such Person that are entitled to a preference or priority over any other shares of capital stock (or other ownership or profit interests) issued by such Person upon any distribution of such Person's property and assets, whether by dividend or upon liquidation.

     "Pro Rata Share" of an amount means, with respect to any Lender at any time, the product of (a) a fraction the numerator of which is the amount of such Lender's Commitment at such time and the denominator of which is the aggregate Commitments of all of the Lenders at such time multiplied by (b) such amount.

     "Redeemable" means, with respect to any capital stock or other ownership or profit interest, Indebtedness or other right or obligation, any such right or obligation that (a) the issuer has undertaken to redeem at a fixed or determinable date or dates, whether by operation of a sinking fund or otherwise, or upon the occurrence of a condition not solely within the control of the issuer or (b) is redeemable at the option of the holder.

     "Reference Banks" means Citibank, The First National Bank of Chicago, Bank of America National Trust and Savings Association and The Chase Manhattan Bank (or, in each case, any successor in interest thereto) or, in the event that one of such banks ceases to be a Lender hereunder at any time, any other commercial bank designated by the Borrower and approved by the Required Lenders as constituting a "Reference Bank" hereunder.

     "Register" has the meaning specified in Section 8.07(d).

     "Required Lenders" means, at any time, Lenders holding a majority in interest of the aggregate unpaid principal amount of the Revolving Credit Advances (determined in the case of any Revolving Credit Advances denominated in a Foreign Currency by reference to the Equivalent thereof in US Dollars at such time) owing to all Lenders at such time or, if no such principal amount is outstanding at such time, Lenders holding a majority in interest of the Commitments at such time.

     "Responsible Bank Officer" means, with respect to any Lender, any officer of such Lender holding at least the title of Vice President (or the equivalent thereto) of such Lender and having direct and ongoing involvement in the credit decisions made in respect of this Agreement and the Notes.

     "Responsible Officer" means the Chief Executive Officer, Chief Financial Officer, Treasurer or General Counsel of the Borrower or any other officer of the Borrower responsible for overseeing and reviewing compliance with this Agreement and the Notes.

     "Revolver Termination Date" means the earlier of (a) May 28, 1999, subject to the extension thereof pursuant to Section 2.17, and (b) the date of termination in whole of the aggregate Commitments pursuant to Section 2.05 or 6.01; provided, however, that the Revolver Termination Date of any Lender that is a Non-Consenting Lender to any requested extension pursuant to Section 2.17 shall be the Revolver Termination Date in effect immediately prior to the applicable Extension Date for all purposes of this Agreement.

     "Revolving Credit Advance" means an advance by a Lender to the Borrower as part of a Revolving Credit Borrowing and refers to a Base Rate Advance or a Eurocurrency Rate Advance (each of which shall be a "Type" of Revolving Credit Advance).

     "Revolving Credit Borrowing" means a borrowing consisting of simultaneous Revolving Credit Advances in the same currency and of the same Type made by each of the Lenders to the Borrower pursuant to Section 2.01.

     "Revolving Credit Note" means a promissory note of the Borrower payable to the order of any Lender, in substantially the form of Exhibit A-1 hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Revolving Credit Advances made by such Lender.

     "S&P" means Standard & Poor's, a division of The McGraw-Hill Companies,
Inc.

     "Single Employer Plan" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is subject to Title IV of ERISA and is maintained for employees of the Borrower or any ERISA Affiliate and no Person other than the Borrower and the ERISA Affiliates or (b) was so maintained and in respect of which the Borrower could reasonably be expected to have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

     "Sub-Agent" means Citibank International plc, as sub-agent for the Revolving Credit Borrowings consisting of Eurocurrency Rate Advances.

     "Subsidiary" means, with respect to any Person, any corporation, partnership, joint venture, limited or unlimited liability company, trust or estate of which (or in which) more than 50% of:

          (a) the issued and outstanding shares of capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time shares of capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency);

          (b) the interest in the capital or profits of such limited or unlimited liability company, partnership or joint venture; or

          (c) the beneficial interest in such trust or estate, is at the time, directly or indirectly, owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

     "Taxes" has the meaning specified in Section 2.14(a).

     "Term Loan Conversion Date" means the Revolver Termination Date on which all Advances outstanding on such date are converted into a term loan pursuant to
Section 2.06.

     "Term Loan Election" has the meaning specified in Section 2.06.

     "Type" has the meaning specified in the definition of "Revolving Credit Advances" set forth above in this Section 1.01.

     "Unused Commitment" means, with respect to any Lender at any time, (a) such Lender's Commitment at such time less (b) the sum of:

          (i) the aggregate principal amount of all Revolving Credit Advances made by such Lender (in its capacity as a Lender) and outstanding at such time (determined in the case of any such Revolving Credit Advance denominated in a Foreign Currency by reference to the Equivalent thereof in US Dollars at such time); and

          (ii) such Lender's Pro Rata Share of the aggregate principal amount of all Competitive Bid Advances made by the Lenders and outstanding at such time.

     "US Dollars" and the "$" sign each mean the lawful currency of the United States of America.

     "Utilization Fee" has the meaning specified in Section 2.04(b).

          "Voting Stock" means shares of capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

          "Wholly-Owned Subsidiary" means, with respect to any Subsidiary of any Person, the ownership of all of the outstanding shares of capital stock of (or other ownership or profit interests in) such Subsidiary (other than any director's qualifying shares or Investments by foreign nationals mandated by applicable law) by such Person or one or more Wholly-Owned Subsidiaries of such Person.

          "Withdrawal Liability" has the meaning specified in Part I of Subtitle E of Title IV of ERISA.

          SECTION 1.02. Computation of Time Periods. In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including", the word "through" means "through and including" and the words "to" and "until" each mean "to but excluding".

          SECTION 1.03. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP; provided, however, that, if any changes in accounting principles from those used in the preparation of the Consolidated financial statements of the Borrower and its Subsidiaries for the fiscal year of the Borrower ended December 31, 1997 (as is delivered to the Lenders pursuant to Section 4.01(e)) occur by reason of the promulgation of rules, regulations, pronouncements, opinions or other requirements of the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) and such changes would affect (or would result in a change in the method of calculation of) any of the covenants set forth in Section 5.02 or 5.03, or any of the defined terms related thereto contained in Section 1.01, then upon the request of any party hereto, the Borrower, the Administrative Agent and the Lenders shall enter into negotiations in good faith, if and to the extent necessary, to amend in accordance with Section 8.01 all such covenants or terms as would be affected by such changes in GAAP in such manner as would maintain the economic terms of such covenants as in effect under this Agreement, prior to giving effect to the occurrence of any such changes; and provided further, however, that until the amendment of the covenants and the defined terms referred to in the immediately preceding proviso becomes effective, all covenants and defined terms shall be performed, observed and determined, and any determination of compliance with any such covenant shall be made, as though no such changes in accounting principles had been made and the Borrower shall deliver to the Lenders, in addition to the Consolidated financial statements otherwise required to be delivered to the Lenders under Sections 5.01(j)(i) and 5.01(j)(ii) during such period, a statement of reconciliation conforming such Consolidated financial statements to GAAP prior to such changes.

                                  ARTICLE II

                       AMOUNTS AND TERMS OF THE ADVANCES
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                                      20


          SECTION 2.01. The Revolving Credit Advances. Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make Revolving Credit Advances to the Borrower from time to time on any Business Day during the period from the Effective Date until the Revolver Termination Date in an aggregate amount for each such Advance (determined in the case of any Revolving Credit Advance denominated in a Foreign Currency by reference to the Equivalent thereof in US Dollars on the date of delivery of the related Notice of Revolving Credit Borrowing) not to exceed at any time the Unused Commitment of such Lender. Each Revolving Credit Borrowing shall be in an aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof (or, in the case of a Revolving Credit Borrowing consisting of Revolving Credit Advances denominated in a Foreign Currency, the Equivalent thereof in the Foreign Currency in which such Revolving Credit Borrowing is denominated determined on the date of delivery of the related Notice of Revolving Credit Borrowing) (or, if a proposed Competitive Bid Borrowing is made on the same date as such Revolving Credit Borrowing, such lesser amount as is equal to the amount by which the aggregate amount of such Competitive Bid Borrowing requested by the Borrower to be made on such date exceeds the aggregate amount of Competitive Bid Advances offered to be made by the Lenders and accepted by the Borrower in respect of such Competitive Bid Borrowing on such date) and shall consist of Revolving Credit Advances of the same Type made on the same day by the Lenders ratably according to their respective Commitments. Within the limits of each Lender's Unused Commitment, the Borrower may borrow under this Section 2.01, prepay pursuant to Section 2.10 and reborrow under this Section 2.01.

          SECTION 2.02. Making the Revolving Credit Advances. (a) Each Revolving Credit Borrowing shall be made on notice, given not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Revolving Credit Borrowing in the case of a Revolving Credit Borrowing consisting of Eurocurrency Rate Advances denominated in US Dollars, 4:00 P.M. (London time) on the third day prior to the date of the proposed Revolving Credit Borrowing in the case of a Revolving Credit Borrowing consisting of Eurocurrency Rate Advances denominated in a Foreign Currency, or 11:00 A.M. (New York City time) on the same Business Day as the day of the proposed Revolving Credit Borrowing in the case of a Revolving Credit Borrowing consisting of Base Rate Advances, by the Borrower to the Administrative Agent (and, in the case of a Revolving Credit Borrowing consisting of Eurocurrency Rate Advances, simultaneously to the Sub-Agent), which shall give to each Lender prompt notice thereof by telecopier or telex. Each notice of a Revolving Credit Borrowing (a "Notice of Revolving Credit Borrowing") shall be by telephone, confirmed immediately in writing, or by telecopier or telex, in substantially the form of Exhibit B-1 hereto, specifying therein the requested (i) date of such Revolving Credit Borrowing (which shall be a Business Day), (ii) Type of Advances comprising such Revolving Credit Borrowing, (iii) aggregate principal amount of such Revolving Credit Borrowing and (iv) in the case of a Revolving Credit Borrowing consisting of Eurocurrency Rate Advances, currency and initial Interest Period for each such Revolving Credit Advance. Each Lender shall, before 1:00 P.M. (New York City time) on the date of each such Revolving Credit Borrowing consisting of Base Rate Advances or Eurocurrency Rate Advances denominated in US Dollars, and 11:00 A.M. (London time) on the date of each such Revolving Credit Borrowing consisting of Eurocurrency Rate Advances denominated in a Foreign Currency, make available for the account of its Applicable Lending Office to the Administrative Agent at the applicable Administrative Agent's Account, in same day funds, such Lender's Pro Rata Share of such Revolving Credit Borrowing. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the Borrower at the Administrative Agent's address set forth in Section 8.02(a) or the applicable Payment Office, as the case may be.

          (b) Anything in Section 2.02(a) to the contrary notwithstanding, (i) the Borrower may not select Eurocurrency Rate Advances for any Revolving Credit Borrowing if the obligation of the Lenders to make Eurocurrency Rate Advances shall then be suspended pursuant to Section 2.08 or 2.12 and (ii) Eurocurrency Rate Advances may not be outstanding as part of more than ten separate Revolving Credit Borrowings.

          (c) Each Notice of Revolving Credit Borrowing shall be irrevocable and binding on the Borrower. In the case of any Revolving Credit Borrowing that the related Notice of Revolving Credit Borrowing specifies is to be comprised of Eurocurrency Rate Advances, the Borrower shall indemnify each Lender against any loss, cost or reasonable expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in the related Notice of Revolving Credit Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss, cost or reasonable expense (excluding any loss of anticipated profits) incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Revolving Credit Advance to be made by such Lender as part of such Revolving Credit Borrowing when such Revolving Credit Advance, as a result of such failure, is not made on such date.

          (d) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Revolving Credit Borrowing that such Lender will not make available to the Administrative Agent such Lender's Pro Rata Share of such Revolving Credit Borrowing, the Administrative Agent may assume that such Lender has made such Pro Rata Share available to the Administrative Agent on the date of such Revolving Credit Borrowing in accordance with Section 2.02(a) and the Administrative Agent may, in reliance upon such assumption, make a corresponding amount available to the Borrower on such date. If and to the extent that any Lender shall not have so made such Pro Rata Share available to the Administrative Agent, such Lender and the Borrower severally agree to pay or to repay to the Administrative Agent forthwith on demand such corresponding amount, together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is paid or repaid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at such time to Revolving Credit Advances comprising such Revolving Credit Borrowing and (ii) in the case of such Lender, the higher of
(i) the Federal Funds Rate and (ii) the cost of funds incurred by the Administrative Agent in respect of such amount. If such Lender shall pay to the Administrative Agent such corresponding amount, such amount so paid shall constitute such Lender's Revolving Credit Advance as part of such Revolving Credit Borrowing for all purposes of this Agreement.

          (e) The failure of any Lender to make the Revolving Credit Advance to be made by it as part of any Revolving Credit Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Revolving Credit Advance on the date of such Revolving Credit Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Revolving Credit Advance to be made by such other Lender on the date of any Revolving Credit Borrowing.

          SECTION 2.03. The Competitive Bid Advances. (a) Each Lender severally agrees that the Borrower may request Competitive Bid Borrowings under this
Section 2.03 denominated in US Dollars from time to time on any Business Day during the period from the date hereof until the date occurring seven days prior to the scheduled Revolver Termination Date in the manner set forth below. Each Lender may elect (but shall not be obligated to) to make one or more Competitive Bid Offers in response to a request by the Borrower for a Competitive Bid Borrowing, and the aggregate outstanding principal amount of the Competitive Bid Advances made by any Lender at any time may exceed the Commitment of such Lender at such time; provided that, following the making of each Competitive Bid Borrowing, the aggregate principal amount of all Advances (determined in the case of any Revolving Credit Advances denominated in a Foreign Currency by reference to the Equivalent thereof in US Dollars at such time) outstanding at such time shall not exceed the aggregate Commitments at such time (determined without regard to any Competitive Bid Reduction in effect at such time).

          (i) The Borrower shall request a Competitive Bid Borrowing by delivering notice of such request to each of the Lenders and the Administrative Agent, by telecopier or telex, not later than 10:45 A.M. (New York City time) on the day of the proposed Competitive Bid Borrowing (which shall be a Business Day). Each notice of a Competitive Bid Borrowing (a "Notice of Competitive Bid Borrowing") shall be in substantially the form of Exhibit B-2 hereto, specifying therein (A) the proposed date of such proposed Competitive Bid Borrowing (which shall be a Business Day),
     (B) the requested aggregate amount of such proposed Competitive Bid Borrowing (which shall be at least $3,000,000 or an integral multiple of $500,000 in excess thereof), (C) the requested maturity date for repayment of each Competitive Bid Advance to be made as part of such proposed Competitive Bid Borrowing (which maturity date may not be earlier than the date occurring one Business Day after the date of such Competitive Bid Borrowing or later than the scheduled Revolver Termination Date then in effect), (D) whether or not the Competitive Bid Advances comprising such proposed Competitive Bid Borrowing may be prepaid and, if so, whether with or without penalty, (E) the proposed interest payment date or dates relating thereto and (F) the other terms, if any, to be applicable to such proposed Competitive Bid Borrowing. Each Notice of Competitive Bid Borrowing shall be irrevocable and binding on the Borrower.

          (ii) Each Lender may, if, in its sole discretion, it elects to do so, irrevocably make one or more Competitive Bid Offers to the Borrower as part of such proposed Competitive Bid Borrowing, by notifying the Borrower and the Administrative Agent, by telex or telecopier, not later than 11:30 A.M. (New York City time) on the date of such proposed Competitive Bid Borrowing, of the following: (A) the minimum amount and maximum amount of each Competitive Bid Advance that such Lender would be willing to make as part of such proposed Competitive Bid Borrowing; (B) the rate or rates of interest for each such Competitive Bid Advance (in each case which shall be fixed rates per annum); and (C) such Lender's Applicable Lending Office with respect to each such Competitive Bid Advance. If any Lender shall elect not to make a Competitive Bid Offer as part of a proposed Competitive Bid Borrowing, such Lender shall so notify the Borrower not later than 11:30 A.M. (New York City time) on the date of the proposed Competitive Bid Borrowing, and such Lender shall not be obligated to, and shall not, make any Competitive Bid Advance as part of such Competitive Bid Borrowing; provided that the failure by any Lender to give such notice shall not cause such Lender to be obligated to make any Competitive Bid Advance as part of such proposed Competitive Bid Borrowing.

          (iii) The Borrower shall, in turn, before 12:30 P.M. (New York City time) on the date of a proposed Competitive Bid Borrowing, either:

               (A) cancel such Competitive Bid Borrowing by giving each of the Lenders and the Administrative Agent notice to that effect, and such Competitive Bid Borrowing shall not be made; or

               (B) accept one or more of the Competitive Bid Offers made by any Lender or Lenders, in its sole discretion but subject to the next two succeeding sentences, by giving notice to the Lender or Lenders who made such Competitive Bid Offers (and simultaneous notice thereof to the Administrative Agent) of the amount of each Competitive Bid Advance to be made by each Lender as part of such Competitive Bid Borrowing (in each case which amount shall be equal to or greater than the minimum amount, and equal to or less than the maximum amount, notified to the Borrower by such Lender for such Competitive Bid Advance in its related Competitive Bid Offer), and reject any remaining Competitive Bid Offers made by the Lenders by giving notice to that effect to the Lender or Lenders who made such Competitive Bid Offer (and simultaneous notice thereof to the Administrative Agent); provided, however, that the Borrower may not accept Competitive Bid Offers that, in the aggregate, exceed the amount of the requested Competitive Bid Borrowing specified in the related Notice of Competitive Bid Borrowing. The Borrower shall accept the Competitive Bid Offers made by any Lender or Lenders in order of the lowest to the highest rates of interest offered by such Lenders for a particular Competitive Bid Borrowing; provided, however, that if any Lender includes any material conditions or qualifications in any of its Competitive Bid Offers other than those provided for under the terms of the related Notice of Competitive Bid Borrowing, the Borrower may reject such Competitive Bid Offer on the basis of such additional conditions or qualifications regardless of the rate or rates of interest included therein. If two or more Lenders have offered the same rate of interest for a particular Competitive Bid Borrowing and the amount of accepted Competitive Bid Offers is less than the aggregate amount of such Competitive Bid Offers, the amount to be borrowed at such rate of interest shall be allocated among such Lenders ratably according to the amount that each such Lender offered at such rate of interest.

     If the Borrower accepts one or more of the Competitive Bid Offers made by any Lender or Lenders pursuant to subclause (iii)(B) of this Section 2.03(a), such notice of acceptance shall be irrevocable and binding on the Borrower.

          (iv) Each Lender that is to make a Competitive Bid Advance as part of any such Competitive Bid Borrowing shall, before 2:30 P.M. (New York City time) on the date of such Competitive Bid Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent's Account, in same day funds, such Lender's portion of such Competitive Bid Borrowing. Upon fulfillment of the applicable conditions set forth in Article III and after receipt by the Administrative Agent of such funds, the Administrative Agent will make such funds available to the Borrower at the Administrative Agent's address set forth in Section 8.02(a) or at such account as the Borrower shall designate in writing to the Administrative Agent and the Lenders for such purpose. Promptly after (i) each Competitive Bid Borrowing, the Borrower will notify each Lender of the amount of such Competitive Bid Borrowing, the fixed rates of interest at which each Competitive Bid Advance comprising part of such Competitive Bid Borrowing were made, the corresponding Competitive Bid Reduction resulting therefrom and the dates upon which such Competitive Bid Reduction commenced and will terminate and (ii) the prepayment of any Competitive Bid Borrowing by the Borrower, the Administrative Agent will notify each Lender of the amount and date of each such prepayment and the amount, if any, of the corresponding Competitive Bid Reduction remaining after giving effect thereto.

          (b) Within the limits and on the conditions set forth in this Section 2.03, the Borrower may from time to time borrow under Section 2.03(a), repay pursuant to Section 2.06(b) or prepay pursuant to Section 2.03(d), and reborrow under Section 2.03(a).

          (c) The Borrower shall have no right to prepay any principal amount of any Competitive Bid Advance unless, and then only on the terms, specified by the Borrower in the Notice of Competitive Bid Borrowing delivered pursuant to
Section 2.03(a)(i) and set forth in the Competitive Bid Note evidencing such Competitive Bid Advance.

          (d) The Borrower shall pay interest on the unpaid principal amount of each Competitive Bid Advance from the date of such Competitive Bid Advance to the date the principal amount of such Competitive Bid Advance is repaid in full, at the rate of interest for such Competitive Bid Advance specified by the Lender making such Competitive Bid Advance in its notice with respect thereto delivered pursuant to Section 2.03(a)(ii), payable on the interest payment date or dates specified by the Borrower in the Notice of Competitive Bid Borrowing delivered pursuant to Section 2.03(a)(i) and provided in the Competitive Bid Note evidencing such Competitive Bid Advance.

          (e) The indebtedness of the Borrower to which any Competitive Bid Borrowing is made resulting from each Competitive Bid Advance made to the Borrower as part of such Competitive Bid Borrowing shall be evidenced by a separate Competitive Bid Note of the Borrower, payable to the order of the Lender making such Competitive Bid Advance.

          SECTION 2.04. Fees. (a) Facility Fee. The Borrower agrees to pay to the Administrative Agent, for the account of each Lender, a facility fee (the "Facility Fee") on the average daily amount of such Lender's Commitment (whether used or unused) from the date of this Agreement in the case of each Initial Lender and from the effective date specified in the Assignment and Acceptance or the Assumption Agreement, as the case may be, pursuant to which it became a Lender in the case of each other Lender until, in each case, the Revolver Termination Date or, if the Borrower has made the Term Loan Election pursuant to
Section 2.06(a) on or prior to such date, the Maturity Date, at a rate per annum equal to the Applicable Percentage in effect from time to time, payable in arrears quarterly on the tenth day of each July, October, January and April, commencing July 10, 1998 and on the Revolver Termination Date or, if the Borrower has made the Term Loan Election pursuant to Section 2.06(a) on or prior to such date, the Maturity Date.

          (b) Utilization Fee. The Borrower agrees to pay to the Administrative Agent, for the account of each Lender, for each calendar month in which (i) the average daily aggregate principal amount of the sum of (A) all Advances outstanding hereunder during such calendar month and (B) all advances outstanding under the Five-Year Credit Agreement during such calendar month exceeds (ii) 50% of the sum of (A) the average daily aggregate Commitments during such calendar month and (B) the average daily aggregate commitments of the lenders under the Five-Year Credit Agreement during such calendar month, a utilization fee (the "Utilization Fee") on the average daily aggregate principal amount of Advances outstanding during such calendar month at a rate per annum equal to the Applicable Percentage in effect from time to time, payable in arrears on each date on which the Facility Fee is payable pursuant to Section 2.04(a). For all purposes of this Section 2.04(b), the aggregate principal amount of any Revolving Credit Advances denominated in a Foreign Currency and outstanding hereunder on any day shall be determined by reference to the Equivalent thereof in US Dollars on such day, and the aggregate principal amount of any advances denominated in a currency other than US Dollars and outstanding under the Five Year Credit Agreement on any day shall be determined by reference to the Equivalent (as defined in the Five-Year Credit Agreement) thereof in US Dollars on such day.

          (c) Administrative Agent's Fees. The Borrower shall pay to the Administrative Agent for its own account such fees as may from time to time be agreed between the Borrower and the Administrative Agent.

          SECTION 2.05. Termination or Reduction of the Commitments. (a) Optional. The Borrower shall have the right, upon at least three Business Days' notice to the Administrative Agent, to terminate in whole or reduce ratably in part the aggregate Unused Commitments of the Lenders; provided that each partial reduction shall be in an aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof or, if less, the aggregate amount of all Commitments at such time.

          (b) Mandatory. On the Revolver Termination Date, if the Borrower has made the Term Loan Election in accordance with Section 2.06(a) prior to such date, and from time to time thereafter upon each prepayment of the Advances, the aggregate Commitments of the Lenders shall be automatically and permanently reduced on a pro rata basis by an amount equal to the amount by which (i) the aggregate Commitments immediately prior to such reduction exceeds (ii) the aggregate unpaid principal amount of all Advances (determined in the case of any Revolving Credit Advances denominated in a Foreign Currency by reference to the Equivalent thereof in US Dollars on such date) outstanding at such time.

          SECTION 2.06. Repayment of Advances. (a) Revolving Credit Advances. The Borrower shall, subject to the next succeeding sentence, repay to the Administrative Agent, for the ratable account of the Lenders, on the Revolver Termination Date the aggregate principal amount of all Revolving Credit Advances outstanding on such date. The Borrower may, upon not less than 15 days' notice to the Administrative Agent, elect (the "Term Loan Election") to convert all of the Revolving Credit Advances outstanding on the Revolver Termination Date in effect at such time into a term loan which the Borrower shall repay in full ratably to the Lenders on the Maturity Date; provided that the Term Loan Election may not be exercised if a Default has occurred and is continuing on the date of notice of the Term Loan Election or on the date on which the Term Loan Election is to be effected. All Revolving Credit Advances converted to a term loan pursuant to this Section 2.06(a) shall continue to constitute Revolving Credit Advances except that the Borrower may not reborrow pursuant to Section
2.01 after all or any portion of such Revolving Credit Advances have been prepaid pursuant to Section 2.10.

          (b) Competitive Bid Advances. The Borrower shall repay to the Administrative Agent, for the account of each Lender that has made a Competitive Bid Advance, the aggregate outstanding principal amount of each Competitive Bid Advance made and owing to such Lender on the earlier of (i) the maturity date therefor, specified in the related Notice of Competitive Bid Borrowing delivered pursuant to Section 2.03(a)(i) and provided in the Competitive Bid Note evidencing such Competitive Bid Advance, and (ii) the Revolver Termination Date.

          SECTION 2.07. Interest on Revolving Credit Advances. (a) Scheduled Interest. The Borrower shall pay interest on the unpaid principal amount of each Revolving Credit Advance owing to each Lender from the date of such Revolving Credit Advance until such principal amount shall be paid in full, at the following rates per annum:

          (i) Base Rate Advances. During such periods as such Revolving Credit Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of (A) the Base Rate in effect from time to time and (B) the Applicable Margin in effect from time to time, payable in arrears quarterly on the tenth day of each July, October, January and April during such periods and on the date such Base Rate Advance shall be Converted or paid in full.

          (ii) Eurocurrency Rate Advances. During such periods as such Revolving Credit Advance is a Eurocurrency Rate Advance, a rate per annum equal at all times during each Interest

     Period for such Revolving Credit Advance to the sum of (A) the Eurocurrency Rate for such Interest Period for such Revolving Credit Advance and (B) the Applicable Margin in effect from time to time during such Interest Period, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Eurocurrency Rate Advance shall be Converted or paid in full.

          (b) Default Interest. Upon the occurrence and during the continuance of an Event of Default under Section 6.01(a), the Borrower shall pay interest on:

          (i) the principal amount of each Revolving Credit Advance owing to each Lender that is not paid when due, payable in arrears on the dates referred to in Section 2.07(a)(i) or 2.07(a)(ii), at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Revolving Credit Advance pursuant to Section 2.07(a)(i) or 2.07(a)(ii), as applicable;

          (ii) the principal amount of each Competitive Bid Advance owing to any Lender that is not paid when due, payable in arrears on the date or dates on which interest is payable on such Competitive Bid Advance, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Competitive Bid Advance, under the terms of the Competitive Bid Note evidencing such Competitive Bid Advance; and

          (iii) to the fullest extent permitted by applicable law, the amount of any interest, fees or other amounts owing to the Administrative Agent or any Lender under this Agreement or any Note that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on Base Rate Advances pursuant to
     Section 2.07(a)(i).

          (c) Additional Interest on Eurocurrency Rate Advances. The Borrower shall pay to each Lender, so long as and to the extent such Lender shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional interest on the unpaid principal amount of each Eurocurrency Rate Advance owing to such Lender, from the date of such Eurocurrency Rate Advance until such principal amount is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting (a) the Eurocurrency Rate for the applicable Interest Period for such Eurocurrency Rate Advance from (b) the rate obtained by dividing such Eurocurrency Rate by a percentage equal to 100% minus the Eurocurrency Rate Reserve Percentage of such Lender for such Interest Period, payable on each date on which interest is otherwise payable on such Eurocurrency Rate Advance. Such Lender shall as soon as practicable provide notice to the Administrative Agent and the Borrower of any such additional interest arising in connection with any such Eurocurrency Rate Advance, which notice shall be conclusive and binding, absent demonstrable error.

          SECTION 2.08. Interest Rate Determination and Availability. (a) Each Reference Bank agrees to furnish to the Administrative Agent timely information for the purpose of determining the Eurocurrency Rate in accordance with clause
(b) of the definition thereof set forth in Section 1.01. If any one of the Reference Banks shall not furnish such timely information to the Administrative Agent for the purpose of determining any such interest rate, the Administrative Agent shall determine such interest rate on the basis of timely information furnished by the remaining Reference Banks. The Administrative Agent shall give prompt notice to the Borrower and the Lenders of the applicable interest rate determined by the Administrative Agent for purposes of Section 2.07(a)(i) or 2.07(a)(ii), and the rate, if any, furnished by each Reference Bank for the purpose of determining the applicable interest rate under Section 2.07(a)(ii).

          (b) If, with respect to any Eurocurrency Rate Advances, the Required Lenders notify the Administrative Agent that (i) they are unable to obtain matching deposits in the London interbank market at or about 11:00 A.M. (London time) on the second Business Day before the making of a Revolving Credit Borrowing in sufficient amounts to fund their respective Revolving Credit Advances as a part of such Revolving Credit Borrowing during such Interest Period or (ii) the Eurocurrency Rate for any Interest Period for such Advances will not adequately reflect the cost to such Required Lenders of making, funding or maintaining their respective Eurocurrency Rate Advances for such Interest Period, the Administrative Agent shall forthwith so notify the Borrower and the Lenders, whereupon (A) each Eurocurrency Rate Advance will automatically, on the last day of the then existing Interest Period therefor, (1) if such Eurocurrency Rate Advance is denominated in US Dollars, Convert into a Base Rate Advance and
(2) if such Eurocurrency Rate Advance is denominated in a Foreign Currency, be exchanged for an Equivalent amount of US Dollars and Converted into a Base Rate Advance and (B) the obligation of the Lenders to make Eurocurrency Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist; provided that, if the circumstances set forth in clause (ii) of this Section 2.08(b) are applicable, the Borrower may elect, by notice to the Administrative Agent and the Lenders, to continue such Eurocurrency Rate Advances in such Foreign Currency for Interest Periods having a duration of one month, which Advances shall thereafter bear interest at a rate per annum equal to the Applicable Margin plus, for each Lender, the cost to such Lender (expressed as a rate per annum) of funding its Eurocurrency Rate Advances by whatever means it reasonably determines to be appropriate. Each Lender shall certify its cost of funds for each such Interest Period to the Administrative Agent and the Borrower as soon as practicable (but in any event not later than ten Business Days after the first day of such Interest Period).

          (c) If the Borrower shall fail to select the duration of any Interest Period for any Eurocurrency Rate Advances made or to be made in accordance with the provisions contained in the definition of "Interest Period" set forth in
Section 1.01, the Administrative Agent will forthwith so notify the Borrower and the Lenders and such Eurocurrency Rate Advances will automatically, on the last day of the then existing Interest Period therefor, Convert into Eurocurrency Rate Advances denominated in the same currency for an Interest Period of one month.

          (d) On the date on which the aggregate unpaid principal amount of Eurocurrency Rate Advances comprising any Revolving Credit Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $1,500,000, such Advances shall automatically (i) if such Eurocurrency Rate Advances are denominated in US Dollars, Convert into Base Rate Advances and (ii) if such Eurocurrency Rate Advances are denominated in a Foreign Currency, be exchanged for an Equivalent amount of US Dollars and Converted into Base Rate Advances.

          (e) Upon the occurrence and during the continuance of any Event of Default under Section 6.01(a), (i) each Eurocurrency Rate Advance will automatically, on the last day of the then existing Interest Period therefor,
(A) if such Eurocurrency Rate Advance is denominated in US Dollars, Convert into a Base Rate Advance and (B) if such Eurocurrency Rate Advance is denominated in a Foreign Currency, be exchanged for an Equivalent amount of US Dollars and Converted into a Base Rate Advance and (ii) the obligation of the Lenders to make, or to Convert Advances into, Eurocurrency Rate Advances shall be suspended.

          (f) If fewer than two Reference Banks furnish timely information to the Administrative Agent for determining the Eurocurrency Rate for any Eurocurrency Rate Advances in accordance with clause (b) of the definition thereof set forth in Section 1.01:

          (i) the Administrative Agent shall forthwith notify the Borrower and the Lenders that the interest rate cannot be determined for such Eurocurrency Rate Advances;

          (ii) each such Eurocurrency Rate Advance will automatically, on the last day of the then existing Interest Period therefor, (A) if such Eurocurrency Rate Advance is denominated in US Dollars, Convert into a Base Rate Advance and (B) if such Eurocurrency Rate Advance is denominated in a Foreign Currency, be exchanged for an Equivalent amount of US Dollars and Converted into a Base Rate Advance (or if such Advance is then a Base Rate Advance, will continue as a Base Rate Advance); and

          (iii) the obligation of the Lenders to make Eurocurrency Rate Advances or to Convert Revolving Credit Advances into Eurocurrency Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

          SECTION 2.09. Optional Conversion of Revolving Credit Advances. The Borrower may on any Business Day, upon notice given to the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Sections 2.08, 2.09 and 2.12, Convert all Revolving Credit Advances of one Type comprising the same Borrowing into Revolving Credit Advances of the other Type; provided, however, that:

          (a) No Conversion of Revolving Credit Advances shall result (i) in any Revolving Credit Borrowing failing to comply with the second sentence of
     Section 2.01 or in more separate Revolving Credit Borrowings than are permitted under Section 2.02(b) or (ii) in the aggregate principal amount of all Advances outstanding at the time of such Conversion exceeding the aggregate Commitments at such time;

          (b) No Eurocurrency Rate Advances of one currency shall be Converted into Eurocurrency Rate Advances of another currency; and

          (c) In the case of any Conversion of Eurocurrency Rate Advances of one Interest Period into Eurocurrency Rate Advances of another Interest Period or of Eurocurrency Rate Advances into Base Rate Advances other than on the last day of an Interest Period therefor, the Borrower shall be obligated to reimburse the Lenders in respect thereof pursuant to Section 8.04(c).

Each such notice of a Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion (which shall be a Business Day), (ii) the Revolving Credit Advances to be Converted, and (iii) if such Conversion is into Eurocurrency Rate Advances, the currency and the duration of the initial Interest Period for each such Advance. Each notice of Conversion shall be irrevocable and binding on the Borrower.

          SECTION 2.10. Prepayments of Revolving Credit Advances. (a) Optional. The Borrower may, upon at least the same Business Day's notice to the Administrative Agent received not later than 11:00 A.M. (New York City time) in the case of a Revolving Credit Borrowing consisting of Base Rate Advances, and upon at least two Business Days' notice to the Administrative Agent received not later than 11:00 A.M. (New York City time) in the case of a Revolving Credit Borrowing consisting of Eurocurrency Rate Advances, stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding principal amount of the Revolving Credit Advances comprising part of the same Revolving Credit Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount so prepaid; provided, however, that (a) each partial prepayment shall be in an aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof (or, in each case, the Equivalent thereof in the Foreign Currency in which such Revolving Credit Borrowing is denominated, determined on the date on which the related notice of prepayment is given) and (b) in the case of any such prepayment of a Eurocurrency Rate Advance other than on the last day of the then existing Interest Period therefor, the Borrower shall be obligated to reimburse the Lenders in respect thereof pursuant to Section 8.04(c).

          (b) Mandatory Prepayments. If, on any date, the Administrative Agent notifies the Borrower that (i) the sum of (A) the aggregate principal amount of all Advances denominated in US Dollars and outstanding on such date and (B) the Equivalent in US Dollars of the aggregate principal amount of all Advances denominated in Foreign Currencies and outstanding on such date exceeds (ii) 101% of the aggregate Commitments on such date, then the Borrower agrees to prepay, as soon as practicable and in any event within two Business Days of such notice, the principal amount of any Advances then outstanding in an amount sufficient to reduce such sum to an amount not to exceed 100% of the aggregate Commitments on such date, together with (i) any interest accrued to the date of such prepayment on the aggregate principal amount of Advances so prepaid and (ii) in the case of any prepayment of Eurocurrency Rate Advances other than on the last day of the then existing Interest Period therefor, any amounts which the Borrower is required to reimburse the Lenders for in respect thereof pursuant to Section 8.04(c). The Administrative Agent shall give prompt notice of any prepayment required under this Section 2.10(b) to the Borrower and the Lenders, and shall provide prompt notice to the Borrower of any such notice of required prepayment received by it from any Lender.

          SECTION 2.11. Increased Costs. (a) If, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements included in the Eurocurrency Rate Reserve Percentage) in or in the interpretation of any law or regulation after the date of this Agreement or (ii) the compliance with any directive, guideline or request from any central bank or other governmental authority that becomes effective or is made after the date of this Agreement including, without limitation, any agency of the European Economic and Monetary Union or similar monetary or multinational authority (whether or not having the force of law), there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining Eurocurrency Rate Advances (excluding for purposes of this Section 2.11 any such increased costs resulting from (i) Taxes or Other Taxes (as to which Section 2.14 shall govern) and (ii) changes in the basis of taxation of overall net income or overall gross income by the United States or by the foreign jurisdiction or state under the laws of which such Lender is organized or has its Applicable Lending Office or any political subdivision thereof), then the Borrower agrees to pay to the Administrative Agent for the account of such Lender from time to time, upon demand by such Lender (with a copy of such demand to the Administrative Agent) at any time within 120 days after the date on which a Responsible Bank Officer of such Lender knows or has reason to know of its right to additional compensation under this Section 2.11(a), additional amounts sufficient to compensate such Lender for such increased cost; provided, however, that if any such Lender fails to deliver such demand within such 120-day period, such Lender shall only be entitled to additional compensation for any such costs incurred from and after the date that is 120 days prior to the date such Lender delivers such demand; and provided further, however, that before making any such demand, each Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, such increased cost and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender. A certificate as to the amount of such increased cost, submitted to the Borrower and the Administrative Agent by such Lender, shall be conclusive and binding for all purposes, absent demonstrable error.

          (b) If any Lender determines that compliance with any law or regulation, or any directive, guideline or request from any central bank or other governmental authority that becomes effective or is made after the date of this Agreement (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and that the amount of such capital is increased by or based upon the existence of such Lender's commitment to lend hereunder and other commitments of this type, then Borrower agrees to pay to the Administrative Agent for the account of such Lender, upon demand by such Lender (with a copy of such demand to the Administrative Agent) at any time within 120 days after the date on which a Responsible Bank Officer of such Lender knows or has reason to know of its right to additional compensation under this Section 2.11(b), additional amounts sufficient to compensate such Lender or such corporation in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender's commitment to lend hereunder; provided, however, that if any such Lender fails to deliver such demand within such 120-day period, such Lender shall only be entitled to additional compensation for any such increases in capital required from and after the date that is 120 days prior to the date such Lender delivers such demand. A certificate as to such amounts submitted to the Borrower and the Administrative Agent by such Lender shall be conclusive and binding for all purposes, absent demonstrable error.

          (c) Each Lender will promptly notify the Borrower and the Administrative Agent of any event of which it has actual knowledge occurring after the date of this Agreement that would entitle such Lender to additional compensation under this Section 2.11. No Lender shall request any additional compensation under this Section 2.11 unless it is generally making similar requests of other borrowers similarly situated, and each Lender agrees to use a reasonable basis for calculating amounts allocable to its commitment to lend or its Advances hereunder.

          SECTION 2.12. Illegality. Notwithstanding any other provision of this Agreement, if any Lender shall notify the Administrative Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for any Lender or its Eurocurrency Lending Office to perform its obligations hereunder to make Eurocurrency Rate Advances or to fund or maintain Eurocurrency Rate Advances, (i) each Eurocurrency Rate Advance will automatically, on the last day of the Interest Period then in effect therefor if permitted by applicable law or otherwise upon demand, (A) if such Advance is a Eurocurrency Rate Advance denominated in US Dollars, Convert into a Base Rate Advance and (B) if such Advance is a Eurocurrency Rate Advance denominated in a Foreign Currency, be exchanged for an Equivalent amount of US Dollars and Converted into a Base Rate Advance, and (ii) the obligation of the Lenders to make Eurocurrency Rate Advances or to Convert Revolving Credit Advances into Eurocurrency Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist; provided, however, that before making any such demand, each Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Eurocurrency Lending Office if the making of such a designation would allow such Lender or its Eurocurrency Lending Office to continue to perform its obligations to make Eurocurrency Rate Advances or to continue to fund or maintain Eurocurrency Rate

Advances and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

          SECTION 2.13. Payments and Computations. (a) The Borrower shall make each payment required to be made by it hereunder and under the Notes, except with respect to principal of, interest on and other amounts relating to Revolving Credit Advances denominated in a Foreign Currency, not later than 11:00 A.M. (New York City time) on the day when due in US Dollars to the Administrative Agent at the applicable Administrative Agent's Account, in same day funds. The Borrower shall make each payment required to be made by it hereunder and under the Notes with respect to principal of, interest on and other amounts relating to Revolving Credit Advances denominated in a Foreign Currency not later than 11:00 A.M. (at the Payment Office for such Foreign Currency) on the day when due in such Foreign Currency to the Administrative Agent at the applicable Administrative Agent's Account, in same day funds. The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or the Facility Fee or the Utilization Fee ratably (other than amounts payable pursuant to Section 2.02(c), 2.03, 2.07(c), 2.11, 2.14, 2.16, 2.17, 8.04 or 8.07) to the Lenders for the
account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 8.07(c), from and after the effective date specified in such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves. Upon any Assuming Lender becoming a Lender hereunder as a result of a Commitment Increase pursuant to Section 2.16 or an extension of the Revolver Termination Date then in effect pursuant to Section 2.17, and upon the Administrative Agent's receipt of such Lender's Assumption Agreement and recording the information contained therein in the Register from and after the applicable Increase Date or Extension Date, as the case may be, the Administrative Agent shall make all payments hereunder and under the Notes in respect of the interest assumed thereby to the Assuming Lender.

          (b) All computations of interest based on clause (a) of the definition of "Base Rate" set forth in Section 1.01 shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurocurrency Rate or the Federal Funds Rate or in respect of Competitive Bid Advances and of Facility Fees and Utilization Fees shall be made by the Administrative Agent, and all computations of additional interest pursuant to Section 2.07(c) shall be made by a Lender, on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by the Administrative Agent (or, in the case of Section 2.07(c), by a Lender) of an interest rate hereunder shall be conclusive and binding for all purposes, absent demonstrable error.

          (c) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Eurocurrency Rate Advances to be made in the next following calendar month, such payment shall be made on the immediately preceding Business Day.

          (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which such payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender, together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the higher of (i) the Federal Funds Rate and (ii) the cost of funds incurred by the Administrative Agent in respect of such amount.

          (e) To the extent that the Administrative Agent receives funds for application to the amounts owing by the Borrower under or in respect of this Agreement or any Note in currencies other than the currency or currencies required to enable the Administrative Agent to distribute funds to the Lenders in accordance with the terms of this Section 2.13, the Administrative Agent shall be entitled to convert or exchange such funds into US Dollars or into a Foreign Currency, as the case may be, to the extent necessary to enable the Administrative Agent to distribute such funds in accordance with the terms of this Section 2.13; provided that the Borrower and each of the Lenders hereby agree that the Administrative Agent shall not be liable or responsible for any loss, cost or expense suffered by the Borrower or such Lender as a result of any conversion or exchange of currencies effected pursuant to this Section 2.13(e) or as a result of the failure of the Administrative Agent to effect any such conversion or exchange; and provided further that the Borrower agrees to indemnify the Administrative Agent for any and all losses, costs and reasonable expenses incurred by the Administrative Agent for any conversion or exchange of currencies (or the failure to convert or exchange any currencies) in accordance with this Section 2.13(e).

          SECTION 2.14. Taxes. (a) Any and all payments by the Borrower hereunder or under the Notes shall be made, in accordance with Section 2.13, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Administrative Agent, taxes imposed on its overall net income, and franchise taxes imposed on it in lieu of net income taxes, by the jurisdiction under the laws of which such Lender or the Administrative Agent, as the case may be, is organized or any political subdivision thereof and, in the case of each Lender, taxes imposed on its overall net income, and franchise taxes imposed on it in lieu of net income taxes, by the jurisdiction of such Lender's Applicable Lending Office or any political subdivision thereof (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder or under the Notes being collectively referred to as "Taxes"). If the Borrower shall be required by applicable law to deduct any Taxes from or in respect of any sum paid or payable hereunder or under any Note to any Lender or the Administrative Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.14) such Lender or the Administrative Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law. Within 30 days after the date of any payment of Taxes, the Borrower shall furnish to the Administrative Agent, at its address referred to in Section 8.02(a), the original or a certified copy of a receipt evidencing payment thereof.

          (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, or any performance under, or otherwise with respect to, this Agreement or the Notes (collectively, "Other Taxes").

          (c) The Borrower agrees not to make, and not to permit any Person acting on its behalf to make, any payments hereunder or under the Notes through an account or branch outside the United States, and further agrees that no payments hereunder or under the Notes shall be made on its behalf by a payor that is not a United States person. For purposes of this Section 2.14(c) and
Section 2.14(e), the terms "United States" and "United States person" shall have the meanings specified in Section 7701 of the Internal Revenue Code.

          (d) The Borrower shall indemnify each Lender and the Administrative Agent for the full amount of Taxes or Other Taxes (including, without limitation, any taxes imposed by any jurisdiction on amounts payable under this
Section 2.14) imposed on or paid by such Lender or the Administrative Agent, as the case may be, and any liability (including, without limitation, penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender or the Administrative Agent, as the case may be, makes written demand therefor.

          (e) Each Lender organized under the laws of a jurisdiction outside the United States shall (i) on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Lender and on the date of the Assignment and Acceptance or the Assumption Agreement, as the case may be, pursuant to which it becomes a Lender in the case of each other Lender and (ii) from time to time thereafter upon the obsolescence of, or after a Responsible Bank Officer obtains actual knowledge of the occurrence of an event or circumstance necessitating a change in, the Internal Revenue Service forms hereinafter referred to (but only so long as such Lender remains lawfully able to do so), provide each of the Administrative Agent and the Borrower with two original Internal Revenue Service forms 1001 or 4224, as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Lender is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to this Agreement or the Notes. If the forms provided by a Lender at the time such Lender first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes; provided, however, that, if at the date of the Assignment and Acceptance or the Assumption Agreement, as the case may be, pursuant to which a Lender assignee becomes a party to this Agreement, the Lender assignor was entitled to payments under Section 2.14(a) in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term "Taxes" shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Lender assignee on such date. If any form or document referred to in this Section 2.14(e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service form 1001 or 4224, that the Lender reasonably considers to be confidential, the Lender shall give notice thereof to the Borrower and shall not be obligated to include in such form or document such confidential information; provided, however, that notwithstanding any of the provisions of Section 2.14(d), such Lender shall not be entitled to indemnification under Section 2.14(a) or 2.14(d) with respect to Taxes imposed by the United States that become payable because such information is not provided to the Borrower.

          (f) Each Initial Lender hereby confirms as of the Effective Date, and each other Lender hereby confirms as of the effective date of the Assignment and Acceptance or the Assumption Agreement, as the case may be, pursuant to which it became a Lender, in favor of the Administrative Agent, that either (i) such Lender is not resident in the United Kingdom and is beneficially entitled to the Advances and the interest thereon or (ii) such Lender is a bank as defined for the purposes of
Section 349 of the Income and Corporation Taxes Act of 1988 of the United Kingdom and is beneficially entitled to the Advances and the interest thereon, and each Lender hereby agrees to notify the Administrative Agent if there is any change in its position from that set forth above in this Section 2.14(f).

          (g) For any period with respect to which a Lender has failed to provide the Borrower with the appropriate form described in Section 2.14(e) (other than if such failure is due to a change in law occurring subsequent to the date on which a form originally was required to be provided, or if such form otherwise is not required under the first sentence of Section 2.14(e)), notwithstanding any of the provisions of Section 2.14(d), such Lender shall not be entitled to indemnification under Section 2.14(a) or 2.14(d) with respect to Taxes imposed by the United States that become payable by reason of such failure; provided, however, that should a Lender become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as the Lender shall reasonably request and, to the extent any such steps require the expenditure of money, at the expense of such Lender, to assist the Lender to recover such Taxes.

          (h) Any Lender claiming any additional amounts payable pursuant to this Section 2.14 agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Eurocurrency Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

          SECTION 2.15. Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of the Revolving Credit Advances owing to it (other than pursuant to Section 2.02(c), 2.07(c), 2.11, 2.14, 2.16, 2.17, 8.04
or 8.07) in excess of its ratable share of payments on account of the Revolving Credit Advances obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Revolving Credit Advances owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery, together with an amount equal to such Lender's ratable share (according to the proportion of (a) the amount of such Lender's required repayment to (b) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.15 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of setoff) with respect to the participation as fully as if such Lender were the direct creditor of the Borrower in the amount of the participation.

          SECTION 2.16. Increase in the Aggregate Commitments. (a) The Borrower may, at any time but in any event not more than once in any calendar year prior to the Revolver Termination Date, by notice to the Administrative Agent, request that the aggregate amount of the Commitments be increased by $6,000,000 or an integral multiple of $6,000,000 in excess thereof (each a "Commitment Increase") to be effective as of a date that is at least 90 days prior to the scheduled Revolver Termination Date then in effect (the "Increase Date") as specified in the related notice to the Administrative Agent; provided, however, that (i) in no event shall the aggregate amount of the Commitments at any time exceed $105,000,000, (ii) the Borrower shall concurrently request that the aggregate commitments of the lenders under the Five-Year Credit Agreement be ratably increased based on the respective aggregate Commitments of the Lenders hereunder and the aggregate commitments of the lenders under the Five-Year Credit Agreement, and such requested increase under the Five-Year Credit Agreement shall become effective on the applicable Increase Date, (iii) no Default or Event of Default shall have occurred and be continuing as of the date of such request and (iv) all of the applicable conditions set forth in Article III shall be satisfied as of the applicable Increase Date.

          (b) The Administrative Agent shall promptly notify the Lenders of a request by the Borrower for a Commitment Increase, which notice shall include
(i) the proposed amount of such requested Commitment Increase, (ii) the proposed Increase Date and (iii) the date by which Lenders wishing to participate in the Commitment Increase must commit to an increase in the amount of their respective Commitments (the "Commitment Date"). Each Lender that is willing to participate in such requested Commitment Increase (each an "Increasing Lender") shall, in its sole discretion, give written notice to the Administrative Agent on or prior to the Commitment Date of the amount by which it is willing to increase its Commitment. If the Lenders notify the Administrative Agent that they are willing to increase the amount of their respective Commitments by an aggregate amount that exceeds the amount of the requested Commitment Increase, the requested Commitment Increase shall be allocated among the Lenders willing to participate therein in such amounts as are agreed between the Borrower and the Administrative Agent.

          (c) Promptly following each Commitment Date, the Administrative Agent shall notify the Borrower as to the amount, if any, by which the Lenders are willing to participate in the requested Commitment Increase. If the aggregate amount by which the Lenders are willing to participate in any requested Commitment Increase on any such Commitment Date is less than the requested Commitment Increase, then the Borrower may extend offers to one or more Eligible Assignees to participate in any portion of the requested Commitment Increase that has not been committed to by the Lenders as of the applicable Commitment Date; provided, however, that the Commitment of each such Eligible Assignee, when aggregated with the commitment of such Person to lend under the Five-Year Credit Agreement, shall in no event be less than $10,000,000.

          (d) On each Increase Date, each Eligible Assignee that accepts an offer to participate in a requested Commitment Increase in accordance with
Section 2.16(c) (each an "Increase Assuming Lender") shall become a Lender party to this Agreement as of such Increase Date and the Commitment of each Increasing Lender for such requested Commitment Increase shall be so increased by such amount (or by the amount allocated to such Lender pursuant to the last sentence of Section 2.16(b)) as of such Increase Date; provided, however, that the Administrative Agent shall have received on or before such Increase Date the following, each dated such date:

          (i) (A) certified copies of resolutions of the board of directors of the Borrower or the Executive Committee of such board approving the Commitment Increase and the corresponding modifications to this Agreement,
     (B) a certificate, signed by a duly authorized Responsible Officer of the Borrower, stating that all of the applicable conditions in Article III have been satisfied and (C) an opinion of counsel for the Borrower, in substantially the form of Exhibit C hereto;

          (ii) an Assumption Agreement from each Increase Assuming Lender, duly executed by such Increase Assuming Lender, the Administrative Agent and the Borrower; and

          (iii) confirmation from each Increasing Lender of the increase in the amount of its Commitment in a writing satisfactory to the Borrower and the Administrative Agent.

On each Increase Date, upon fulfillment of the conditions set forth in the immediately preceding sentence of this Section 2.16(d), the Administrative Agent shall notify the Lenders (including, without limitation, each Assuming Lender) and the Borrower, on or before 1:00 P.M. (New York City time), by telecopier or telex, of the occurrence of the Commitment Increase to be effected on such Increase Date and shall record in the Register the relevant information with respect to each Increasing Lender and each Increase Assuming Lender on such date. In addition, on each Increase Date, each of the Increasing Lenders and the Increase Assuming Lenders will purchase and assume from the other Lenders such interests in the Revolving Credit Advances made by such other Lenders and outstanding on such Increase Date as shall be necessary so that, after giving effect to such purchases and assumptions, each of the Lenders (including the Increasing Lenders and the Increase Assuming Lenders) will hold their respective Pro Rata Shares of all Revolving Credit Advances outstanding on such Increase Date (such purchases and assumptions to be effected by each of the Increasing Lenders and the Increase Assuming Lenders making an amount equal to such respective Pro Rata Shares available for the accounts of their Applicable Lending Offices to the Administrative Agent at the applicable Administrative Agent's Accounts, in same day funds). The Borrower hereby agrees to each of the purchases and assumptions described in the immediately preceding sentence.

          SECTION 2.17. Extension of Revolver Termination Date. (a) At least 30 days but not more than 45 days prior to the scheduled Revolver Termination Date then in effect, the Borrower, by written notice to the Administrative Agent, may request an extension of such Revolver Termination Date for a period of 364 days from its then scheduled expiration; provided, however, that the Borrower shall not have made the Term Loan Election for Advances outstanding on such Revolver Termination Date prior to such time. The Administrative Agent shall promptly notify each Lender of such request, and each Lender shall in turn, in its sole discretion, not earlier than 30 days but at least 20 days prior to the scheduled Revolver Termination Date then in effect, notify the Administrative Agent in writing as to whether such Lender will consent to such extension. If any Lender shall fail to notify the Administrative Agent in writing of its consent to, or refusal of, any such request for extension of the Revolver Termination Date at least 20 days prior to the scheduled Revolver Termination Date then in effect, such Lender shall be deemed to be a Non-Consenting Lender with respect to such request. The Administrative Agent shall notify the Borrower in writing not later than 15 days prior to the scheduled Revolver Termination Date then in effect of the decision of the Lenders regarding the Borrower's request for an extension of such Revolver Termination Date. It is understood and agreed that no Lender shall have any obligation whatsoever to agree to any request made by the Borrower for an extension of the Revolver Termination Date.

          (b) If all of the Lenders consent in writing to any such request in accordance with subsection (a) of this Section 2.17, upon fulfillment of the applicable conditions set forth in Article III, the Revolver Termination Date in effect at such time shall, effective as at such Revolver Termination Date (the "Extension Date"), be extended for a period of 364 days from such Extension Date. If Lenders holding at least a majority in interest of the aggregate Commitments at such time (after giving effect to any assumptions of the Commitments of Non-Consenting Lenders in accordance with subsection (c) of this
Section 2.17) consent in writing to any such request in accordance with subsection (a) of this Section 2.17, the Revolver Termination Date in effect at such time shall, upon fulfillment of the applicable conditions set forth in
Article III, effective as at the applicable Extension Date, be extended as to those Lenders that so consented (each a "Consenting Lender") but shall not be extended as to any other Lender (each a "Non-Consenting Lender"). To the extent that the Revolver Termination Date is not extended as to any Lender pursuant to this Section 2.17 and the Commitment of such Lender is not assumed in accordance with subsection (c) of this Section 2.17 on or prior to the applicable Extension Date, the Commitment of such Non-Consenting Lender shall automatically terminate in whole on such unextended Revolver Termination Date without any further notice or other action by the Borrower, such Lender or any other Person; provided that such Non-

Consenting Lender's rights under Sections 2.07(c), 2.11, 2.14 and 8.04, and its obligations under Section 7.05, shall survive the Revolver Termination Date for such Lender as to matters occurring prior to such Extension Date.

          (c) If less than all of the Lenders consent to any such request pursuant to subsection (a) of this Section 2.17, the Borrower may arrange for one or more Consenting Lenders or other Eligible Assignees to assume, effective as of the Extension Date, any Non-Consenting Lender's Commitment and all of the rights and obligations of such Non-Consenting Lender under this Agreement thereafter arising (each Eligible Assignee assuming the Commitment of one or more Non-Consenting Lenders pursuant to this Section 2.17 being an "Extension Assuming Lender"), without recourse to or warranty by, or expense to, such Non-Consenting Lender; provided, however, that the Commitment of any such Extension Assuming Lender, when aggregated with the commitment of such Person to lend under the Five-Year Credit Agreement, shall in no event be less than $10,000,000 unless the Commitment of such Non-Consenting Lender hereunder and the commitment of such Non-Consenting Lender to lend under the Five-Year Credit Agreement at such time is less than $10,000,000, in which case such Extension Assuming Lender shall assume all of such lesser amount; and provided further that:

          (i) the Consenting Lenders and Extension Assuming Lenders shall collectively have paid to the Non-Consenting Lenders the aggregate principal amount of, and any interest accrued and unpaid to the effective date of such assumption on, the outstanding Advances, if any, of such Non-Consenting Lenders;

          (ii) any accrued and unpaid Facility Fees and Utilization Fees owing to such Non-Consenting Lenders as of the effective date of such assumption, and all additional cost and expense reimbursements and indemnification payments payable to such Non-Consenting Lenders, and all other accrued and unpaid amounts owing to such Non-Consenting Lenders under this Agreement and the Notes, as of the effective date of such assumption, shall have been paid to such Non-Consenting Lenders by the Borrower or such Consenting Lenders and Extension Assuming Lenders; and

          (iii) with respect to any such Extension Assuming Lender, the applicable processing and recordation fee required under Section 8.07(a) shall have been paid; and

provided further that such Non-Consenting Lender's rights under Sections 2.07(c), 2.11, 2.14 and 8.04, and its obligations under Section 7.05, shall survive such substitution as to matters occurring prior to the date of substitution. At least three Business Days prior to each Extension Date, (A) each such Extension Assuming Lender, if any, shall have delivered to the Borrower and the Administrative Agent an Assumption Agreement, duly executed by such Extension Assuming Lender, such Non-Consenting Lender, the Borrower and the Administrative Agent, (B) each such Consenting Lender, if any, shall have delivered written confirmation satisfactory to the Borrower and the Administrative Agent as to any increase in the amount of its Commitment resulting from its assumption of one or more Commitments of the Non-Consenting Lenders and (C) each Non-Consenting Lender being replaced pursuant to this
Section 2.17(c) shall have delivered to the Administrative Agent, to be held in escrow on behalf of such Non-Consenting Lender until the payment in full of all amounts owing to such Non-Consenting Lender under clauses (i) through (iii) of this Section 2.17, any Note or Notes held by such Non-Consenting Lender. Upon the payment or prepayment of all amounts referred to in clauses (i), (ii) and
(iii) of this Section 2.17(c), each such Consenting Lender or Extension Assuming Lender, as of the Extension Date, will be substituted for the applicable Non-Consenting Lender(s) under this Agreement and shall be a Lender for all purposes of this Agreement, without any further acknowledgment by or the consent of any of the other Lenders, and the obligations of each such Non-Consenting Lender hereunder shall, by the provisions hereof, be released and discharged.

          (d) If the Required Lenders (after giving effect to any assumptions pursuant to subsection (c) of this Section 2.17) consent in writing to a requested extension (whether by execution and delivery of an Assumption Agreement or otherwise) not later than one Business Day prior to an Extension Date, the Administrative Agent shall so notify the Borrower, and, upon fulfillment of the applicable conditions set forth in Article III, the Revolver Termination Date then in effect shall be extended for the 364-day period described in subsection (a) of this Section 2.17, and all references in this Agreement and in the Notes to the "Revolver Termination Date" shall, with respect to each Consenting Lender and each Assuming Lender for such Extension Date, refer to the Revolver Termination Date as so extended. Promptly following each Extension Date, the Administrative Agent shall notify the Lenders (including, without limitation, each Assuming Lender) of the extension of the scheduled Revolver Termination Date in effect immediately prior thereto and shall thereupon record in the Register the relevant information with respect to each such Consenting Lender and each such Extension Assuming Lender.

          SECTION 2.18. Substitution of Currency. If the euro or any other single or unified European currency is implemented pursuant to the commencement of the third stage of the Economic and Monetary Union (as contemplated in the Treaty on European Union) or any other change in any Foreign Currency occurs pursuant to any other applicable law, rule or regulation of any governmental, monetary or multinational authority, this Agreement (including, without limitation, the definition of Eurocurrency Rate) will be amended to the extent determined by the Administrative Agent (acting reasonably and in consultation with the Borrower) to be necessary to reflect the change in currency and to put the Lenders and the Borrower in the same position, so far as possible, that they would have been in if no implementation of the euro or such other single or unified European currency or other change in such Foreign Currency, as the case may be, had occurred.

          SECTION 2.19. Use of Proceeds. The proceeds of the Advances shall be available, and the Borrower agrees that it shall use such proceeds, solely for general corporate purposes (including, without limitation, acquisitions of the shares of capital stock of (or other ownership or profit interests in), or all or any portion of the property and assets of, any Person, and the refinancing of other Indebtedness of the Borrower) not otherwise prohibited under the terms of this Agreement.

                                  ARTICLE III

                    CONDITIONS TO EFFECTIVENESS AND LENDING

          SECTION 3.01. Conditions Precedent to Effectiveness of Sections 2.01 and 2.03. Sections 2.01 and 2.03 of this Agreement shall become effective on and as of the first date (the "Effective Date") on which the following conditions precedent have been satisfied:

          (a) There shall have occurred no Material Adverse Change since December 31, 1997.

          (b) There shall exist no action, suit, investigation, litigation, arbitration or proceeding (including, without limitation, any Environmental Action) affecting the Borrower or any of its Subsidiaries pending or, to the knowledge of the Borrower, threatened before any court, governmental agency or arbitrator that (i) either individually or in the aggregate, could be reasonably expected to have a Material Adverse Effect other than the matters described on Schedule 3.01(b) hereto (the "Disclosed Litigation") or (ii) purports to adversely affect the legality, validity or enforceability of this Agreement or any Note or the consummation of the transactions contemplated hereby; and there shall have been no adverse change in the status, or financial effect on the Borrower or any of its Subsidiaries, of the Disclosed Litigation from that described on Schedule 3.01(b) hereto.

          (c) All governmental and third party consents and approvals necessary in connection with this Agreement and the Notes and with the transactions contemplated hereby shall have been obtained (without the imposition of any conditions that are not reasonably acceptable to the Lenders) and shall remain in effect; and no law or regulation shall be applicable in the reasonable judgment of the Lenders that restrains, prevents or imposes materially adverse conditions on this Agreement or any Note or upon any of the transactions contemplated hereby.

          (d) All accrued fees and reasonable out-of-pocket expenses of the Administrative Agent (including, without limitation, all reasonable accrued fees and expenses of counsel for the Administrative Agent for which a reasonably detailed invoice has been delivered to the Borrower at least two Business Days prior to the Effective Date) shall have been paid in full.

          (e) All amounts owing by the Borrower or any of its Subsidiaries under either of the Existing Credit Agreements shall have been, or concurrently with any initial Borrowing made on the Effective Date shall be, paid in full, and all commitments of the lenders thereunder shall have been, or concurrently with any initial Borrowing made on the Effective Date shall be, terminated in accordance with the terms of such Agreement.

          (f) On the Effective Date, the following statements shall be true and the Administrative Agent shall have received for the account of each Lender a certificate signed by a duly authorized Responsible Officer of the Borrower, dated such date, stating that:

               (i)    The representations and warranties contained in Section
          4.01 are correct on and as of the Effective Date, as though made on and as of such date;

               (ii) No event has occurred and is continuing, or shall occur as a result of the occurrence of the Effective Date, that constitutes a Default; and

               (iii) The conditions precedent set forth in subsections (a) through (f) of this Section 3.01 have been satisfied.

          (g) The Administrative Agent shall have received on or before the Effective Date the following, each dated such date, in form and substance satisfactory to the Administrative Agent and (except for the Revolving Credit Notes) in sufficient copies for each Lender:

               (i) The Revolving Credit Notes to the order of each of the Lenders, respectively.

               (ii) A certificate of the Secretary or an Assistant Secretary of the Borrower certifying (A) appropriate resolutions of the Board of Directors of the Borrower approving this Agreement and the Notes, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and the Notes and

          (B) the names and true signatures of the officers of the Borrower authorized to sign this Agreement and the Notes and the other documents to be delivered by the Borrower hereunder.

               (iii) Favorable opinions of an Assistant General Counsel for the Borrower, in substantially the form of Exhibit D-1 hereto, and of Sidley & Austin, special counsel for the Borrower, in substantially the form of Exhibit D-2 hereto.

               (iv) A favorable opinion of Shearman & Sterling, counsel for the Administrative Agent.

          SECTION 3.02. Conditions Precedent to Each Revolving Credit Borrowing. The obligation of each Lender to make a Revolving Credit Advance on the occasion of each Revolving Credit Borrowing shall be subject to the conditions precedent that the Effective Date shall have occurred and on the date of such Revolving Credit Borrowing the following statements shall be true (and each of the giving of the applicable Notice of Revolving Credit Borrowing and the acceptance by the Borrower of the proceeds of such Revolving Credit Borrowing shall constitute a representation and warranty by the Borrower that on the date of such Revolving Credit Borrowing such statements are true):

          (a) The representations and warranties contained in Section 4.01 (except for the representation and warranty set forth in clause (i) of Section 4.01(f)) are correct on and as of the date of such Revolving Credit Borrowing, before and after giving effect to such Revolving Credit Borrowing and to the application of the proceeds therefrom, as though made on and as of such date; and

          (b) No event has occurred and is continuing, or would result from such Revolving Credit Borrowing or from the application of the proceeds therefrom, that constitutes a Default.

          SECTION 3.03. Conditions Precedent to Each Competitive Bid Borrowing. The obligation of each Lender that is to make a Competitive Bid Advance as part of any Competitive Bid Borrowing is subject to the conditions precedent that (a) the Administrative Agent shall have received the written confirmatory Notice of Competitive Bid Borrowing with respect thereto, (b) on or before the date of such Competitive Bid Borrowing, but prior to such Competitive Bid Borrowing, the Administrative Agent shall have received a Competitive Bid Note payable to the order of such Lender for each of the one or more Competitive Bid Advances to be made by such Lender as part of such Competitive Bid Borrowing, dated such date and in a principal amount equal to the principal amount of the Competitive Bid Advance to be evidenced thereby and otherwise on such terms as were agreed to for such Competitive Bid Advance in accordance with Section 2.03, and (c) on the date of such Competitive Bid Borrowing the following statements shall be true (and each of the giving of the applicable Notice of Competitive Bid Borrowing and the acceptance by the Borrower of the proceeds of such Competitive Bid Borrowing shall constitute a representation and warranty by the Borrower that on the date of such Competitive Bid Borrowing such statements are true):

          (i) The representations and warranties contained in Section 4.01 (except for the representation and warranty set forth in clause (i) of Section 4.01(f)) are correct on and as of the date of such Competitive Bid Borrowing, before and after giving effect to such Competitive Bid Borrowing and to the application of the proceeds therefrom, as though made on and as of such date; and

          (ii) No event has occurred and is continuing, or would result from such Competitive Bid Borrowing or from the application of the proceeds therefrom, that constitutes a Default.

          SECTION 3.04. Conditions Precedent to Each Increase Date and Each Extension Date. The obligation of each Increasing Lender and each Increase Assuming Lender to effect a Commitment Increase pursuant to Section 2.16 and of each Consenting Lender and each Extension Assuming Lender to extend the Revolver Termination Date then in effect pursuant to Section 2.17 is subject to the conditions precedent that (a) the Administrative Agent shall have accepted all of the Assumption Agreements of the Assuming Lenders and received all of the written confirmations of increases in the Commitments of the Consenting Lenders for such Increase Date or such Extension Date, as the case may be, and, in the case of any such Extension Date, all of the Non-Consenting Lenders shall have received all of the amounts required to have been paid to them under Section 2.17(c) on or prior to such Extension Date, (b) on or before such Increase Date or such Extension Date, the Administrative Agent shall have received Revolving Credit Notes payable, in the case of each Commitment Increase, to the order of each Increasing Lender and each Increase Assuming Lender, and, in the case of each extension of the Revolver Termination Date, to the order of each applicable Consenting Lender and each Extension Assuming Lender, and, in each case, dated such date and in a principal amount equal to the Commitment of such Lender on such date (after giving effect to the related Commitment Increase or extension of the Revolver Termination Date, as the case may be), and (c) on such Increase Date or such Extension Date, as the case may be, the following statements shall be true (and a duly authorized Responsible Officer of the Borrower shall certify the completeness and accuracy of such statements to the Administrative Agent and the Lenders on and as of such Increase Date or such Extension Date):

          (i) There shall have occurred no Material Adverse Change since December 31, 1997;

          (ii) The representations and warranties contained in Section 4.01 shall be correct on and as of such Increase Date or such Extension Date, before and after giving effect to such date, as though made on and as of such date; and

          (iii) No event shall have occurred and be continuing, or shall result from the occurrence of such Increase Date or such Extension Date, that constitutes a Default.

          SECTION 3.05. Determinations Under Section 3.01. For purposes of determining compliance with the conditions specified in Section 3.01, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Administrative Agent responsible for the transactions contemplated by this Agreement shall have received notice from such Lender prior to the date that the Borrower, by notice to the Lenders, designates as the proposed Effective Date, specifying its objection thereto. The Administrative Agent shall promptly notify the Lenders of the occurrence of the Effective Date.

                                  ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES

          SECTION 4.01. Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:

          (a) The Borrower and each of the Material Subsidiaries (i) are corporations, limited partnerships or limited liability companies duly organized, validly existing and, to the extent applicable, in good standing under the laws of their respective jurisdictions of organization, (ii) to the extent applicable, are duly qualified and in good standing as foreign corporations, limited partnerships or limited liability companies in each other jurisdiction in which they own or lease property or assets or in which the conduct of their respective businesses requires them to so qualify or be licensed, except where the failure to so qualify or be licensed, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, and (iii) have all requisite power and authority to own or lease and operate their respective property and assets and to carry on their respective businesses as conducted.

          (b) The execution, delivery and performance by the Borrower of this Agreement and the Notes, and the consummation of the transactions contemplated hereby, are within the Borrower's corporate, partnership or limited liability company powers, have been duly authorized by all necessary action, and do not contravene (i) the Borrower's charter or by-laws (or similar organizational documents) or (ii) any law, regulation, judgment, order, writ, injunction, decree, determination or award or any contractual restriction binding on or affecting the Borrower.

          (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery and performance by the Borrower of this Agreement or any Note.

          (d) This Agreement has been, and each of the Notes when delivered hereunder will have been, duly executed and delivered by the Borrower. This Agreement is, and each of the Notes when delivered hereunder will be, the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with their respective terms, except to the extent that the enforceability thereof may be limited by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to or affecting creditors' rights generally or by general principles of equity.

          (e) (i) The Consolidated balance sheet of the Borrower and its Subsidiaries as at December 31, 1997, and the related Consolidated statements of income, retained earnings and cash flows of the Borrower and its Subsidiaries for the fiscal year then ended, accompanied by an unqualified opinion of Arthur Andersen & Co., independent public accountants, and (ii) the Consolidated balance sheet of the Borrower and its Subsidiaries as at March 31, 1998, and the related Consolidated statements of income, retained earnings and cash flows of the Borrower and its Subsidiaries for the three months then ended, duly certified by the Chief Financial Officer of the Borrower, copies of all of which have been furnished to each Lender, fairly present, subject, in the case of such balance sheet as at March 31, 1998 and such related statements of income, retained earnings and cash flows for the three months then ended, to year-end audit adjustments, the Consolidated financial condition of the Borrower and its Subsidiaries as at such dates and the Consolidated results of the operations of the Borrower and its Subsidiaries for the period ended on such dates, all in accordance with generally accepted accounting principles consistently applied.

          (f) There is no action, suit, investigation, litigation, arbitration or proceeding (including, without limitation, any Environmental Action) affecting the Borrower or any of its Subsidiaries pending or, to the knowledge of the Borrower, threatened before any court, governmental agency or arbitrator that (i) either individually or in the aggregate, could be reasonably expected to have a Material Adverse Effect other than the Disclosed Litigation or (ii) purports to adversely affect the legality, validity or enforceability of this Agreement or any Note or the consummation of the transactions contemplated hereby.

          (g) The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying "margin stock" (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System). Following application of the proceeds of each Advance, not more than 25% of the value of the property and assets of the Borrower, either individually or together with its Subsidiaries, taken as a whole, subject to the provisions of Section 5.02(a) or subject to any restriction contained in any agreement or instrument between the Borrower and any Lender or any Affiliate of any Lender relating to Indebtedness and within the scope of Section 6.01(d) will be "margin stock" (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System).

          (h) All information, exhibits and reports furnished by or on behalf of the Borrower or any of its Subsidiaries to the Administrative Agent and the Lenders in connection with the negotiation of, or pursuant to the terms of, this Agreement or any Note do not, considered as a whole, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made therein, in light of the circumstances under which any such statements were made, not misleading (it being understood that with respect to projections, such projections are good faith estimates based on assumptions believed to be reasonable by the Borrower at the time of delivery of such projections to the Administrative Agent and the Lenders and that no assurances can be given that the results set forth in the projections will actually be obtained).

          (i) No ERISA Event has occurred or could reasonably be expected to occur with respect to any Plan.

          (j) To the extent an annual report (Form 5500 Series) is required to be filed, Schedule B (Actuarial Information) to the most recent such annual report for each Plan, copies of which have been filed with the Internal Revenue Service and furnished to the Lenders, is complete and accurate and fairly presents the funding status of such Plan; and since the date of such Schedule B there has been no material adverse change in such funding status.

          (k) Neither the Borrower nor any ERISA Affiliate (i) has incurred or could reasonably be expected to incur any Withdrawal Liability with respect to any Multiemployer Plan or (ii) has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA; and, to the knowledge of the Borrower, no such Multiemployer Plan could reasonably be expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA.

          (l) The operations and properties of the Borrower and its Subsidiaries comply in all material respects with all applicable Environmental Laws and Environmental Permits.

          (m) None of the properties owned or operated by the Borrower or its Subsidiaries is listed or, to the knowledge of the Borrower, is proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list; there are no and never have been any underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property owned or operated by the Borrower or any of its Subsidiaries that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

          (n) Neither the Borrower nor its Subsidiaries is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation, assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any governmental or regulatory authority or the requirements of any Environmental Law, that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

          (o) The proceeds of the Advances shall be available, and the Borrower agrees that it shall use such proceeds, solely for general corporate purposes (including, without limitation to, acquisitions of the shares of capital stock of (or other ownership or profit interests in), or all or any portion of the property and assets of any Person, and the refinancing of other Indebtedness of the Borrower) not otherwise prohibited under the terms of this Agreement.

          (p) Neither the Borrower nor any of the Material Subsidiaries is an "investment company", or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company" (each as defined in the Investment Company Act of 1940, as amended). Neither the making of any Advances nor the application of the proceeds or repayment thereof by the Borrower, nor the consummation of the other transactions contemplated hereby, will violate any provision of such Act or any rule, regulation or order of the Securities and Exchange Commission thereunder.

          (q) The Advances and all related obligations of the Borrower under this Agreement and the Notes rank pari passu with all other unsecured obligations of the Borrower that are not, by their terms, expressly subordinate to such other obligations of the Borrower.

          (r) The Borrower has (i) initiated a review and assessment of all areas within its and each of its Subsidiaries' business and operations (including, to the extent the Borrower deems appropriate, those affected by suppliers, vendors and customers) that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by the Company or any of its Subsidiaries may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), (ii) developed a plan for addressing the Year 2000 Problem on a timely basis, and (iii) to date, has initiated implementation of that plan. Based on the foregoing, the Borrower believes that all computer applications that are material to its or any of its Subsidiaries' business and operations are reasonably expected on a timely basis to be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, be "Year 2000 compliant"), except to the extent that a failure to do so could not reasonably be expected to have Material Adverse Effect.

                                   ARTICLE V

                           COVENANTS OF THE BORROWER

          SECTION 5.01. Affirmative Covenants. So long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will:

          (a) Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA and Environmental Laws, except where the failure to so comply, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          (b) Payment of Taxes, Etc. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent,
     (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge, levy or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained, unless and until any Lien resulting therefrom attaches to its property and enforcement, collection, execution, levy or foreclosure proceedings shall have been commenced with respect to one or more such taxes, assessments, charges, levies or claims that, either individually or in the aggregate, are material.

          (c) Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as the Borrower believes in good faith is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such Subsidiary operates.

          (d) Preservation of Corporate Existence, Etc. Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its existence, rights (charter and statutory) and franchises; provided, however, that the Borrower and its Subsidiaries may consummate any merger or consolidation otherwise permitted under Section 5.02(c); and provided further that neither the Borrower nor any of its Subsidiaries shall be required to preserve any right or franchise if management of the Borrower shall determine in good faith that the preservation thereof is no longer desirable in the conduct of the business or the continued operations of the Borrower or such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to the Borrower and its Subsidiaries taken as a whole, or to the Lenders.

          (e) Visitation Rights. At any reasonable time and from time to time, upon notice to the Borrower, permit the Administrative Agent or any of the Lenders or any agents or representatives thereof to examine and make copies of and abstracts from the records and books of account, and visit the properties, of the Borrower and/or any of its Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and/or any of its Subsidiaries with any of their officers or directors and with their independent public accountants; provided, however, that so long as no Default under Section 6.01(a) or 6.01(e) or Event of Default has occurred and is continuing, the Borrower shall have the right to be present at all such discussions and all such visits shall be at the Administrative Agent's or the applicable Lender's expense.

          (f) Keeping of Books. Keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrower and each such Subsidiary in accordance with generally accepted accounting principles in effect from time to time.

          (g) Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its material properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

          (h) Transactions with Affiliates. Conduct, and cause each of its Subsidiaries to conduct, all transactions otherwise permitted under this Agreement with any of their Affiliates on terms that are fair and reasonable and no less favorable to the Borrower or such Subsidiary than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate, other than any transaction or series of related transactions solely between or among the Borrower and one or more of its Wholly-Owned Subsidiaries, or solely between or among one or more of the Wholly-Owned Subsidiaries of the Borrower, in each case to the extent such transaction or series of related transactions is not otherwise prohibited under the terms of this Agreement.

          (i) Subordination. As promptly as practicable and in any event on or prior to September 1, 1998, cause each of the Domestic Subsidiaries to enter into an agreement to subordinate all of the Indebtedness of the Borrower owing to such Domestic Subsidiary from time to time to the obligations of the Borrower under and in respect of this Agreement and the Notes on the terms set forth in Exhibit E hereto.

          (j)  Reporting Requirements.  Furnish to the Lenders:

               (i) as soon as available and in any event within 55 days after the end of each of the first three quarters of each fiscal year of the Borrower, a Consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such quarter and Consolidated statements of income, retained earnings and cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, duly certified (subject to year-end audit adjustments) by the Chief Financial Officer or Treasurer of the Borrower as having been prepared in accordance with generally accepted accounting principles;

               (ii) as soon as available and in any event within 100 days after the end of each fiscal year of the Borrower, a copy of the annual audit report for such fiscal year for the Borrower and its Subsidiaries, containing a Consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal year and Consolidated statements of income, retained earnings and cash flows of the Borrower and its Subsidiaries for such fiscal year, in each case accompanied by an unqualified opinion or an opinion otherwise reasonably acceptable to the Required Lenders by Arthur Andersen & Co. or other independent public accountants of nationally recognized standing and reasonably acceptable to the Administrative Agent;

               (iii) simultaneously with each delivery of the financial statements referred to in subclauses (j)(i) and (j)(ii) of this
          Section 5.01, a certificate of the Chief Financial Officer or the Treasurer of the Borrower as to compliance with the terms of this Agreement (including, without limitation, with respect to any Investment made pursuant to Section 5.02(d)(vii)) and setting forth in reasonable detail the calculations necessary to demonstrate compliance with Sections 5.02(b)(iv), 5.02(d)(viii) and 5.03;

               (iv) as soon as possible and in any event within five days after any Responsible Officer knows or has reason to know of the occurrence of each Default or Event of Default continuing on the date of such statement, a statement of such Responsible Officer setting forth the details of such Default or Event of Default and the action that the applicable Borrower has taken and proposes to take with respect thereto;

               (v) promptly after the sending or filing thereof, copies of all reports and registration statements, if any, that the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission or any national securities exchange;

               (vi) promptly after the commencement thereof, notice of all actions, suits, investigations, litigations, arbitrations and proceedings before any court, governmental agency or arbitrator affecting the Borrower or any of its Subsidiaries that (A) either individually or in the aggregate, could be reasonably expected to have a Material Adverse Effect other than the Disclosed Litigation or (B) purports to adversely affect the legality, validity or enforceability of this Agreement or any Note or the consummation of the transactions contemplated hereby; and

               (vii) such other financial information respecting the Borrower or any of its Subsidiaries as any Lender through the Administrative Agent may from time to time reasonably request.

          SECTION 5.02. Negative Covenants. So long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will not:

          (a) Liens, Etc. Create or suffer to exist, or permit any of its Subsidiaries to create or suffer to exist, any Lien on or with respect to any of its properties, whether now owned or hereafter acquired, or assign, or permit any of Subsidiaries to assign, any right to receive income, other than its

               (i)    Permitted Liens;

               (ii) purchase money Liens upon or in any real property or equipment acquired or held by the Borrower or any of its Subsidiaries in the ordinary course of business to secure the purchase price of such real property or equipment or to secure Indebtedness incurred solely for the purpose of financing the acquisition of such real property or equipment, or Liens existing on any such real property or equipment at the time of its acquisition (other than any such Liens created in contemplation of such acquisition that were not incurred to finance the acquisition of such real property or equipment); provided, however, that no such Lien shall extend to or cover any property or assets of any character other than the real property or equipment being acquired; and provided further that any

          Indebtedness secured by such Liens shall be otherwise permitted under the terms of this Agreement;

               (iii) Liens on property or assets of a Person (other than the Borrower or any of its Subsidiaries) existing at the time such property or asset is purchased or otherwise acquired by the Borrower or its Subsidiaries; provided that such Liens were not created in contemplation of such purchase or other acquisition and do not extend to any property or assets other than those so purchased or otherwise acquired;

               (iv) Liens on property or assets of a Person (other than the Borrower or any of its Subsidiaries) existing at the time such Person is merged into or consolidated with the Borrower or any Subsidiary of the Borrower or becomes a Subsidiary of the Borrower; provided that such Liens were not created in contemplation of such merger, consolidation or acquisition and do not extend to any property or assets other than those of the Person so merged into or consolidated with, or acquired by, the Borrower or such Subsidiary;

               (v) Liens on accounts or notes receivable (whether such accounts or notes receivable constitute accounts, instruments, chattel paper or general intangibles) and other related assets, and sales of or discounts on the foregoing, arising solely in connection with the securitization thereof (whether in one transaction or in a series of transactions); provided that the sale or other disposition of any such accounts or notes receivable and related assets shall be on a "true sale" basis;

               (vi)   Liens not otherwise permitted under clauses (i) through
          (v) of this Section 5.02(a) securing Indebtedness in an aggregate principal amount not to exceed $30,000,000 (or the Equivalent thereof in one or more Foreign Currencies) at any time outstanding; and

               (vii) the replacement, extension or renewal of any Lien otherwise permitted under clauses (ii) through (vi) of this Section 5.02(a) upon or in the same property and assets theretofore subject thereto; provided that no such extension, renewal or replacement shall extend to or cover any property not theretofore subject to the Lien being extended, renewed or replaced; and provided further that any Indebtedness secured by such Liens shall otherwise be permitted under the terms of this Agreement.

          (b) Subsidiary Indebtedness. Permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Indebtedness other than:

               (i)    Indebtedness under this Agreement and the Notes;

               (ii) Indebtedness incurred pursuant to the facilities existing on the date of this Agreement and described on Schedule 5.02(b) hereto;

               (iii) Indebtedness owed to the Borrower or to a Domestic Subsidiary; provided, however, that (A) any such Indebtedness shall be incurred in the ordinary course of business and (B) on and after September 1, 1998, any such Indebtedness of the Borrower shall be subordinated to all of the Borrower's Indebtedness under this Agreement and the Notes on the same terms as those set forth in Exhibit E hereto;

               (iv)   unsecured Indebtedness not otherwise permitted under this
          Section 5.02(b) incurred in the ordinary course of business and in an aggregate amount not to exceed at any time outstanding 20% of Consolidated Net Worth;

               (v) Indebtedness extending the maturity of, or refunding or refinancing, in whole or in part, any Indebtedness incurred under clause (ii), (iii) or (iv) of this Section 5.02(b); provided, however, that the aggregate principal amount of such extended, refunding or refinancing Indebtedness shall not be increased above the outstanding principal amount thereof immediately prior to such extension, refunding or refinancing; and

               (vi) endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

          (c) Mergers, Etc. Merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its property and assets (whether now owned or hereafter acquired) to, any Person, or permit any of its Subsidiaries to do so, except that:

               (i) any Subsidiary may merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets to, any other Wholly-Owned Subsidiary of the Borrower;

               (ii) any Subsidiary of the Borrower may merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets to, the Borrower so long as the Borrower is the surviving corporation;

               (iii) subject to the requirements of Section 5.01(h), any Subsidiary of the Borrower may merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets to, any Subsidiary of the Borrower that is not a Wholly-Owned Subsidiary of the Borrower;

               (iv) the Borrower may merge with any other Person so long as the Borrower is the surviving corporation; and

               (v) subject to (A) the requirements of Section 5.01(h), (B) a good faith determination by the Borrower that the continued existence of such Subsidiary or that the ownership or maintenance of such property and assets are no longer necessary or desirable in the conduct of the business or the continued operations of the Borrower and its Subsidiaries, taken as a whole and (C) compliance with the covenants set forth in Section 5.03 on a pro forma basis as of the last day of the Measurement Period most recently ended, any Subsidiary of the Borrower may merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets to one or more other Persons;

     provided that, in the cases of subclauses (iii), (iv) and (v) of this
     Section 5.02(c), no Default shall have occurred and be continuing at the time of such proposed transaction or shall occur as a result thereof.

          (d) Investments in Other Persons. Make or hold, or permit any of its Subsidiaries to make or hold, any Investment in any Person other than:

               (i)    Investments existing on the date of this Agreement;

               (ii) Investments by the Borrower and its Subsidiaries in cash and Marketable Securities;

               (iii) Investments by the Borrower in one or more of its Subsidiaries to the extent permitted under Section 5.02(b)(iii) or 5.02(b)(v);

               (iv) Investments by any Subsidiary of the Borrower in the Borrower or one or more other Subsidiaries of the Borrower;

               (v) loans and advances to employees in the ordinary course of the business of the Borrower and its Subsidiaries as presently conducted;

               (vi) Investments in account debtors received in connection with the bankruptcy or reorganization, or in compromise or settlement of delinquent obligations, of suppliers and customers arising in the ordinary course of business and in accordance with applicable collection and credit policies established by the Borrower or such Subsidiary, as the case may be;

               (vii) Investments not otherwise permitted under this Section 5.02(d); provided that in the case of any Investment made under this clause (vii):

                    (A) such Investment shall result in (1) the acquisition of all or substantially all of the assets of a Person or (2) the acquisition or creation of a Subsidiary of the Borrower, or a Person that will be or become part of a Subsidiary of the Borrower, and such Subsidiary shall not have contingent liabilities on the date of such Investment which could reasonably be expected to be material to the Borrower and its Subsidiaries, taken as a whole;

                    (B) any Subsidiary of the Borrower acquired or created as a result of or in connection with such Investment shall be engaged in, and any business acquired or invested in shall be, substantially the same line of business as the business of the Borrower and its Subsidiaries conducted at the time of such Investment in the ordinary course, or a line of business directly related thereto;

                    (C) any acquisition of shares of capital stock of (or other ownership or profit interests in) a Person by the Borrower or any of its Subsidiaries shall be effected as a Friendly Acquisition; and

                    (D) immediately before and after giving effect to each such Investment, no Default shall have occurred and be continuing; and

               (viii) Investments not otherwise permitted under this Section 5.02(d) not to exceed in any fiscal year 30% of Consolidated Net Worth determined as of the end of the immediately preceding fiscal year; provided that in the case of any Investment made under this clause (viii):

                    (A) such Investment shall not include or result in contingent liabilities which could reasonably be expected to be material to the Borrower and its Subsidiaries, taken as a whole;

                    (B) any business acquired or invested in with (or in connection with) such Investment shall be in substantially the same line of business as the business of the Borrower and its Subsidiaries conducted at the time of such Investment in the ordinary course, or a line of business directly related thereto;

                    (C) any acquisition of shares of capital stock of (or other ownership or profit interests in) a Person by the Borrower or any of its Subsidiaries shall be effected as a Friendly Acquisition; and

                    (D) immediately before and after giving effect to each such Investment, no Default shall have occurred and be continuing.

          (e) Change in Nature of Business. Make, or permit any of its Subsidiaries to make, any material change in the nature of its business as carried on at the date of this Agreement.

          (f) Accounting Changes. Make or permit, or permit any of its Subsidiaries to make or permit, any changes in its accounting policies or financial reporting practices (including, without limitation, any changes in the fiscal year of the Borrower or any of its Subsidiaries), except as required by generally accepted accounting principles in effect from time to time.

          SECTION 5.03. Financial Covenants. So long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will:

          (a) Consolidated Net Worth. Maintain Consolidated Net Worth at all times of not less than $175,000,000.

          (b) Leverage Ratio. Maintain a Leverage Ratio as of the last day of each Measurement Period of not more than 3.50:1.

          (c) Fixed Charge Coverage Ratio. Maintain a Fixed Charge Coverage Ratio as of the last day of each Measurement Period of not less than 1.50:1.

                                  ARTICLE VI

                               EVENTS OF DEFAULT

          SECTION 6.01. Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

          (a) The Borrower shall fail (i) to pay any principal of any Advance when the same becomes due and payable or (ii) to pay any interest on any Advance or to make any payment of fees or other amounts payable under this Agreement or any Note, in each case under this clause (ii) within three Business Days after the same becomes due and payable; or

          (b) Any representation or warranty made by the Borrower herein or by the Borrower (or any of its officers) in connection with this Agreement shall prove to have been incorrect in any material respect when made; or

          (c) The Borrower shall fail to perform or observe (i) any term, covenant or agreement contained in Section 2.19, 5.01(h), 5.01(i) or 5.01(j), 5.02 or 5.03, (ii) any term, covenant or agreement contained in
     Section 5.01(a), (b) or (d) if such failure shall remain unremedied for at least ten days or (iii) any other term, covenant or agreement contained in this Agreement on its part to be performed or observed if such failure shall remain unremedied for at least 30 days after written notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender; or

          (d) The Borrower or any of its Material Subsidiaries shall fail to pay any principal of or premium or interest on any Indebtedness that is outstanding in a principal amount or, in the case of any Hedge Agreement, having a maximum Agreement Value, of at least $10,000,000 (or the Equivalent thereof in one or more Foreign Currencies) in the aggregate (but excluding Indebtedness outstanding hereunder) of the Borrower or such Subsidiary, as the case may be, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Indebtedness and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case prior to the stated maturity thereof; or

          (e) The Borrower or any of its Material Subsidiaries shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower or any of its Material Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of at least 60 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Borrower or any of its Material Subsidiaries shall take any action to authorize any of the actions set forth above in this Section 6.01(e); or

          (f) One or more judgments or orders for the payment of money in excess of $10,000,000 (or the Equivalent thereof in one or more Foreign Currencies) shall be rendered against the Borrower or any of its Subsidiaries and shall remain unsatisfied and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of at least ten consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; provided, however, that any such judgment or order shall not be an Event of Default under this
     Section 6.01(f) if and for so long as (i) the amount of such judgment or order is covered by a valid and binding policy of insurance between the defendant and the insurer covering payment thereof and (ii) such insurer has been notified of, and has not disputed the claim made for payment of, the amount of such judgment or order; or

          (g) (i) Any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended), directly or indirectly, of Voting Stock of the Borrower (or other securities convertible into or exchangeable for such Voting Stock) representing 35% or more of the combined voting power of all Voting Stock of the Borrower (on a fully diluted basis); or (ii) during any period of up to 12 consecutive months, whether commencing before or after the date of this Agreement, individuals who at the beginning of such 12-month period were Continuing Directors shall cease for any reason to constitute a majority of the board of directors of the Borrower; or (iii) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Borrower; or

          (h) The Borrower and/or one or more ERISA Affiliates shall incur or could reasonably be expected to incur liability in excess of $10,000,000 (or the Equivalent thereof in one or more Foreign Currencies) in the aggregate as a result of one or more of the following: (i) the occurrence of any ERISA Event; (ii) the partial or complete withdrawal of the Borrower or any ERISA Affiliate from a Multiemployer Plan; or (iii) the reorganization or termination of a Multiemployer Plan;

then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Commitments of the Lenders and the obligation of each Lender to make Advances to be terminated, whereupon the same shall forthwith terminate, and
(ii) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Notes, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower under the Federal Bankruptcy Code, (A) the Commitments of the Lenders and the obligation of each Lender to make Advances shall automatically be terminated and (B) the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

                                  ARTICLE VII

                           THE ADMINISTRATIVE AGENT

          SECTION 7.01. Authorization and Action. Each Lender hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for under this Agreement (including, without limitation, enforcement or collection of the Notes), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; provided, however, that the Administrative Agent shall not be required to take any action (i) that exposes the Administrative Agent to personal liability or that is contrary to this Agreement or applicable law or (ii) as to which the Administrative Agent has not received adequate security or indemnity (whether pursuant to Section 7.05 or otherwise). If the security or indemnity furnished to the Administrative Agent for any purpose under or in respect of this Agreement shall, in the good faith opinion of the Administrative Agent, be insufficient or become impaired, then the Administrative Agent may require additional security or indemnity and cease, or not commence, to follow the directions or take the actions indemnified against until such additional security or indemnity is furnished. The Administrative Agent agrees to give to each Lender prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

          SECTION 7.02. Administrative Agent's Reliance, Etc. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct as determined in a final, nonappealable judgment by a court of competent jurisdiction. Without limitation of the generality of the foregoing, the Administrative Agent:

          (i) may treat the payee of any Note as the holder thereof until the Administrative Agent receives and accepts an Assignment and Acceptance entered into by the Lender that is the payee of such Note or an Assumption Agreement entered into by an Assuming Lender, as the case may be, as assignor, and an Eligible Assignee, as assignee, as provided in Section 8.07, 2.16 or 2.17;

          (ii) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts;

          (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement or any Note;

          (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any Note on the part of the Borrower or to inspect the property and assets (including the books and records) of the Borrower;

          (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any Note or any other instrument or document furnished pursuant hereto; and

          (vi) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram or telex) believed by it to be genuine and signed or sent by the proper party or parties.

          SECTION 7.03. Citibank and Affiliates. With respect to its Commitment, the Advances made by it and the Note or Notes issued to it, Citibank shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Administrative Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include Citibank in its individual capacity. Citibank and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, the Borrower, any of its Subsidiaries and any Person who may do business with or own securities of the Borrower or any such Subsidiary, all as if Citibank were not the Administrative Agent and without any duty to account therefor to the other Lenders.

          SECTION 7.04. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on the financial statements referred to in Section 4.01(e) and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

          SECTION 7.05. Indemnification. The Lenders agree to indemnify the Administrative Agent (to the extent not reimbursed by the Borrower), ratably according to the respective principal amounts of the Revolving Credit Notes (determined in the case of any Revolving Credit Advances denominated in a Foreign Currency and evidenced thereby by reference to the Equivalent thereof in US Dollars at such time) then held by each of them (or, if no Revolving Credit Notes are at the time outstanding or if any Revolving Credit Notes are held by Persons that are not Lenders, ratably according to the respective amounts of their Commitments at such time), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any Note or any action taken or omitted by the Administrative Agent under this Agreement (collectively, the "Lender Indemnified Costs"); provided that no Lender shall be liable for any portion of the Lender Indemnified Costs resulting from the Administrative Agent's gross negligence or willful misconduct as determined in a final, nonappealable judgment by a court of competent jurisdiction. In the case of any claim, investigation, litigation or proceeding giving rise to any Lender Indemnified Costs, the indemnification provided by the Lenders under this
Section 7.05 shall apply whether or not any such claim, investigation, litigation or proceeding is brought by the Administrative Agent, any of the Lenders or a third party. Without limitation of the foregoing, each Lender agrees to reimburse the Administrative Agent promptly, upon demand, for its ratable share of any out-of-pocket costs and expenses (including counsel fees) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that the Administrative Agent is not reimbursed for such expenses by the Borrower. The failure of any of the Lenders to reimburse the Administrative Agent promptly upon demand for its ratable share of any amount required to be paid by the Lenders to the Administrative Agent as provided in this Section 7.05 shall not relieve any of the other Lenders of its obligation hereunder to reimburse the Administrative Agent for its ratable share of such amount, but none of the Lenders shall be responsible for the failure of any of the other Lenders to reimburse the Administrative Agent for such other Lender's ratable share of such amount. Without prejudice to the survival of any other agreement of any of the Lenders hereunder, the agreement and obligations of each of the Lenders contained in this Section 7.05 shall survive the payment in full of all principal, interest and other amounts payable under this Agreement and the Notes.

          SECTION 7.06. Successor Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower and may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Administrative Agent; provided that, so long as no Default shall have occurred and be continuing, the Borrower shall have the right to propose a successor Administrative Agent to the Lenders and shall have the right to consent to any such successor Administrative Agent, such consent not to be unreasonably withheld and to be deemed to have been given if the Borrower does not object to the proposed successor Administrative Agent within five Business Days of notice thereof. If no successor Administrative Agent shall have been so appointed by the Required Lenders (and, if required, consented to by the Borrower), and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a commercial bank organized under the laws of the United States of America or of any state thereof and having a combined capital and surplus of at least $500,000,000. If within 45 days after written notice is given of the retiring Administrative Agent's resignation or removal under this Section 7.06 no successor Administrative Agent shall have been appointed and shall have accepted such appointment, then on such 45th day (a) the retiring Administrative Agent's resignation or removal shall become effective, (b) the retiring Administrative Agent shall thereupon be discharged from its duties and obligations under and in respect of this Agreement and (c) the Required Lenders shall thereafter perform all duties and obligations of the retiring Administrative Agent under and in respect of this Agreement until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above in this Section 7.06. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent.

          SECTION 7.07. The Sub-Agent. The Sub-Agent has been designated under this Agreement to carry out the duties of the Administrative Agent related to Revolving Credit Advances denominated in a Foreign Currency. Each Lender hereby appoints and authorizes the Sub-Agent to take such action as agent on its behalf as is necessary or desirable to carry out such duties and to exercise such powers and discretion under this Agreement as are delegated to the Sub-Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto. In that connection, the Sub-Agent shall be entitled to all of the benefits of the Administrative Agent under this Agreement (including, without limitation, all of the provisions of this Article VII) as if they were set forth in full herein with respect to the Sub-Agent.

                                 ARTICLE VIII

                                 MISCELLANEOUS

          SECTION 8.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or the Revolving Credit Notes, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders, do any of the following at any time:

          (a) waive any of the conditions specified in Section 3.01 or, with respect to all Increasing Lenders or Consenting Lenders, as applicable, and all Assuming Lenders, Section 3.04;

          (b) increase the Commitments of the Lenders (other than as elected by any Lender as provided in Section 2.16) or subject the Lenders to any additional obligations;

          (c) reduce the principal of, or stated rate of interest on, the Revolving Credit Notes, the stated rate at which any fees hereunder are calculated or any other amounts payable hereunder;

          (d) postpone any date fixed for any payment of principal of, or interest on, the Revolving Credit Notes (other than as provided in Section 2.17) or any fees or other amounts payable hereunder;

          (e) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Revolving Credit Notes, or the number of Lenders, that shall be required for the Lenders or any of them to take any action hereunder; or

          (f)  amend this Section 8.01;

and provided further that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement or any Note.

          SECTION 8.02. Notices, Etc. (a) All notices and other communications provided for hereunder shall be in writing (including telecopier, telegraphic or telex communication) and mailed, telecopied, telegraphed, telexed or delivered, if to the Borrower, at its address at 101 East Erie Street, Chicago, Illinois 60611-2897 (Telecopier No. (312) 425-6350), Attention:
Treasurer, with copies thereof to (i) the Assistant General Counsel of the Borrower at the address of the Borrower specified above and (ii) Sidley & Austin, One First National Plaza, Chicago, Illinois 60603 (Telecopier No. (312) 853-7036), Attention: Jeffrey S. Rothstein, Esq.; if to any Initial Lender, at its Base Rate Lending Office specified opposite its name on Schedule I hereto; if to any other Lender, at its Base Rate Lending Office specified in the Assignment and Acceptance or the Assumption Agreement, as the case may be, pursuant to which it became a Lender; and if to the Administrative Agent, at its address c/o Citicorp Securities, Inc., 200 South

Wacker Drive, 31st Floor, Chicago, Illinois 60606 (Telecopier No. (312) 993-
1050), Attention: Mr. H. Peter Koesler; or, as to the Borrower or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Administrative Agent. All such notices and communications shall, when mailed, telecopied, telegraphed or telexed, be effective when deposited in the mails, telecopied, delivered to the telegraph company or confirmed by telex answerback, respectively, except that notices and communications to the Administrative Agent pursuant to Article II, III or VII shall not be effective until received by the Administrative Agent. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or the Notes or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of a manually executed counterpart thereof.

          (b) If any notice required under this Agreement is permitted to be made, and is made, by telephone, actions taken or omitted to be taken in reliance thereon by the Administrative Agent or any Lender shall be binding upon the Borrower notwithstanding any inconsistency between the notice provided by telephone and any subsequent writing in confirmation thereof provided to the Administrative Agent or such Lender; provided that any such action taken or omitted to be taken by the Administrative Agent or such Lender shall have been in good faith and in accordance with the terms of this Agreement.

          SECTION 8.03. No Waiver; Remedies. No failure on the part of any Lender or the Administrative Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof or consent thereto; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by applicable law.

          SECTION 8.04. Costs and Expenses. (a) The Borrower hereby agrees to pay, or to reimburse the Administrative Agent from time to time, upon demand for all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery, administration, modification and amendment of this Agreement, the Notes and the other documents to be delivered hereunder, including, without limitation, (i) all due diligence, syndication (including printing, distribution and bank meetings), transportation, computer, duplication, and messenger costs and audit expenses and (ii) the reasonable and documented fees and expenses of counsel for the Administrative Agent with respect thereto and with respect to advising the Administrative Agent as to its respective rights and responsibilities under this Agreement, the Notes and the other documents to be delivered hereunder. The Borrower further hereby agrees to pay, or to reimburse the Administrative Agent and the Lenders from time to time, upon demand for all reasonable out-of-pocket costs and expenses of the Administrative Agent and the Lenders, if any (including, without limitation, reasonable and documented counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the Notes and the other documents to be delivered hereunder, including, without limitation, reasonable fees and expenses of counsel for the Administrative Agent and each Lender in connection with the enforcement of rights under this Section 8.04(a); provided that the Borrower shall only be obligated to pay the fees and expenses of one counsel for the Administrative Agent and the Lenders, which shall be counsel for the Administrative Agent, unless any Lender shall reasonably determine that a conflict of interest exists such that counsel for the Administrative Agent is precluded by law or by standards of conduct from representing the Administrative Agent and the Lenders as a group, in which case the Borrower hereby agrees to pay, or to reimburse the Administrative Agent and the Lenders from time to time, upon demand for all reasonable and documented fees and expenses of the minimum number of counsel necessary in the reasonable judgment of the Lenders to provide the Administrative Agent and each Lender with appropriate legal representation in connection with the enforcement of their respective rights under this Agreement, the Notes and the other documents to be delivered hereunder.

          (b) The Borrower hereby agrees to indemnify and hold harmless the Administrative Agent and each Lender and each of their affiliates and their officers, directors, employees, agents and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) (i) the Notes, this Agreement, any of the transactions contemplated hereby or the actual or proposed use of the proceeds of the Advances or (ii) the actual or alleged presence of Hazardous Materials on any property of the Borrower or any of its Subsidiaries or any Environmental Action relating in any way to the Borrower or any of its Subsidiaries, except to the extent such claim, damage, loss, liability or expense is found in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct; provided, however, that, notwithstanding the foregoing provisions of this Section 8.04(b), the Borrower shall not be obligated to indemnify any of the Indemnified Parties for any claim, damage, loss, liability or expense arising solely from (i) a dispute between two or more Lenders or (ii) a claim by any Lender against the Borrower that is found in a final nonappealable judgment by a court of competent jurisdiction in favor of the Borrower (it being understood and agreed that this clause (ii) shall not affect or limit any amount the Borrower may owe to any Lender as a result of any such claim pursuant to Section 8.04(a)). In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 8.04(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Borrower, its directors, shareholders or creditors or an Indemnified Party or any Indemnified Party is otherwise a party thereto and whether or not any of the transactions contemplated hereby are consummated. The Borrower hereby also agrees not to assert any claim against the Administrative Agent, any Lender, any of their Affiliates, or any of their respective officers, directors, employees, agents and advisors, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to this Agreement, the Notes, any of the transactions contemplated hereby or the actual or proposed use of the proceeds of the Advances.

          (c) If any payment of principal of, or Conversion of, any Eurocurrency Rate Advance is made by the Borrower to or for the account of a Lender other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to Section 2.08(d) or 2.08(e), 2.09, 2.10 or 2.12, acceleration of the maturity of the Notes pursuant to Section 6.01 or for any other reason, or by an Eligible Assignee to any Lender other than on the last day of the Interest Period for such Advance upon an assignment of the rights and obligations of such Lender under this Agreement pursuant to Section
8.07 as a result of a demand by the Borrower pursuant to Section 8.07(a), or if the Borrower fails to make any payment or prepayment of an Advance for which a notice of prepayment has been given or that is otherwise required to be made, whether pursuant to Section 2.06, 2.10 or 6.01 or otherwise, the Borrower agrees to pay, upon demand by such Lender (with a copy of such demand to the Administrative Agent), to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses (excluding any loss of anticipated profits) that it may reasonably incur as a result of such payment or Conversion, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance.

          (d) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in Sections 2.11 and 2.14 and in this Section 8.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the Notes.

          SECTION 8.05. Right of Setoff. Upon (i) the occurrence and during the continuance of any Event of Default and (ii) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Administrative Agent to declare the Notes due and payable pursuant to the provisions of Section 6.01, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or such Affiliate to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and the Note or Notes held by such Lender, whether or not such Lender shall have made any demand under this Agreement or any such Note and although such obligations may be unmatured. Each Lender agrees promptly to notify the Borrower after any such setoff and application is made by such Lender; provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender and its Affiliates under this Section 8.05 are in addition to other rights and remedies (including, without limitation, other rights of setoff) that such Lender and its Affiliates may have. Nothing in this Section
8.05 shall be construed to grant a right of setoff against any Person other than the Borrower.

          SECTION 8.06. Binding Effect. This Agreement shall become effective (other than Sections 2.01 and 2.03, which shall only become effective upon satisfaction of the conditions precedent set forth in Section 3.01) when it shall have been executed by the Borrower and the Administrative Agent and when the Administrative Agent shall have been notified by each Initial Lender that such Initial Lender has executed it and, thereafter, shall be binding upon and inure to the benefit of, and be enforceable by, the Borrower, the Administrative Agent and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

          SECTION 8.07. Assignments and Participations. (a) Each Lender may, and, if demanded by the Borrower (following (i) a demand by such Lender for the payment of additional compensation pursuant to Section 2.11 or 2.14 or (ii) an assertion by such Lender pursuant to Section 2.08(b) or 2.12 that it is impracticable or unlawful for such Lender to make Eurocurrency Rate Advances) upon at least five Business Days' notice to such Lender and the Administrative Agent, each Lender will, assign to one or more Persons all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Revolving Credit Advances owing to it and the Revolving Credit Note or Notes held by it); provided, however, that:

          (A) each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement (other than any right to make Competitive Bid Advances, Competitive Bid Advances owing to it and Competitive Bid Notes);

          (B) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender or an assignment of all of a Lender's rights and obligations under this Agreement, the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment, when aggregated with the amount of the commitment of such Person to lend under the Five-Year Credit Agreement that is being concurrently assigned in accordance with subclause

     (C) of this Section 8.07(a) (in each case determined as of the date of the Assignment and Acceptance with respect to such assignment), shall in no event be less than $10,000,000 or an integral multiple of $1,000,000 in excess thereof;

          (C) the Lender assignor shall concurrently effect a ratable assignment of its rights and obligations under the Five-Year Credit Agreement to the same Person;

          (D) each such assignment shall be to an Eligible Assignee;

          (E) each such assignment made as a result of a demand by the Borrower pursuant to this Section 8.07(a) shall be arranged by the Borrower with the approval of the Administrative Agent, which approval shall not be unreasonably withheld or delayed, and shall be either an assignment of all of the rights and obligations of the assigning Lender under this Agreement or an assignment of a portion of such rights and obligations made concurrently with another such assignment or other such assignments that, in the aggregate, cover all of the rights and obligations of the assigning Lender under this Agreement;

          (F) no Lender shall be obligated to make any such assignment as a result of a demand by the Borrower pursuant to this Section 8.07(a) unless and until such Lender shall have received one or more payments from one or more Eligible Assignees in an aggregate amount at least equal to the aggregate outstanding principal amount of the Advances owing to such Lender, together with accrued interest thereon to the date of payment of such principal amount, and from the Borrower or one or more Eligible Assignees in an aggregate amount equal to all other amounts payable to such Lender under this Agreement and the Notes (including, without limitation, any amounts owing under Sections 2.07(c), 2.11 and 2.14); and

          (G) the parties to each such assignment (except in the case of a demand by the Borrower pursuant to this Section 8.07(a), other than the Borrower) shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Revolving Credit Note subject to such assignment, and a processing and recordation fee of $3,000.

Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (1) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (2) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than its rights under Sections 2.07(c), 2.11, 2.14 and 8.04 to the extent any claim thereunder relates to an event arising prior to such assignment) and be released from its obligations (other than its obligations under Section 7.05 to the extent that any claim thereunder relates to an event arising prior to such assignment) under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

          (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows:

          (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any Note, or any other instrument or document furnished pursuant hereto, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any Note, or any other instrument or document furnished pursuant hereto;

          (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or any Note, or any other instrument or document furnished pursuant hereto;

          (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in
     Section 4.01(e) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;

          (iv) such assignee agrees that it will, independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement;

          (v) such assignee confirms that it is an Eligible Assignee;

          (vi) such assignee appoints and authorizes the Administrative Agent and the Sub-Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Administrative Agent and the Sub-Agent, respectively, by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and

          (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender.

          (c) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with any Revolving Credit Note or Notes subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower. Within ten Business Days after its receipt of such notice by the Borrower, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Revolving Credit Note of the Borrower a new Revolving Credit Note payable to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment hereunder, a new Revolving Credit Note payable to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Revolving Credit Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Revolving Credit Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A-1 hereto.

          (d) The Administrative Agent shall maintain at its address referred to in Section 8.02(a) a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Advances owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent demonstrable error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

          (e) Each Lender may sell participations to one or more banks or other entities (other than the Borrower or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Advances owing to it and the Note or Notes held by it); provided, however, that:

          (i) such Lender's obligations under this Agreement (including, without limitation, its Commitment) shall remain unchanged;

          (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations;

          (iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement;

          (iv) the Borrower, the Administrative Agent, the Sub-Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement; and

          (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of this Agreement or any Note, or consent to any departure by the Borrower herefrom or therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or stated rate of interest on, the Notes or the stated rate at which any fees or any other amounts payable hereunder are calculated, in each case to the extent subject to such participation, or postpone any date fixed for any payment of principal of, or interest on, the Notes (other than as provided in Section 2.17) or any fees or any other amounts payable hereunder, in each case to the extent subject to such participation.

          (f) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 8.07, disclose to any assignee or participant or proposed assignee or participant any information relating to the Borrower or any of its Subsidiaries furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of such Confidential Information received by it from such Lender in accordance with Section 8.08.

          (g) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and the Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

          SECTION 8.08. Confidentiality. Neither the Administrative Agent nor any Lender shall disclose any Confidential Information to any Person without the prior consent of the Borrower, other than

(a) to the Administrative Agent's or such Lender's Affiliates and their officers, directors, employees, agents and advisors and, as contemplated by
Section 8.07(f), to actual or prospective assignees and participants, and then only on a confidential basis, (b) as required by any law, rule or regulation or judicial or legal process, provided that solely with respect to this clause (b) the Administrative Agent or such Lender shall notify the Borrower of the requirement or request that it disclose any such Confidential Information prior to doing so unless such notification is prohibited by any applicable law or judicial or legal process, (c) to the Administrative Agent and/or other Lenders and (d) as requested or required by any state, federal or foreign authority or examiner regulating banks or banking.

          SECTION 8.09. Governing Law. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

          SECTION 8.10. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

          SECTION 8.11. Judgment. (a) Rate of Exchange. If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum due hereunder or under any Note or Notes in another currency into US Dollars or into a Foreign Currency, as the case may be, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which, in accordance with normal banking procedures, a Lender could purchase such other currency with US Dollars or with a Foreign Currency, as the case may be, at the principal office of the Sub-Agent in London, England at the close of business on the Business Day immediately preceding the day on which final judgment is given, together with any premiums and costs of exchange payable in connection with such purchase.

          (b) Indemnity. The obligation of the Borrower in respect of any sum due from it to the Administrative Agent or any Lender hereunder or under any Note or Notes shall, notwithstanding any judgment in a currency other than US Dollars or a Foreign Currency, as the case may be, be discharged only to the extent that on the Business Day next succeeding receipt by the Administrative Agent or such Lender of any sum adjudged to be so due in such other currency, the Administrative Agent or such Lender may, in accordance with normal banking procedures, purchase US Dollars or such Foreign Currency, as the case may be, with such other currency. If the US Dollars or such Foreign Currency so purchased are less than the sum originally due to such Administrative Agent or such Lender in US Dollars or in such Foreign Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender against such loss, and if the US Dollars or such Foreign Currency so purchased exceed the sum originally due to the Administrative Agent or any Lender in US Dollars or in such Foreign Currency, as the case may be, the Administrative Agent or such Lender agrees to remit to the Borrower such excess.

          SECTION 8.12. Jurisdiction, Etc. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York state court or any federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the Notes, or for recognition or enforcement of any judgment in respect thereof, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York state court or, to the extent permitted by law, in any such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or the Notes in the courts of any jurisdiction.

          (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or the Notes in any New York state or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          SECTION 8.13. Waiver of Jury Trial. The Borrower, the Administrative Agent and the Lenders hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the Notes or the actions of the Administrative Agent or any Lender in the negotiation, administration, performance or enforcement hereof or thereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                         THE BORROWER
                         ------------


                              TRUE NORTH COMMUNICATIONS INC.


                              By /s/ Kenneth J. Ashley
                                 ---------------------------------------
                                 Name: Kenneth J. Ashley
                                 Title: Treasurer


                         THE ADMINISTRATIVE AGENT
                         ------------------------


                              CITIBANK, N.A., as Administrative Agent


                              By /s/ Carolyn A. Kee
                                 ---------------------------------------
                                 Name: Carolyn A. Kee
                                 Title: Attorney-in-Fact


                         THE INITIAL LENDERS
                         -------------------
COMMITMENT
----------
$18,000,000                   CITIBANK, N.A.


                              By /s/ Carolyn A. Kee
                                 ---------------------------------------
                                 Name: Carolyn A. Kee
                                 Title: Attorney-in-Fact


$10,500,000                   THE FIRST NATIONAL BANK OF CHICAGO


                              By /s/ Scott D. Moreen
                                 ---------------------------------------
                                 Name: Scott D. Moreen
                                 Title: Vice President

$10,500,000                   BANK OF AMERICA NATIONAL TRUST AND
                              SAVINGS ASSOCIATION

                              By /s/ Timothy J. Pepowski
                                 ---------------------------------------
                                 Name: Timothy J. Pepowski
                                 Title: Senior Vice President


$10,500,000                   THE CHASE MANHATTAN BANK


                              By /s/ Thomas J. Cox
                                 ---------------------------------------
                                 Name: Thomas J. Cox
                                 Title: Vice President


$7,500,000                    THE BANK OF TOKYO-MITSUBISHI, LTD.,
                              CHICAGO BRANCH


                              By /s/ Hajime Watanabe
                                 ---------------------------------------
                                 Name: Hajime Watanabe
                                 Title: Deputy General Manager


$6,000,000                    BANQUE NATIONALE DE PARIS


                              By /s/ Arnaud Collin du Bocage
                                 ---------------------------------------
                                 Name:  Arnaud Collin du Bocage
                                 Title: Executive Vice President & General
                                        Manager


$6,000,000                    THE NORTHERN TRUST COMPANY


                              By /s/ Joseph A. Wemhoff
                                 ---------------------------------------
                                 Name: Joseph A. Wemhoff
                                 Title: Vice President

$6,000,000                    FLEET BANK, N.A.


                              By /s/ Thomas J. Levy
                                 ---------------------------------------
                                 Name: Thomas J. Levy
                                 Title: Vice President


TOTAL OF COMMITMENTS
--------------------
$75,000,000

                      SCHEDULE I TO THE CREDIT AGREEMENT TO THE CREDIT AGREEMENT
                                      COMMITMENTS AND APPLICABLE LENDING OFFICES



            Name of                                   Domestic                       Eurocurrency
         Initial Lender          Commitment        Lending Office                    Lending Office
         --------------          ----------        --------------                    --------------
Citibank, N.A.                   $18,000,000   Two Penns Way, Suite 200              Two Penns Way, Suite 200
                                               New Castle, DE  19720                 New Castle, DE  19720
                                               Attn:  Kent Leonard                   Attn:  Kent Leonard
                                               Tel:  (302) 894-6016                  Tel:  (302) 894-6016
                                               Fax:  (302) 894-6120                  Fax:  (302) 894-6120


Bank of America National Trust   $10,500,000   231 South LaSalle Street, 11th Floor  231 South LaSalle Street, 11th Floor
and Savings Association                        Chicago, IL 60697                     Chicago, IL 60697
                                               Attn:  Fred Johnson                   Attn:  Fred Johnson
                                               Tel:  (312) 828-6706                  Tel:  (312) 828-6706
                                               Fax:  (312) 974-1199                  Fax:  (312) 974-1199


The First National Bank          $10,500,000   One First National Plaza              One First National Plaza
of Chicago                                     Suite 0088 1-14                       Suite 0088 1-14
                                               Chicago, IL  60670                    Chicago, IL  60670
                                               Attn:  Richard Bedell                 Attn:  Richard Bedell
                                               Tel:  (312) 732-2413                  Tel:  (312) 732-2413
                                               Fax:  (312) 732-1117                  Fax:  (312) 732-1117


Chase Manhattan Bank             $10,500,000   600 Fifth Avenue,                     600 Fifth Avenue,
                                               5th Floor                             5th Floor
                                               New York, NY  10020                   New York, NY  10020
                                               Attn:  Tom Cox                        Attn:  Tom Cox
                                               Tel:  (212) 332-4355                  Tel:  (212) 332-4355
                                               Fax:  (212) 332-4370                  Fax:  (212) 332-4370


The Bank of Tokyo-Mitsubishi,     $7,500,000   227 W. Monroe Street,                 227 W. Monroe Street,
Ltd., Chicago Branch                           Suite 2300                            Suite 2300

            Name of                                   Domestic                       Eurocurrency
         Initial Lender          Commitment        Lending Office                    Lending Office
         --------------          ----------        --------------                    --------------
                                              Chicago, IL  60606             Chicago, IL  60606
                                              Attn:  Diane Tkach             Attn:  Diane Tkach
                                              Tel:  (312) 696-4663           Tel:  (312) 696-4663
                                              Fax:  (312) 696-4535           Fax:  (312) 696-4535

Banque Nationale de Paris         $6,000,000  209 South LaSalle Street       209 South LaSalle Street
                                              Chicago, IL  60604             Chicago, IL  60604
                                              Attn:  Jo Ellen Bender         Attn:  Jo Ellen Bender
                                              Tel:  (312) 977-2225           Tel:  (312) 977-2225
                                              Fax:  (312) 977-1380           Fax:  (312) 977-1380


The Northern Trust Company        $6,000,000  50 South LaSalle Street        50 South LaSalle Streety
                                              Chicago, IL  60675             Chicago, IL  60675
                                              Attn:  Michelle Teleak         Attn:  Michelle Teleak
                                              Tel:  (312) 444-3506           Tel:  (312) 444-3506
                                              Fax:  (312) 444-5055           Fax:  (312) 444-5055


Fleet Bank, N.A.                  $6,000,000  1185 Avenue of the Americas    1185 Avenue of the Amer
                                              New York, NY  10036            New York, NY  10036
                                              Attn:  Thomas Levy             Attn:  Thomas Levy
                                              Tel:  (212) 819-5751           Tel:  (212) 819-5751
                                              Fax:  (212) 819-4112           Fax:  (212) 819-4112


                                             EXHIBIT A-1 TO THE CREDIT AGREEMENT
                                        FORM OF REVOLVING CREDIT PROMISSORY NOTE


U.S.$_______________                               Dated:  _________ __, _______


          FOR VALUE RECEIVED, the undersigned, TRUE NORTH COMMUNICATIONS INC., a Delaware corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of ______________ (the "Lender") for the account of its Applicable Lending Office (as defined in the Credit Agreement referred to below) on the later of (a) the Revolver Termination Date and (b) if the Term Loan Election is exercised pursuant to Section 2.06 of the Credit Agreement, the Maturity Date (each as defined in the Credit Agreement), the principal amount of U.S. [SPECIFY PRINCIPAL AMOUNT OF THE LENDER'S COMMITMENT IN WORDS] DOLLARS or, if different, the aggregate principal amount of all Revolving Credit Advances (as defined in the Credit Agreement) made by the Lender to the Borrower pursuant to the Credit Agreement and outstanding on the Revolver Termination Date or the Maturity Date, as applicable. Capitalized terms not otherwise defined in this Promissory Note shall have the same meanings as specified therefor in the Credit Agreement.

          The Borrower promises to pay interest on the unpaid principal amount of each Revolving Credit Advance made by the Lender from the date of such Revolving Credit Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

          Both principal of and interest on each Revolving Credit Advance made by the Lender (a) in US Dollars, are payable in lawful money of the United States of America to Citibank, N.A., as Administrative Agent, at Two Penns Way, New Castle, Delaware 19720, Account No. 36852248, Reference: True North Communications Inc. (or such other account maintained by the Administrative Agent and designated thereby in a written notice to the Borrower and the Lender), in same day funds, and (b) in any Foreign Currency, are payable in such Foreign Currency at the applicable Payment Office in same day funds. Each Revolving Credit Advance owing to the Lender pursuant to the Credit Agreement, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Promissory Note; provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower under or in respect of this Promissory Note or the Credit Agreement.

          This Promissory Note is one of the Revolving Credit Notes referred to in, and is entitled to the benefits of, the Credit Agreement dated as of May 29, 1998 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement", the terms defined therein being used herein as therein defined) among the Borrower, the Lender and certain other banks, financial institutions and other institutional lenders party thereto and Citibank, N.A., as Administrative Agent for the Lender and such other banks, financial institutions and other institutional lenders thereunder. The Credit Agreement, among other things, (A) provides for the making of Revolving Credit Advances by the Lender to the Borrower from time to time on and after the Effective Date in an aggregate amount not to exceed at any time outstanding the U.S. Dollar amount first above mentioned (or the Equivalent thereof in the Foreign Currencies in which any such Revolving Credit Advances are denominated), the indebtedness of the Borrower resulting from each such Revolving Credit Advance being evidenced by this Promissory Note, (B) contains provisions for determining the Equivalent in US Dollars of the Revolving Credit Advances denominated in Foreign Currencies and (C) is subject to optional and mandatory commitment reductions and prepayments on account

                                    A-1-ii

of principal hereof, in whole or in part, prior to the maturity hereof upon the terms and conditions specified in Sections 2.05 and 2.10 of the Credit Agreement.

          Upon the occurrence and during the continuance of one or more Events of Default, the unpaid principal amount of this Promissory Note and all accrued and unpaid interest hereon and other amounts payable in respect hereof and of the Credit Agreement and the other Notes may become, or may be declared to be, immediately due and payable as provided in Section 6.01 of the Credit Agreement.

          The terms of this Promissory Note may be amended, supplemented or otherwise modified only in the manner provided in the Credit Agreement.

          The Borrower hereby waives presentment, demand, protest and notice of any kind. No failure on the part of the holder hereof to exercise, and no delay in exercising, any right, power or privilege hereunder shall operate as a waiver thereof or a consent thereto; nor shall a single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

          This Promissory Note shall be governed by, and construed in accordance with, the laws of the State of New York.

                                    TRUE NORTH COMMUNICATIONS INC.


                                    By____________________________________
                                      Name:
                                      Title:

                      ADVANCES AND PAYMENTS OF PRINCIPAL

================================================================================
            Amount/Currency      Amount of
   Date      of  Revolving     Principal Paid    Unpaid Principal    Notation
             Credit Advance     or Prepaid           Balance         Made By
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

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================================================================================

                                             EXHIBIT A-2 TO THE CREDIT AGREEMENT
                                         FORM OF COMPETITIVE BID PROMISSORY NOTE

U.S.$ _______________                              Dated:  _________ __, _______


          FOR VALUE RECEIVED, the undersigned, TRUE NORTH COMMUNICATIONS INC., a Delaware corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of _______________ (the "Lender"), for the account of its Applicable Lending Office (as defined in the Credit Agreement referred to below) on ________________, ____, the lesser of (a) the principal amount of U.S.[SPECIFY PRINCIPAL AMOUNT EVIDENCED BY THIS PROMISSORY NOTE IN WORDS] DOLLARS and (b) the principal amount of the Competitive Bid Advance (as defined in the Credit Agreement) made by the Lender and evidenced by this Promissory Note, and outstanding on ________________, ____. Capitalized terms not otherwise defined in this Promissory Note shall have the same meanings as specified therefor in the Credit Agreement.

          The Borrower promises to pay interest on the unpaid principal amount of the Competitive Bid Advance evidenced by this Promissory Note from the date hereof until such principal amount is paid in full, at the interest rate and payable on the interest payment date or dates provided below and on the date such principal amount is paid in full:

          Interest Rate: _____% per annum (calculated on the basis of a year of 360 days for the actual number of days elapsed).

          Maturity Date:  _____________________

          Interest Payment Date(s):  _____________________

          Both principal and interest on the unpaid principal amount of the Competitive Bid Advance evidenced by this Promissory Note are payable in lawful money of the United States of America to Citibank, N.A., as Administrative Agent, for the account of the Lender, at Two Penns Way, New Castle, Delaware 19720, Account No. 36852248, Reference: True North Communications Inc., in same day funds (or such other account maintained by the Administrative Agent and designated thereby in a written notice to the Borrower and the Lender).

          The principal amount of the Competitive Bid Advance evidenced by this Promissory Note [may] [may not] be prepaid, in whole or in part [upon at least
___ Business Days' notice to the Administrative Agent and the Lender, together with accrued interest to the date of such prepayment on the principal amount so prepaid; provided, however, that (i) each partial prepayment shall be in an aggregate amount of U.S.$_________ or an integral multiple of U.S.$_________ in excess thereof and (ii) the Borrower shall be obligated to reimburse the Lender in respect thereof pursuant to Section 8.04(c) of the Credit Agreement].

          This Promissory Note is one of the Competitive Bid Notes referred to in, and is entitled to the benefits of, the Credit Agreement dated as of May 29, 1998 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"; the terms defined therein being used herein as therein defined) among the Borrower, the Lender and certain other banks, financial institutions and other

                                    A-2-ii


institutional lenders party thereto and Citibank, N.A., as Administrative Agent for the Lender and such other banks, financial institutions and other institutional lenders thereunder.

          Upon the occurrence and during the continuance of one or more Events of Default, the unpaid principal amount of this Promissory Note and all accrued and unpaid interest hereon and other amounts payable in respect hereof and of the Credit Agreement and the other Notes may become, or may be declared to be, immediately due and payable as provided in Section 6.01 of the Credit Agreement.

          The terms of this Promissory Note may be amended, supplemented or otherwise modified only in the manner provided in the Credit Agreement.

          The Borrower hereby waives presentment, demand, protest and notice of any kind. No failure on the part of the holder hereof to exercise, and no delay in exercising, any right, power or privilege hereunder shall operate as a waiver thereof or a consent thereto; nor shall a single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

          This Promissory Note shall be governed by, and construed in accordance with, the laws of the State of New York.


                                TRUE NORTH COMMUNICATIONS INC.


                                By ____________________________________
                                   Name:
                                   Title:

                                             EXHIBIT B-1 TO THE CREDIT AGREEMENT
                                    FORM OF NOTICE OF REVOLVING CREDIT BORROWING

                                      [Date of Notice of Revolving
                                         Credit Borrowing]


Citibank, N.A., as Administrative Agent
 for the Lenders party to the
 Credit Agreement referred to below
[Address]
Attention: ____________________

Ladies and Gentlemen:

          The undersigned, TRUE NORTH COMMUNICATIONS INC., a Delaware corporation, refers to the Credit Agreement dated as of May 29, 1998 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"; capitalized terms defined therein unless otherwise defined herein being used herein as therein defined) among the undersigned, the banks, financial institutions and other institutional lenders (collectively, the "Lenders") party thereto and Citibank, N.A., as Administrative Agent for the Lenders thereunder, and hereby gives you notice, irrevocably, pursuant to
Section 2.02 of the Credit Agreement, that the undersigned hereby requests a Revolving Credit Borrowing under the Credit Agreement and, in connection therewith, sets forth below the information relating to such Revolving Credit Borrowing (the "Proposed Revolving Credit Borrowing") as required by Section 2.02(a) of the Credit Agreement:

          (a) The Business Day of the Proposed Revolving Credit Borrowing is requested to be _________, ____.

          (b) The Type of Advances requested to comprise the Proposed Revolving Credit Borrowing is [Base Rate Advances] [Eurocurrency Rate Advances].

          (c) The requested currency of the Proposed Revolving Credit Borrowing is [US Dollars] [SPECIFY FOREIGN CURRENCY].

          (d) The aggregate principal amount of the Proposed Revolving Credit Borrowing is _______________.

          [(e) The initial Interest Period that is requested for each Eurocurrency Rate Advance to be made as part of the Proposed Revolving Credit Borrowing is [one week] [one month] [two months] [three months] [six months].]/1/

          The undersigned hereby certifies that the following statements are true on and as of the date of this Notice of Revolving Credit Borrowing and will be true on and as of the date of the Proposed Revolving Credit Borrowing:


-------------------------
/1/ To be included in each Notice of Revolving Credit Borrowing for a Proposed Revolving Credit Borrowing requested to be comprised of Eurocurrency Rate Advances.

                                    B-1-ii

          (i) The representations and warranties contained in Section 4.01 of the Credit Agreement (except for the representation and warranty set forth in clause (i) of Section 4.01(f) of the Credit Agreement) are correct, before and after giving effect to the Proposed Revolving Credit Borrowing and to the application of the proceeds therefrom, as though made on and as of such date; and

          (ii) No event has occurred and is continuing, or would result from the Proposed Revolving Credit Borrowing or from the application of the proceeds therefrom, that constitutes a Default.

                                    Very truly yours,

                                    TRUE NORTH COMMUNICATIONS INC.


                                    By ___________________________________
                                       Name:
                                       Title:
cc:  _______________

                                             EXHIBIT B-2 TO THE CREDIT AGREEMENT
                                     FORM OF NOTICE OF COMPETITIVE BID BORROWING

                                         [Date of Notice of Competitive
                                           Bid Borrowing]


To each of the Lenders party to the
 Credit Agreement referred to below
 and to Citibank, N.A., as Administrative
 Agent for said Lenders
[Address]
Attention: ____________________

Ladies and Gentlemen:

          The undersigned, TRUE NORTH COMMUNICATIONS INC., a Delaware corporation, refers to the Credit Agreement dated as of May 29, 1998 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"; capitalized terms defined therein unless otherwise defined herein being used herein as therein defined) among the undersigned, the banks, financial institutions and other institutional lenders (collectively, the "Lenders") party thereto and Citibank, N.A., as Administrative Agent for the Lenders thereunder, and hereby gives you notice, irrevocably, pursuant to
Section 2.03 of the Credit Agreement, that the undersigned hereby requests a Competitive Bid Borrowing under the Credit Agreement and, in that connection, sets forth the terms on which such Competitive Bid Borrowing (the "Proposed Competitive Bid Borrowing") is requested to be made:

   (a)   Date of Proposed Competitive            ________________________
         Bid Borrowing
   (b)   Amount of Proposed Competitive
         Bid Borrowing                           U.S.$____________________
   (c)   Maturity Date of
         Proposed Competitive Bid Borrowing      ________________________
   (d)   Terms of Prepayment of
         Proposed Competitive Bid Borrowing      [May [not] be prepaid
                                                 [with] [without] penalty]
   (e)   Interest Payment Date(s)                ________________________
   (f)   ____________________                    ________________________
   (g)   ____________________                    ________________________

         The undersigned hereby certifies that the following statements are true on and as of the date of this Notice of Competitive Bid Borrowing and will be true on and as of the date of the Proposed Competitive Bid Borrowing:

          (i) The representations and warranties contained in Section 4.01 of the Credit Agreement (except for the representation and warranty set forth in clause (i) of Section 4.01(f) of the Credit Agreement) are correct, before and after giving effect to the Proposed Competitive Bid Borrowing and to the application of the proceeds therefrom, as though made on and as of such date; and

          (ii) No event has occurred and is continuing, or would result from the Proposed Competitive Bid Borrowing or from the application of the proceeds therefrom, that constitutes a Default.

          The undersigned hereby confirms that the Proposed Competitive Bid Borrowing is to be made available to it in accordance with Section 2.03(a)(iv) of the Credit Agreement.

                                    B-2-ii


                                    Very truly yours,

                                    TRUE NORTH COMMUNICATIONS INC.

                                    By
                                      _____________________________

                                       Name:
                                       Title:



cc:  Citicorp Securities, Inc.
     [Address]
     Attention: _______________

                                             EXHIBIT C-1 TO THE CREDIT AGREEMENT
                                               FORM OF ASSIGNMENT AND ACCEPTANCE

          Reference is made to the Credit Agreement dated as of May 29, 1998 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement") among True North Communications Inc., a Delaware corporation, the banks, financial institutions and other institutional lenders (collectively, the "Lenders") party thereto and Citibank, N.A., as Administrative Agent for the Lenders thereunder. Capitalized terms not otherwise defined in this Assignment and Acceptance shall have the same meanings as specified therefor in the Credit Agreement.

          The "Assignor" and the "Assignee" referred to on Schedule I hereto hereby agree as follows:

          1. The Assignor hereby sells and assigns, without recourse except as to the representations and warranties made by the Assignor herein, to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement as of the Effective Date (as hereinafter defined) (other than in respect of Competitive Bid Advances and Competitive Bid Notes) equal to the percentage interest specified on Schedule I hereto of all outstanding rights and obligations under the Credit Agreement (other than in respect of Competitive Bid Advances and Competitive Bid Notes). After giving effect to such sale and assignment, the Assignee's Commitment and the principal amount of the Revolving Credit Advances owing to the Assignee will be as set forth on Schedule I hereto.

          2. The Assignor (a) hereby represents and warrants that it is the legal and beneficial owner of the interest being sold and assigned by it hereunder and that such interest is free and clear of any adverse claim; (b) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any Note or any of the instruments or documents furnished pursuant thereto, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any Note, or any of the instruments or documents furnished pursuant thereto; (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under or in respect of the Credit Agreement or any Note, or any of the instruments or documents furnished pursuant thereto; and (d) attaches the Revolving Credit Note held by the Assignor and requests that the Administrative Agent exchange such Revolving Credit Note for [a new Revolving Credit Note payable to the order of the Assignee in an amount equal to the Commitment assumed by the Assignee pursuant hereto]/1/ [new Revolving Credit Notes payable to the order of the Assignee in an amount equal to the Commitment assumed by the Assignee pursuant hereto and the Assignor in an amount equal to the Commitment retained by the Assignor under the Credit Agreement, respectively, as specified on Schedule I hereto]./2/

          3. The Assignee (a) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 4.01(e) thereof and such other

-------------------
/1/ To be included in each Assignment and Acceptance pursuant to which the Assignor is assigning its entire Commitment.

/2/ To be included in each Assignment and Acceptance pursuant to which the Assignor is assigning a portion of its Commitment.

                                    C-1-ii

documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (b) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (c) confirms that it is an Eligible Assignee; (d) appoints and authorizes the Administrative Agent and the Sub-Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to the Administrative Agent and the Sub-Agent, respectively, by the terms thereof, together with such powers and discretion as are reasonably incidental thereto;
(e) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender; (f) specifies as its Applicable Lending Offices the offices set forth below its name on Schedule I hereto; and (g) attaches any U.S. Internal Revenue Service forms required to be provided by it under Section 2.14 of the Credit Agreement, and agrees to provide from time to time any successor or other form prescribed by the Internal Revenue Service as required to be provided by it under Section 2.14 of the Credit Agreement.

          4. Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance and recording in the Register by the Administrative Agent. The effective date for this Assignment and Acceptance (the "Effective Date") shall be the date of acceptance and recording hereof in the Register by the Administrative Agent or such later date as shall be specified therefor on Schedule I hereto.

          5. Upon such acceptance and recording in the Register by the Administrative Agent, as of the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights (other than its rights under Sections 2.07(c), 2.11, 2.14 and 8.04 of the Credit Agreement to the extent any claim thereunder relates to an event arising prior to such assignment) and be released from its obligations (other than its obligations under Section 7.05 to the extent any claim thereunder relates to an event arising prior to such assignment) under the Credit Agreement.

          6. Upon such acceptance and recording in the Register by the Administrative Agent, from and after the Effective Date, the Administrative Agent shall make all payments under the Credit Agreement and the Revolving Credit Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest, Commitment Fees and Utilization Fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Revolving Credit Notes for periods prior to the Effective Date directly between themselves.

          7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

          8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule I hereto by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

          IN WITNESS WHEREOF, the Assignor and the Assignee have caused Schedule I hereto to be executed by their officers thereunto duly authorized, as of the date specified thereon.

                    SCHEDULE I TO ASSIGNMENT AND ACCEPTANCE

Percentage interest assigned:                                     _________%

Assignee's Commitment:                                            $________

Aggregate outstanding principal amount of
 Revolving Credit Advances in US Dollars assigned:                $________

Average outstanding principal amount of Revolving
 Credit Advances in lawful currency of the United
 Kingdom of Great Britain and Northern Ireland assigned:          (Pounds)_____

Aggregate outstanding principal amount of Revolving Credit
 Advances in lawful currency of the Federal Republic of
 Germany assigned:                                                DM__________

Aggregate outstanding principal amount of Revolving Credit
 Advances in lawful currency of the Republic of France assigned:  FFR_________

Aggregate outstanding principal amount of Revolving Credit
Advances in lawful currency of The Swiss Confederation assigned:  ____________

Aggregate outstanding principal amount of Revolving Credit
 Advances in lawful currency of The Kingdom of the
 Netherlands assigned:                                            ____________

Aggregate outstanding principal amount of Revolving Credit
 Advances in lawful currency of Japan assigned:                   ____________

[Aggregate outstanding principal amount of Revolving Credit
 Advances in lawful currency of the European Economic and
 Monetary Union assigned:]                                        ____________

Principal amount of Revolving Credit Note payable to Assignee:    $___________

Principal amount of Revolving Credit Note payable to Assignor:    $___________

Effective Date (if other than the date of acceptance and
recording in the Register by the Administrative Agent):/3/         _________,__
___________

/3/ This date should be no earlier than five Business Days after the delivery of this Assignment and Acceptance to the Administrative Agent.

                              [NAME OF ASSIGNOR], as Assignor

                              By
                                 ----------------------------
                                 Name:
                                 Title:

                              Dated:  _______________, ____


                              [NAME OF ASSIGNEE], as Assignee

                              By
                                 ----------------------------
                                 Name:
                                 Title:

                              Dated:  _______________, 199_

                                    Base Rate Lending Office:
                                     [Address]

                                    Eurocurrency Lending Office:
                                     [Address]

Accepted [and Approved]/4/ this
__________ day of _______________, ____

CITIBANK, N.A., as Administrative Agent
By
  --------------------
  Name:
  Title:

[Approved this __________ day
of _______________, ____

TRUE NORTH COMMUNICATIONS INC.
By
   --------------------


-----------------
/4/ Required if the Assignee is an Eligible Assignee solely by reason of clause
(iii) of the definition of "Eligible Assignee" set forth in Section 1.01 of the Credit Agreement.

                                             EXHIBIT C-2 TO THE CREDIT AGREEMENT
                                                    FORM OF ASSUMPTION AGREEMENT

                                                            [Date]

True North Communications Inc.
101 East Erie Street
Chicago, Illinois 60611-2897
Attention:  ________________


Citibank, N.A., as Administrative Agent
 for the Lenders party to the
 Credit Agreement referred to below
[399 Park Avenue
New York, New York 10043]
Attention: ________________

Ladies and Gentlemen:

          Reference is made to the Credit Agreement dated as of May 29, 1998 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement") among True North Communications Inc., a Delaware corporation (the "Company"), the banks, financial institutions and other institutional lenders (collectively, the "Lenders") party thereto and Citibank, N.A., as Administrative Agent for the Lenders thereunder. Capitalized terms not otherwise defined in this Agreement shall have the same meanings as specified therefor in the Credit Agreement.

          ___________ (the "Non-Consenting Lender") and ___________ (the "Assuming Lender") hereby agree as follows:

          1. The Assuming Lender proposes to become a Lender pursuant to Section 2.17(c) of the Credit Agreement and, in that connection, hereby agrees with the Administrative Agent and the Company that it shall become a Lender for all purposes of the Credit Agreement on the applicable Extension Date. In connection therewith, the Non-Consenting Lender hereby sells and assigns, without recourse except as to the representations and warranties made by the Non-Consenting Lender herein, to the Assuming Lender, and the Assuming Lender hereby purchases and assumes from the Non-Consenting Lender, all interest in and to the Non-Consenting Lender's rights and obligations under the Credit Agreement (other than in respect of Competitive Bid Advances and Competitive Bid Notes) as of the applicable Extension Date, which interest is equal to _____% of all outstanding rights and obligations of the Lenders under the Credit Agreement (other than in respect of Competitive Bid Advances and Competitive Bid Notes) on such Extension Date. After giving effect to such sale and assignment, the Assuming Lender's Commitment and the principal amount of the Revolving Credit Advances owing to the Assuming Lender will be as set forth on Schedule I hereto.

          2. The Non-Consenting Lender (a) represents and warrants that it is the legal and beneficial owner of the interest being sold and assigned by it hereunder and that such interest is free and clear of any adverse claim;
     (b) makes no representation or warranty and assumes no

                                    C-2-ii

     responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any of the instruments or documents furnished pursuant thereto, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any Note, or any other instrument or document furnished pursuant thereto; (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under or in respect of the Credit Agreement or any Note, or any other instrument or document furnished pursuant thereto; and (d) attaches the Revolving Credit Note held by the Non-Consenting Lender and requests that the Administrative Agent exchange such Revolving Credit Note for a new Revolving Credit Note payable to the order of the Assuming Lender in an amount equal to the Commitment assumed by the Assuming Lender pursuant hereto.

          3. The Assuming Lender (a) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 4.01(e) thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assumption Agreement; (b) agrees that it will, independently and without reliance upon the Administrative Agent, the Non-Consenting Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (c) confirms that it is an Eligible Assignee; (d) appoints and authorizes the Administrative Agent and the Sub-Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to the Administrative Agent and the Sub-Agent, respectively, by the term thereof, together with such powers and discretion as are reasonably incidental thereto; (e) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender; (f) specifies as its Applicable Lending Offices the offices set forth below its name on the signature page hereof; and (g) attaches any U.S. Internal Revenue Service forms required to be provided by it under
     Section 2.14 of the Credit Agreement, and agrees to provide from time to time any successor or other form prescribed by the Internal Revenue Service as required to be provided by it under Section 2.14 of the Credit Agreement.

          4. Following the execution of this Assumption Agreement, it will be delivered to the Administrative Agent for acceptance and recording in the Register by the Administrative Agent. The effective date for this Assumption Agreement (the "Effective Date") shall be the applicable Extension Date.

          5. Upon satisfaction of the applicable conditions set forth in Section
     2.17 (including, without limitation, the conditions set forth in Article III of the Credit Agreement) and upon such acceptance and recording in the Register by the Administrative Agent, as of the Effective Date, the Assuming Lender shall be a party to the Credit Agreement and have the rights and obligations of a Lender thereunder and, subject to the proviso set forth below, the Non-Consenting Lender shall cease to be a party thereto; provided, however, that the Non-Consenting Lender's rights and obligations under Sections 2.07(c), 2.11, 2.14 and 8.04, and its obligations under Section 7.05, of the Credit Agreement shall survive the assumption of all of the Non-Consenting Lender's rights and obligations under the Credit Agreement pursuant to this Assumption Agreement as to matters occurring prior to the Effective Date.

                                    C-2-iii

          6. This Assumption Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

          7. This Assumption Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Assumption Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Assumption Agreement.

                              Very truly yours,

                              [NAME OF ASSUMING LENDER]

                              By
                                ----------------------------
                                 Name:
                                 Title:

                              Date:              ,
                                   --------------  ----

                              Base Rate Lending Office:

                              [Address]

                              Eurocurrency Lending Office

                              [Address]

Acknowledged and Agreed to as
of this           day of              ,     :
       -----------      --------------  ----

[NAME OF NON-CONSENTING LENDER]

By
  ----------------------------
  Name:
  Title:

                                    C-2-iv


Accepted and Approved this
         day of              ,     :
---------      --------------  ----

CITIBANK, N.A., as Administrative Agent

By
  ----------------------------------
  Name:
  Title:

Approved this          day
             ----------
of                ,     :
  ----------------  ----

TRUE NORTH COMMUNICATIONS INC.

By
  ----------------------------------
  Name:
  Title:

                    SCHEDULE I TO ASSIGNMENT AND ACCEPTANCE

Percentage interest assigned:                                            ______%

Assuming Lender's Commitment:                                            $______

Aggregate outstanding principal amount of
 Revolving Credit Advances in US Dollars assumed:                        $______

Average outstanding principal amount of Revolving
 Credit Advances in lawful currency of the United
 Kingdom of Great Britain and Northern Ireland assumed:           (Pounds)______

Aggregate outstanding principal amount of Revolving Credit
 Advances in lawful currency of the Federal Republic of
 Germany assumed:                                                       DM______

Aggregate outstanding principal amount of Revolving Credit
 Advances in lawful currency of the Republic of France assumed:        FFR______

Aggregate outstanding principal amount of Revolving Credit
 Advances in lawful currency of The Swiss Confederation assumed:          ______

Aggregate outstanding principal amount of Revolving Credit
 Advances in lawful currency of The Kingdom of Netherlands assumed:       ______

Aggregate outstanding principal amount of Revolving Credit
 Advances in lawful currency of Japan assumed:                            ______

[Aggregate outstanding principal amount of Revolving Credit
 Advances in lawful currency of the European Economic and
 Monetary Union assumed:]                                                 ______

Principal amount of Revolving Credit Note payable to Assuming Lender:    $______

Effective Date:                                          _________________, ____

                                             EXHIBIT D-1 TO THE CREDIT AGREEMENT
                   FORM OF OPINION OF ASSISTANT GENERAL COUNSEL FOR THE BORROWER

                                              May 29, 1998

To each of the Lenders party to the
 Credit Agreement referred to below
 and to Citibank, N.A., as Administrative
 Agent for said Lenders

Ladies and Gentlemen:

          This opinion is furnished to you pursuant to Section 3.01(g)(iii) of the Credit Agreement dated as of May 29, 1998 (the "Credit Agreement") among True North Communications Inc. (the "Company"), the banks, financial institutions and other institutional lenders (collectively, the "Lenders") party thereto and Citibank, N.A., as Administrative Agent for the Lenders thereunder. Capitalized terms used herein shall have the same meanings as specified therefor in the Credit Agreement.

          I am the Assistant General Counsel of the Company and have acted as counsel for the Company in connection with the preparation, execution and delivery of the Credit Agreement.

          In that connection, I have examined originals or copies, certified or otherwise identified to my satisfaction, of:

          (1) The Credit Agreement; and

          (2) The Revolving Credit Notes of the Company.

          I have also examined the originals, or copies certified to my satisfaction, of such (i) certificates of public officials, (ii) certificates of officers and representatives of the Company and its Subsidiaries, and (iii) other documents and records, and I have made such inquiries of officers and representatives of the Company and its Subsidiaries, as I have deemed relevant or necessary as the basis for the opinions expressed below. I have relied as to factual matters upon, and assumed the accuracy of, such certificates and other statements, documents and records supplied to me by the Company and its Subsidiaries, and I have assumed the genuineness of all signatures (other than signatures of officers of the Company and its Subsidiaries) and the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to me as certified or photostatic copies.

          My opinions expressed below is limited to the laws of the State of Illinois and the federal law of the United States.

          Based upon the foregoing and subject to the qualifications stated herein, I am of the opinion that, as of the date hereof:

          1. The execution, delivery and performance by the Company of the Credit Agreement and the Notes, and the consummation of the transactions contemplated thereby, do not contravene any

                                    D-1-ii

judgment, order, writ, injunction, decree, determination or award binding on or affecting the Company of which I am aware.

          2. To my knowledge, there is no action, suit, investigation, litigation, arbitration or proceeding (including, without limitation, any Environmental Action) affecting the Company or any of its Subsidiaries pending or threatened before any court, governmental agency or arbitrator that purports to affect the legality, validity or enforceability of the Credit Agreement or any Note or the consummation of the transactions contemplated thereby or, except as described on Schedule 3.01(b) to the Credit Agreement, that, either individually or in the aggregate, could reasonably be expected to have a material adverse effect on the business, financial condition, operations, properties or performance of the Company and its Subsidiaries, taken as a whole.

          This opinion is being delivered to you as of the date hereof and is solely for your benefit in connection with the transaction contemplated in the Credit Agreement and may not be relied on in any manner or for any purpose by any other person or entity, nor any copies published, communicated or otherwise made available in whole or in part to any other person or entity, without my express prior written consent, except that you may furnish copies hereof to each party that becomes a Lender after the date hereof pursuant to the Credit Agreement, and such parties may rely on this opinion as if it had been originally addressed to them.

          I do not express my opinion, either implicitly or otherwise, on any issue not expressly addressed in numbered Paragraphs 1 and 2. The opinions expressed above are based solely on facts, laws and regulations existing and in effect on the date hereof, and I assume no obligation to revise or supplement these opinions should such facts change or should such laws or regulations be changed by legislative or regulatory action, judicial decision or otherwise, notwithstanding that such changes may effect the legal analysis or conclusions contained in these opinions.

                                    Very truly yours,

                                    [Name]
                                    Assistant General Counsel

                                             EXHIBIT D-2 TO THE CREDIT AGREEMENT
                                     FORM OF OPINION OF COUNSEL FOR THE BORROWER

                                                            May 29, 1998

To each of the Lenders party to the
 Credit Agreement referred to below
 and to Citibank, N.A., as Administrative
 Agent for said Lenders

Ladies and Gentlemen:

          This opinion is furnished to you pursuant to Section 3.01(g)(iii) of the Credit Agreement dated as of May 29, 1998 (the "Credit Agreement") among True North Communications Inc. (the "Company"), the banks, financial institutions and other institutional lenders (collectively, the "Lenders") party thereto and Citibank, N.A., as Administrative Agent for the Lenders thereunder. Capitalized terms used herein shall have the same meanings as specified therefor in the Credit Agreement.

          We have acted as special counsel for the Company in connection with the preparation, execution and delivery of the Credit Agreement.

          In that connection, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

          (1) The Credit Agreement;

          (2) The Revolving Credit Notes;

          (3) The Certificate of Incorporation of the Company and all amendments thereto (the "Charter");

          (4) The by-laws of the Company and all amendments thereto (the "By-laws"); and

          (5) A certificate of the Secretary of State of Delaware, dated May __, 1998, attesting to the continued corporate existence and good standing of the Company in that state.

          We have also examined the originals, or copies certified to our satisfaction, of the documents listed in a certificate of the Vice President and Treasurer of our Company, dated the date hereof (the "Certificate"), certifying that the documents listed in such certificate are all of the indentures, loan or credit agreements, leases, guarantees, mortgages, security agreements, bonds, notes and other agreements or instruments, and all of the orders, writs, judgments, awards, injunctions and decrees, that restrict or purport to restrict the Company's right to borrow money or to perform the Company's obligations under the Credit Agreement or the Notes. In addition, we have also examined the originals, or copies certified to our satisfaction, of such (i) certificates of public officials, (ii) certificates of officers and representatives of the Company and its Subsidiaries, and (iii) other documents and records, and we have made such inquiries of officers and representatives of the Company and its Subsidiaries, as we have deemed relevant or necessary as the basis for the opinion expressed below. We have relied as to factual matters upon, and assumed the

                                    D-2-ii

accuracy of, such certificates and other statements, documents and records supplied to us by the Company and its Subsidiaries, and we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

          In rendering the opinions set forth herein, we have assumed that:

          (i) all parties to the Credit Agreement, other than the Company, are duly organized, validly existing and in good standing under the laws of their respective jurisdictions of organization and have the requisite corporate power to enter into the Credit Agreement; and

          (ii) the Credit Agreement has been duly executed and delivered by all parties thereto other than the Company and constitutes the valid and binding obligation of all parties thereto other than the Company, enforceable against such parties in accordance with its terms.

          Our opinion below is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal law of the United States.

          Based upon the foregoing and subject to the qualifications stated herein, we are of the opinion that, as of the date hereof:

          1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

          2. The execution, delivery and performance by the Company of the Credit Agreement and the Notes, and the consummation of the transactions contemplated thereby, are within the Company's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the Charter or the By-laws, (ii) any law, rule or regulation applicable to the Company (including, without limitation, any usury laws) or (iii) any contractual or legal restriction contained in any document listed in the Certificate.

          3. No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body, or any Person party to any document listed in the Certificate, is required for the due execution, delivery and performance by the Company of the Credit Agreement and its Notes or for the Company's performance of any of the terms thereof.

          4. The Credit Agreement and the Notes of the Company have been duly executed and delivered on behalf of the Company.

          5. The Credit Agreement is, and after giving effect to the initial Borrowing, the Notes of the Company will be, legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

          The opinions set forth above are subject to the following qualifications:

          (a) Our opinion in paragraph 5 above as to validity, binding effect and enforceability is subject to the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws

                                    D-2-iii

relating to fraudulent transfers), reorganizations, moratorium or similar law affecting creditors' rights generally.

          (b) Our opinion in paragraph 5 above as to enforceability is subject to (i) the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law) and (ii) limitations imposed by public policy under certain circumstances on the enforceability of provisions indemnifying a party against liability for its own wrongful or negligent acts. In applying principles of equity referred to in clause (i) above, a court, among other things, might not allow a creditor to accelerate maturity of a debt upon the occurrence of a default deemed immaterial. Such principles applied by a court might include a requirement that a creditor act reasonably and in good faith.

          (c) We express no opinion as to the enforceability of the consent to jurisdiction set forth in Section 8.12(a) of the Credit Agreement.

          (d) We express no opinion as to the effect of the compliance or noncompliance of the Administrative Agent or any Lender with any state or federal laws or regulations applicable to the Administrative Agent or any of the Lenders because of the Administrative Agent's or any such Lender's legal or regulatory status, the nature of the business of the Administrative Agent of any such Lender or the qualification of any such party to conduct business in any jurisdiction.

          The opinions expressed herein are being delivered to you as of the date hereof and are solely for your benefit in connection with the transactions contemplated in the Credit Agreement and may not be relied on in any manner or for any purpose by any other person or entity, nor any copies published, communicated or otherwise made available in whole or in part to any other person or entity, without our express prior written consent, except that you may furnish copies thereof to each party that becomes a Lender after the date hereof pursuant to the Credit Agreement, and such parties may rely on this opinion as if it had been originally addressed to them.

          We do not express any opinion, either implicitly or otherwise, on any issue not expressly addressed in numbered Paragraphs 1 through 5. The opinions expressed above are based solely on facts, laws and regulations existing and in effect on the date hereof, and we assume no obligation to revise or supplement this opinion should such facts change or should such laws or regulations be changed by legislative or regulatory action, judicial decision or otherwise, notwithstanding that such changes may affect the legal analysis or conclusions contained in this opinion.

                                        Very truly yours,

                                               EXHIBIT E TO THE CREDIT AGREEMENT
                                                          TERMS OF SUBORDINATION


          1. Reference is made to (a) the Credit Agreement dated as of May 29, 1998 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement") among True North Communications Inc., a Delaware corporation (the "Company"), the banks, financial institutions and other institutional lenders (collectively, the "Lenders") party thereto and Citibank, N.A., as administrative agent (together with any successor appointed pursuant to Article VII of the Credit Agreement, the "Administrative Agent") for the Lenders thereunder, and (b) the loans and advances made by [NAME OF SUBSIDIARY OF THE COMPANY MAKING LOANS OR ADVANCES] (the "Subordinated Creditor") to [NAME OF BORROWER] (the "Payor") (such loans and advances being, collectively, the "Subordinated Indebtedness"). Capitalized terms not otherwise defined in this Agreement shall have the same meanings as specified therefor in the Credit Agreement.

          2. The Subordinated Indebtedness is, and shall be, subordinate and subject in right of payment, to the extent and in the manner hereinafter set forth, to the prior payment in full of all obligations of the Payor now or hereafter existing under or in respect of (a) the Credit Agreement and the Notes, whether direct or indirect, absolute or contingent, and whether for principal, interest (including, without limitation, interest accruing after the filing of a petition initiating any proceeding referred to in paragraph 5 below, whether or not such interest accrues after the filing of such petition for purposes of the U.S. Federal Bankruptcy Code or is an allowed claim in such proceeding), fees, commissions, expenses or otherwise and (b) any and all amendments, modifications, extensions, refinancings, renewals and refundings of the obligations referred to in clause (a) of this paragraph 2 that are made in accordance with the applicable terms thereof (all such obligations under clauses
(a) and (b) of this paragraph 2 being, collectively, the "Senior Indebtedness"). For the purposes of the provisions hereof, the Senior Indebtedness shall not be deemed to have been paid in full until the latest of (i) date of payment in full in cash of the aggregate principal amount of all outstanding Advances and all interest accrued thereon, all fees and expenses then due and payable in connection therewith and all other Senior Indebtedness then due and payable and
(ii) the Revolver Termination Date.

          3. So long as the Senior Indebtedness shall not have been paid in full, the Subordinated Creditor shall not (a) ask, demand or sue for, or except in the ordinary course of business and so long as no Default under Section 6.01(a) or 6.01(e) of the Credit Agreement or Event of Default shall have occurred and be continuing, take or receive from the Payor, directly or indirectly, in cash or other property or by setoff or in any manner (including, without limitation, from or by way of collateral), payment of all or any of the Subordinated Indebtedness, (b) commence, or join with any creditor other than the Administrative Agent in commencing, or directly or indirectly cause the Payor to commence, or assist the Payor in commencing, any proceeding referred to in paragraph 5 below or (c) request or accept any collateral or other security for the Subordinated Indebtedness. If the Subordinated Creditor, in contravention hereof, shall commence, prosecute or participate in any proceeding referred to in paragraph 5 below, then the Administrative Agent or any Lender may intervene and interpose as a defense or plea the terms of this Agreement in its own name or in the name of the Subordinated Creditor.

          4.  Upon the occurrence and during the continuance of a Default under
Section 6.01(a) or 6.01(e) of the Credit Agreement or an Event of Default, no payment or distribution of any assets of the Payor of any kind or character (including, without limitation, any payment that may be payable by reason of any other Indebtedness of the Payor being subordinated to payment of the Subordinated Indebtedness) shall be made by or on behalf of the Payor for or on account of any Subordinated Indebtedness, and the Subordinated Creditor shall not ask, demand, sue for, take or receive from the Payor, directly or indirectly, in cash or other property or by setoff or in any other manner (including, without limitation, from or by way of collateral), payment of all or any of the Subordinated Indebtedness, unless and until such Default or Event of Default shall have been cured or waived in writing or such Senior Indebtedness shall have been paid in full, after which the Payor may resume making any and all required payments in respect of the Subordinated Indebtedness (including any missed payments).

          5. In the event of any dissolution, winding up, liquidation, arrangement, reorganization, adjustment, protection, relief or composition of the Payor or its debts, whether voluntary or involuntary, in any bankruptcy, insolvency, arrangement, reorganization, receivership, relief or other similar case or proceeding under the United States Federal Bankruptcy Code or any other federal, state or foreign bankruptcy, insolvency or similar law or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Payor or otherwise, the Administrative Agent, for its benefit and the ratable benefit of the Lenders, shall be entitled to receive payment in full of all of the Senior Indebtedness before the Subordinated Creditor is entitled to receive any payment or distribution of any kind or character on account of all or any of the Subordinated Indebtedness, and, to that end, any payment or distribution of any kind or character (whether in cash, property or securities) that otherwise would be payable or deliverable upon or with respect to the Subordinated Indebtedness in any such dissolution, winding up, liquidation, case, proceeding, assignment, marshalling or otherwise (including, without limitation, any payment that may be payable by reason of any other Indebtedness of the Payor being subordinated to payment of the Subordinated Indebtedness) shall be paid or delivered directly to the Administrative Agent, for its benefit and for the ratable benefit of the Lenders, for application (in the case of cash) to, or to be held as collateral (in the case of noncash property and securities) for, the payment or prepayment of the Senior Indebtedness until all of the Senior Indebtedness shall have been paid in full.

          6. In the event that any Subordinated Indebtedness is declared due and payable before its stated maturity, if any, the Administrative Agent, for its benefit and the ratable benefit of the Lenders, shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all of the Senior Indebtedness before the Subordinated Creditor is entitled to receive any payment (including, without limitation, any payment that may be payable by reason of the payment of any other Indebtedness of the Payor being subordinated to the payment of the Subordinated Indebtedness) by the Payor on account of the Subordinated Indebtedness.

          7. Until such time as the Senior Indebtedness has been paid in full, if any proceeding referred to in paragraph 5 above is commenced by or against the Payor:

          (a) the Administrative Agent is hereby irrevocably authorized and empowered (in its own name or in the name of the Subordinated Creditor or otherwise), but shall have no obligation, to demand, sue for, collect and receive every payment or distribution referred to in paragraph 5 above and give acquittance therefor, and to file claims and proofs of claim and take such other action as it may deem necessary or advisable for the exercise or enforcement of any of the rights or interests of the Administrative Agent or any of the Lenders hereunder; and

          (b) the Subordinated Creditor shall duly and promptly take such action as the Administrative Agent may request (i) to collect the Subordinated Indebtedness for the account of the Administrative Agent, for its benefit and the ratable benefit of the Lenders, and to file appropriate claims or proofs of claim in respect of the Subordinated Indebtedness, (ii) to execute and deliver to the Administrative Agent such powers of attorney, assignments or other instruments as the Administrative Agent may request in order to enable such Administrative Agent to enforce any and all claims with respect to the Subordinated Indebtedness and (iii) to collect and receive any and all payments or distributions that may be payable or deliverable upon or with respect to the Subordinated Indebtedness.

          8. All payments or distributions upon or with respect to the Subordinated Indebtedness that are received by the Subordinated Creditor contrary to the provisions of this Agreement shall be received in trust for the benefit of the Administrative Agent and the Lenders, shall be segregated from other property or funds of the Subordinated Creditor and shall be forthwith paid over or delivered directly to the Administrative Agent, for its benefit and the ratable benefit of the Lenders, in the same form as so received (with any necessary endorsement or assignment) to be applied (in the case of cash) to, or to be held as collateral (in the case of noncash property and securities) for, the payment or prepayment of the Senior Indebtedness in accordance with the terms of the Credit Agreement and the Notes, until all of the Senior Indebtedness shall have been paid in full.

          9. To the extent that the Company, the Subordinated Creditor or any of their respective Subsidiaries or any other guarantor of or provider of collateral for the Senior Indebtedness shall make any payment on the Senior Indebtedness that is subsequently invalidated, declared to be fraudulent or preferential or set aside or is required to be repaid to a trustee, receiver or any other party under any applicable bankruptcy, insolvency or similar law or equitable cause (any such payment being a "Voided Payment"), then to the extent of such Voided Payment, that portion of the Senior Indebtedness that had been previously satisfied by such Voided Payment shall be reinstated and continue in full force and effect as if such Voided Payment had never been made. To the extent that the Subordinated Creditor shall have received any payments subsequent to the date of the initial receipt of such Voided Payment by the Administrative Agent or any Lender and such payments have not been invalidated, declared to be fraudulent or preferential or set aside or required to be repaid to a trustee, receiver or any other party under any applicable bankruptcy, insolvency or similar law or equitable cause, the Subordinated Creditor shall be obligated and hereby agrees that any such payment so made or received shall be deemed to have been received in trust for the benefit of the Administrative Agent and the Lenders, and the Subordinated Creditor hereby agrees to pay to the Administrative Agent and the Lenders, upon demand, the full amount so received by the Subordinated Creditor during such period of time to the extent necessary to fully restore to the Administrative Agent and the Lenders the amount of such Voided Payment, which amount shall be applied as set forth above in the paragraph 8.

          10. The Administrative Agent is hereby authorized to demand specific performance of the subordination provisions of this Agreement, whether or not the Payor shall have complied with any of the provisions hereof applicable to it, at any time when the Subordinated Creditor shall have failed to comply with any of the subordination provisions of this Agreement. The Subordinated Creditor hereby irrevocably waives any defense based on the adequacy of a remedy at law which might be asserted as a bar to such remedy of specific performance.

          11. No payment or distribution to the Administrative Agent or any Lender pursuant to the provisions of this Agreement shall entitle the Subordinated Creditor to exercise any rights of subrogation in respect thereof, nor shall the Subordinated Creditor have any right of reimbursement, restitution, exoneration, contribution or indemnification whatsoever from any property or assets of the Payor, the Company or any of the other guarantors, sureties or providers of collateral security for the Senior Indebtedness, or any right to participate in any claim or remedy of the Administrative Agent or any Lender against the Payor or the Company, whether or not such claim, remedy or right arises in equity or under contract, statute or common law (including, without limitation, the right to take or receive from the Payor or the Company, directly or indirectly, in cash or other property or by setoff or in any other manner, payment or security on account of such claim, remedy or right), until (i) all of the Senior Indebtedness shall have been paid in full and all of the commitments shall have expired or been terminated and (ii) the Revolver Termination Date.

          12. The holders of the Senior Indebtedness may, at any time and from time to time, without any consent of or notice to the Subordinated Creditor or any other holder of the Subordinated Indebtedness and without impairing or releasing the obligations of the Subordinated Creditor hereunder:

          (a) change the manner, place or terms of payment, or change or extend the time of payment of, or renew payment or change or extend the time or payment of, or renew or alter, the Senior Indebtedness (including any change in the rate of interest thereon), or amend in any manner any agreement under which any of the Senior Indebtedness is outstanding;

          (b) release anyone liable in any manner under or in respect of the Senior Indebtedness;

          (c) exercise or refrain from exercising any rights against the Payor or any other Person; and

          (d) apply to the Senior Indebtedness any sums from time to time received.

          13. The foregoing provisions regarding subordination are and are intended solely for the purpose of defining the relative rights of the holders of the Senior Indebtedness, on the one hand, and the holders of the Subordinated Indebtedness, on the other hand. Such provisions are for the benefit of the holders of the Senior Indebtedness and shall inure to the benefit of, and shall be enforceable by, the Administrative Agent, on behalf of itself and the Lenders, directly against the holders of the Subordinated Indebtedness, and no holder of the Senior Indebtedness shall be prejudiced in its right to enforce subordination of any of the Subordinated Indebtedness by any act or failure to act by the Payor or anyone in custody of its property or assets. Nothing contained in the foregoing provisions is intended to or shall impair, as between the Payor and the holders of the Subordinated Indebtedness, the obligations of the Payor to such holders.

          14. The agreement incorporating the foregoing provisions will be governed by, and construed in accordance with, the laws of the State of New York.